EXECUTION VERSION
SIXTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
Dated as of November 3, 2025
among
FLEETCOR FUNDING LLC and CORPAY FUNDING (UK) LIMITED,
as SPEs
CORPAY TECHNOLOGIES OPERATING COMPANY, LLC
and ALLSTAR BUSINESS SOLUTIONS LIMITED,
as Servicers
THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO,
PNC BANK, NATIONAL ASSOCIATION,
as Administrator and Swingline Purchaser
and
PNC CAPITAL MARKETS LLC,
as Structuring Agent

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Page
Section 1.1    Purchase Facility    4
Section 1.2    Making Purchases    5
Section 1.3    Purchased Interest and Capital Coverage Percentage Computation    10
Section 1.4    Settlement Procedures.    10
Section 1.5    Fees    14
Section 1.6    Payments and Computations, Etc.    14
Section 1.7    Increased Costs.    16
Section 1.8    Funding Losses    18
Section 1.9    Taxes    18
Section 1.10    Deferred Funding.    21
Section 1.11    Extension of Facility Termination Date    23
Section 1.12    Intended Tax Treatment    23
Section 1.13    Discount    23
Section 1.14    Data Protection    30
Section 1.15    UK SPE Guaranty; Grant of Security Interest.    30
Section 1.16    SPEs Jointly and Severally Liable for Obligations.    34
ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS
Section 2.1    Representations and Warranties; Covenants    35
Section 2.2    Termination Events    35
ARTICLE III

INDEMNIFICATION
Section 3.1    Indemnities by the SPEs    35
Section 3.2    Indemnities by the Servicers    37
Section 3.3    Currency Indemnity    38
ARTICLE IV

ADMINISTRATION AND COLLECTIONS
Section 4.1    Appointment of the Servicers.    38
Section 4.2    Duties of the Servicers.    39
Section 4.3    Collection Account Arrangements    40
Section 4.4    Enforcement Rights.    40

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(continued)
Page
Section 4.5    Responsibilities of the SPEs.    42
Section 4.6    Servicing Fee    42
Section 4.7    Excluded Obligors    42
ARTICLE V

THE AGENTS
Section 5.1    Appointment and Authorization    43
Section 5.2    Delegation of Duties    44
Section 5.3    Exculpatory Provisions    44
Section 5.4    Reliance by Agents    45
Section 5.5    Notice of Termination Events    46
Section 5.6    Non-Reliance on Administrator, Purchaser Agents and Other Purchasers    46
Section 5.7    Administrators and Affiliates    46
Section 5.8    Indemnification    47
Section 5.9    Successor Administrator    47
Section 5.10    Erroneous Payments    47
Section 5.11    Credit Insurance Policies    50
Section 5.12    UK Security Provisions    52
ARTICLE VI

MISCELLANEOUS
Section 6.1    Amendments, Etc    52
Section 6.2    Notices, Etc    53
Section 6.3    Successors and Assigns; Participations; Assignments.    54
Section 6.4    Costs, Expenses and Taxes    57
Section 6.5    No Proceedings; Limitation on Payments    57
Section 6.6    GOVERNING LAW AND JURISDICTION.    59
Section 6.7    Confidentiality    59
Section 6.8    Execution in Counterparts    60
Section 6.9    Survival of Termination    60
Section 6.10    WAIVER OF JURY TRIAL    60
Section 6.11    Sharing of Recoveries    60
Section 6.12    Right of Setoff    61
Section 6.13    Entire Agreement    61

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(continued)
Page
Section 6.14    Headings    61
Section 6.15    Purchaser Groups’ Liabilities    61
Section 6.16    USA Patriot Act    61
Section 6.17    [Reserved]    62
Section 6.18    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    62

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(continued)

EXHIBIT I    Definitions
EXHIBIT II    Conditions Precedent to Effectiveness and Purchases
EXHIBIT III    Representations and Warranties
EXHIBIT IV    Covenants
EXHIBIT V    Termination Events

SCHEDULE I    Credit and Collection Policy
SCHEDULE II    Collection Account Banks and Lock-Box
SCHEDULE III    Trade Names
SCHEDULE IV    Actions and Proceedings
SCHEDULE V    Purchaser Groups and Commitments
SCHEDULE VI    Addresses
SCHEDULE VII    Excluded Obligors
SCHEDULE VIII    Existing Corpay VAT Group Members

ANNEX A        Form of Monthly Information Package
ANNEX B-1        Form of Purchase Notice
ANNEX B-2        Form of Swingline Purchase Notice
ANNEX C        Form of Assumption Agreement
ANNEX D        Form of Transfer Supplement
ANNEX E        Form of Weekly Information Package
ANNEX F        Form of Paydown Notice
ANNEX G        Form of No Proceedings Letter Agreement
ANNEX H        Form of Excluded Obligor Request
ANNEX I        Closing Memorandum

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This SIXTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of November 3, 2025 by and among the following parties:
i.    FLEETCOR FUNDING LLC, a Delaware limited liability company (the     “U.S. SPE”);
ii.    CORPAY FUNDING (UK) LIMITED, a private limited company organized under     the laws of England and Wales (the “UK SPE” and together with the U.S. SPE,     the “SPEs” and each, an “SPE”);
iii.CORPAY TECHNOLOGIES OPERATING COMPANY, LLC, a Louisiana limited liability company (“Corpay”), as an initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “U.S. Servicer”);
iv.ALLSTAR BUSINESS SOLUTIONS LIMITED, a private limited organized under the laws of England and Wales (“Allstar”), as an initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “UK Servicer” and together with the U.S. Servicer, the “Servicers” and each, a “Servicer”);
v.    PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Committed Purchaser,     as the sole Swingline Purchaser, as the Purchaser Agent for its Purchaser Group     and as the Administrator;
vi.    PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as     Structuring Agent;
vii.    WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as a     Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
viii.FIFTH THIRD BANK, NATIONAL ASSOCIATION (“Fifth Third”), as a     Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
ix.    MUFG BANK, LTD. (“MUFG”), as a Committed Purchaser and as the Purchaser     Agent for its, Gotham’s and Victory’s Purchaser Group;
x.    GOTHAM FUNDING CORPORATION (“Gotham”), as a Conduit Purchaser for     MUFG’s Purchaser Group;
xi.    VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit Purchaser     for MUFG’s Purchaser Group;
xii.    MIZUHO BANK, LTD. (“Mizuho”), as a Committed Purchaser;
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xiii.THE TORONTO-DOMINION BANK (“TD Bank”), as a Committed Purchaser and as the Purchaser Agent for its, GTA Funding’s, Cabot Trail Funding’s and Reliant Trust’s Purchaser Group;
xiv.CABOT TRAIL FUNDING LLC (“Cabot Trail Funding”), as a Conduit Purchaser     for TD Bank’s Purchaser Group;
xv.    GTA FUNDING LLC (“GTA Funding”), as a Conduit Purchaser for TD Bank’s     Purchaser Group;
xvi.RELIANT TRUST, as a Conduit Purchaser for TD Bank’s Purchaser Group;
xvii.THE BANK OF NOVA SCOTIA (“Scotia”), as a Committed Purchaser and as the     Purchaser Agent for its and Liberty Street’s Purchaser Group;
xviii.LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for Scotia’s     Purchaser Group; and
xix.THE VARIOUS OTHER PURCHASERS AND PURCHASER AGENTS FROM     TIME TO TIME PARTY HERETO.
Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.
PRELIMINARY STATEMENTS
On the terms and subject to the conditions set forth herein, (i) the U.S. SPE desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, (ii) the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers, (iii) the UK SPE desires, in consideration for a fee, to guaranty the Obligations and to pledge certain receivables and all other assets of the UK SPE to the Administrator (for the benefit of the Purchasers) as collateral security for all the UK SPE’s obligations hereunder and (iv) each Servicer desires to service and administer such receivables.
In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
AMENDMENT AND RESTATEMENT; JOINDER OF PARTIES
(a)    Amendment and Restatement. This Agreement amends and restates in its entirety, as of the Closing Date, the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”), among the U.S. SPE, the U.S. Servicer, the Administrator, PNC and the Purchaser Parties party thereto. Notwithstanding the

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amendment and restatement of the Original Agreement by this Agreement, (i) the U.S. SPE and U.S. Servicer shall continue to be liable to each of the parties to the Original Agreement or any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) for fees and expenses which are accrued and unpaid under the Original Agreement on the date hereof and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement, (ii) the security interest created under the Original Agreement in favor of the Administrator shall remain in full force and effect under this Agreement and (iii) all Capital and Discount outstanding or owing under the Original Agreement shall be and constitute Capital and Discount outstanding or owing under this Agreement. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement.
(b)Joinder of Parties. Effective as of the date hereof, (i) Reliant Trust hereby becomes a party to this Agreement as a Conduit Purchaser with all the rights, interests, duties and obligations of a Conduit Purchaser and (ii) Reliant Trust hereby becomes a related Conduit Purchaser in the Purchaser Group for which TD Bank is the Purchaser Agent.
(c)Consents. The parties hereto hereby consent to the joinder of Reliant Trust as a party to this Agreement on the terms set forth in clause (b) above.
(d)Credit Decision. Reliant Trust (i) confirms to the Administrator that it has received a copy of this Agreement, the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and (ii) agrees that it will, independently and without reliance upon the Administrator (in any capacity) or any of its Affiliates, based on such documents and information as Reliant Trust shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and any other Transaction Document. The Administrator makes no representation or warranty and assumes no responsibility with respect to (x) any statements, warranties or representations made in or in connection with this Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto or (y) the financial condition of any of SPE, any Servicer, the parties to the Performance Guaranty or the Originators or the performance or observance by any SPE, any Servicer, any party to the Performance Guaranty or any Originators of any of their respective obligations under this Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.

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ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES
Section 1.1Purchase Facility.
(a)On the terms and subject to the conditions hereof, the U.S. SPE may, from time to time before the Facility Termination Date, request that (i) the Swingline Purchaser make purchases from the U.S. SPE of, and reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest pursuant to Section 1.2(d) (each such Purchase, a “Swingline Purchase”), and/or (ii) the Purchasers ratably make purchases from the U.S. SPE of, and reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest. Each purchase requested by the U.S. SPE pursuant to Section 1.2(a) (each, a “Purchase”) shall be made ratably (based on Ratable Shares) by the respective Purchaser Groups, and each Purchaser Group’s Ratable Share of each Purchase shall be made and funded (i) if such Purchaser Group contains a Conduit Purchaser and such Conduit Purchaser elects (in its sole discretion) to make and fund such portion of such Purchase, by such Conduit Purchaser, or (ii) if such Purchaser Group does not contain a Conduit Purchaser or if the Conduit Purchaser in such Purchaser Group declines (in its sole discretion) to make or fund such portion of such Purchase, by the Committed Purchaser in such Purchaser Group. Subject to Section 1.4(a) concerning Reinvestments, at no time will any Conduit Purchaser have any obligation to make or fund a Purchase. Each Committed Purchaser hereby severally agrees, on the terms and subject to the conditions hereof, to make Purchases before the Facility Termination Date (or on a later Deferred Funding Date pursuant to Section 1.10), equal to its Purchaser Group’s Ratable Share of each Purchase; provided, however, that (i) under no circumstances shall the Swingline Purchaser make (or be obligated to make) any Swingline Purchase if after giving effect thereto, (A) the Swingline Capital would exceed the Swingline Sub-Limit or (B) the Aggregate Capital would (after giving effect to all Purchases and Reinvestments on such date) exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser and (ii) under no circumstances shall any Purchaser make (or be obligated to make) any Purchase or Reinvestment (other than a Swingline Purchase) hereunder if, after giving effect to such Purchase or Reinvestment (A) the Group Capital of such Purchaser’s Purchaser Group would exceed such Purchaser Group’s Commitment, (B) the Aggregate Capital would (after giving effect to all Purchases and Reinvestments on such date) exceed the Purchase Limit, (C) the Purchased Interest would exceed 99.90% or (D) the Capital Coverage Percentage would exceed 100.00%.
(b)The U.S. SPE may, upon 30 days’ written notice to the Administrator and each Purchaser Agent, reduce the unfunded portion of the Swingline Sub-Limit and/or the Purchase Limit in whole or in part (but not below the amount which would cause the Group Capital of any Purchaser Group to exceed its Commitment (after giving effect to such reduction)); provided that (i) with respect to the Purchase Limit, each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and, unless terminated in whole, the Purchase Limit shall in no event be reduced below $250,000,000, and (ii) with respect to the Swingline Sub-Limit, each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof. Such reduction (other than a reduction of the Swingline Sub-Limit) shall, unless otherwise agreed to in writing by the U.S. SPE, the Administrator and each Purchaser Agent be applied ratably to reduce the Commitment of each Purchaser Group.
(c)Provided that no Termination Event or Unmatured Termination Event has occurred and is continuing, upon notice to the Administrator and each Committed Purchaser, the U.S. SPE may request on a one-time basis that some or all of the Committed Purchasers increase their respective Commitments, in an aggregate amount such that after giving effect thereto the

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Purchase Limit shall not exceed $2,600,000,000; provided, that such request for an increase shall be in a minimum amount of $50,000,000.  At the time of sending such notice with respect to the Committed Purchasers, the U.S. SPE (in consultation with the Administrator) shall specify (i) the aggregate amount of such increase (such amount, the “Requested Purchase Limit Increase”) and (ii) the time period within which the Committed Purchasers are requested to respond to the U.S. SPE’s request (which shall in no event be less than thirty (30) days from the date of delivery of such notice to the Administrator).  Each of the Committed Purchasers shall notify the Administrator, the U.S. SPE and the Servicer within the applicable time period (which shall not be less than thirty (30) days) whether or not such Committed Purchaser agrees, in its sole discretion, to make such increase to such Committed Purchaser’s Commitment or otherwise agrees to any lesser increase in its Commitment.  Any Committed Purchaser not responding within such time period shall be deemed to have declined to consent to an increase in such Committed Purchaser’s Commitment.  In the event that one or more Committed Purchasers fails to consent to all or any portion of any such request for an increase in its Commitment, the U.S. SPE may (in consultation with the Administrator) request that any unaccepted portion of the requested increases in Commitments be allocated to one or more willing Committed Purchasers as agreed in writing among the U.S. SPE, the Administrator and such willing Committed Purchasers (in each case, in their sole discretion), such that such Committed Purchasers’ increase in their Commitment exceeds each such Committed Purchaser’s ratable share.  Any such Committed Purchaser may agree, in its sole discretion, to such increase in its Commitment.  If the Commitment of any Committed Purchaser is increased in accordance with this Section 1.1(c), the Administrator, such Committed Purchaser, the U.S. SPE and the Servicer shall determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase and, if applicable, rebalance Capital among the Purchasers such that after giving effect thereto, the aggregate outstanding Capital of the Purchasers is distributed ratably among the Purchasers; provided, that only the consent of the U.S. SPE, the Administrator and each Committed Purchaser then increasing its Commitment shall be required and, on the date of such increase in accordance with this Section 1.1(c), the U.S. SPE shall be entitled to make non-ratable voluntary reductions in the Capital of non-increasing Committed Purchasers funded by non-ratable Purchases funded by increasing Committed Purchasers such that, after giving effect to such reductions and Purchases, the aggregate outstanding Capital of the Purchasers is distributed ratably among the Purchasers.
Section 1.2Making Purchases.
(a)Purchase Notices. Each Purchase (excluding any Reinvestment or Swingline Purchase) of undivided percentage ownership interests with regard to the Purchased Interest hereunder may be made on any day upon the U.S. SPE’s irrevocable written notice in the form of Annex B-1 (each, a “Purchase Notice”) delivered to the Administrator in accordance with Section 6.2, at any time when PNC (or an Affiliate thereof) is the Administrator hereunder and the U.S. SPE has entered into a PINACLE Agreement, then any request for a Purchase made using PINACLE shall constitute a Purchase Notice, and each Purchase made pursuant to such service shall be made on the date such Purchase Notice is received by the Administrator; provided that, such Purchase Notice or request for a Purchase made using PINACLE must be received by the Administrator before 4:00 p.m. Eastern Time on the Business Day before the proposed date of such Purchase, so long as such date is a Business Day, and any other Purchase Notice must be received by the Administrator before 12:00 noon Eastern Time on the Business Day before the proposed date of such Purchase the requested Purchase Date. The Administrator shall provide to each Purchaser Agent each Purchase Notice promptly following receipt thereof. Any Purchase Notice made after such applicable time shall be deemed to have been made on the following Business Day. Each Purchase Notice shall specify: (A) the amount requested to be paid to the U.S. SPE (such amount, which shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000, with respect to each Purchaser Group, (B) the date of such Purchase

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(which shall be a Business Day) and (C) the pro forma calculation of the Purchased Interest and the Capital Coverage Percentage after giving effect to the increase in the Aggregate Capital and (D) other than for a Purchase Notice made pursuant to PINACLE, the allocation of such amount among the Purchasers, which shall be ratable based on the Commitments and (E) the account to which the proceeds of such Purchasers shall be distributed.
(b)Funding Purchases.
(i)On the date of each Purchase (excluding any Reinvestment or Swingline Purchase) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each applicable Purchaser shall, upon satisfaction of the applicable conditions set forth in Exhibit II, deliver to the Administrator by wire transfer of immediately available funds at the account from time to time designated in writing by the Administrator, an amount equal to the portion of Capital relating to the undivided percentage ownership interest then being funded by such Purchaser. On the date of each Purchase (excluding any Reinvestment or Swingline Purchase), the Administrator will make available to the U.S. SPE, in same day funds at the account from time to time designated in writing by the U.S. SPE to the Administrator, the amount of Capital to be funded by all Purchasers in respect of such Purchase.
(ii)Unless the Administrator shall have received notice from a Purchaser or Purchaser Agent prior to the proposed date of any Purchase (excluding any Reinvestment or Swingline Purchase) that such Purchaser’s or Purchaser Agent’s Purchaser Group will not make available to the Administrator such Purchaser Group’s share of such Purchase, the Administrator may assume that such Purchaser Group has made such share available on such date in accordance with the foregoing clause (b)(i) and may, in reliance upon such assumption, make available to the U.S. SPE a corresponding amount. In such event, if a Purchaser Group has not in fact made its share of the applicable Purchase available to the Administrator, then the Committed Purchaser in such Purchaser Group and the SPEs severally agree to pay to the Administrator forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the U.S. SPE to but excluding the date of payment to the Administrator, at (i) in the case of such Committed Purchaser, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation or (ii) in the case of the SPEs, the Base Rate. If such Committed Purchaser pays such amount to the Administrator, then such amount shall constitute such Committed Purchaser’s Capital included in such Purchase. If the SPEs and such Committed Purchaser shall pay such interest to the Administrator for the same or an overlapping period, the Administrator shall promptly remit to the U.S. SPE the amount of such interest paid by the SPEs for such period. Any such payment by the SPEs shall be without prejudice to any claim the SPEs may have against a Committed Purchaser that shall have failed to make such payment to the Administrator.
(c)Swingline Purchases.
(i)Swingline Purchase Notices. If the U.S. SPE desires that the Swingline Purchaser make a Swingline Purchase on any Business Day, the U.S. SPE shall provide the Swingline Purchaser and the Administrator with prior irrevocable written notice thereof in the form of Annex B-2 (each, a “Swingline Purchase Notice”) in accordance with Section 6.2 not later than 12:00 p.m. (Eastern Time) on such Business Day. Each Swingline Purchase Notice shall specify: (A) the amount of Capital requested to be paid to the U.S. SPE (such amount, which shall not be less than $500,000 (or such lesser

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amount as agreed to by the Swingline Purchaser) and shall be in integral multiples of $100,000, (B) the date of such Swingline Purchase (which shall be a Business Day and which may be the same Business Day on which such Swingline Purchase Notice is delivered) and (C) the pro forma calculation of the Purchased Interest and the Capital Coverage Percentage after giving effect to the increase in the Aggregate Capital, provided that, at any time when PNC (or an Affiliate thereof) is both the Administrator and the sole Swingline Purchaser hereunder, if the U.S. SPE enters into a separate written agreement with the Administrator regarding Administrator’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrator), then any request for an “advance” delivered using such service shall constitute a Swingline Purchase Notice, and each Swingline Purchase made pursuant to such service shall be made on the date such Swingline Purchase Notice is received by the Swingline Purchaser not later than 4:00 p.m. (Eastern Time).
(ii)Funding Swingline Purchases. On the applicable Purchase Date for such Swingline Purchase, upon satisfaction of the applicable conditions precedent set forth in Exhibit II, the Swingline Purchaser shall make available to the U.S. SPE in same day funds, at the account from time to time designated in writing by the U.S. SPE to the Swingline Purchaser, an amount equal to the Capital requested by the U.S. SPE pursuant to the related Swingline Purchase Notice. Only one (1) Swingline Purchase Notice may be outstanding for any Business Day.
(iii)Swingline Settlements. Each of the Purchasers acknowledges that the Swingline Purchaser will make Swingline Purchases on same-day notice to facilitate the administration of the facility evidenced by this Agreement, but that the Swingline Purchaser will do so based on its expectation that not later than the next succeeding Swingline Settlement Date (or, if sooner, the Facility Termination Date), each other Purchaser will purchase its Ratable Share of the aggregate outstanding Swingline Capital at par. Accordingly, not later than 9:00 a.m. (Eastern Time) on each Swingline Settlement Date and on the Facility Termination Date, if any Swingline Capital is then outstanding, the Swingline Purchaser shall send a written statement (a “Swingline Statement”) to each of the other Purchasers setting forth the amount of the outstanding Swingline Capital and each such Purchaser Group’s Ratable Share thereof (such Purchaser Group’s “Swingline Settlement Amount”). Not later than 3:00 p.m. (Eastern Time) on the Business Day of delivery of each Swingline Statement, each Committed Purchaser shall (or shall cause its related Conduit Purchaser to) purchase from the Swingline Purchaser an amount of the outstanding Swingline Capital equal to its Purchaser Group’s Swingline Settlement Amount by paying to the Swingline Purchaser in immediately available funds an amount equal to such Purchaser’s Swingline Settlement Amount; provided that the Committed Purchaser that is also the Swingline Purchaser shall be automatically deemed to have made such payment in its capacity as a Committed Purchaser. Upon payment to the Swingline Purchaser of the Swingline Settlement Amount, the paying Purchaser’s aggregate outstanding Capital shall be increased by the amount of such payment and the Swingline Purchaser’s aggregate outstanding Capital shall be reduced by the amount of such payment. All Discount (and Fees) accrued on or with respect to the Swingline Capital prior to such payment shall remain payable to the Swingline Purchaser for its own account.
(iv)Failure to Settle. If any Purchaser Group fails to pay its Swingline Settlement Amount in full to the Swingline Purchaser by the time and date required by Section 1.2(c)(iii), (i) the unpaid amount of such Swingline Settlement Amount shall bear interest, payable by the Committed Purchaser in such Purchaser Group to the Swingline Purchaser upon demand, at a rate per annum equal to the applicable Discount Rate, and if

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not paid within three (3) Business Days of the Swingline Purchaser’s demand, at a rate per annum equal to the greater of (x) 3.0% per annum above the Base Rate in effect on such day and (y) the applicable Discount Rate, and (ii) the Swingline Purchaser may cancel or suspend availability of the Swingline Sub-Limit and shall have no obligation to make additional Swingline Purchasers. The Swingline Purchaser (whether individually or as Administrator) shall not be obligated to transfer to any Purchaser in such a defaulting Purchaser Group any payments received by it for the benefit of such defaulting Purchaser Group, nor shall the members of such defaulting Purchaser Group be entitled to the sharing of any payments hereunder (including any Capital, Discount, Fees or other amounts). Amounts payable to such defaulting Purchaser Group shall instead be paid to the Swingline Purchaser in reduction of such defaulting Purchaser Group’s obligation to pay its Swingline Settlement Amount or interest thereon. This Section shall remain effective with respect to a defaulting Purchaser Group until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Purchaser, or relieve or excuse the performance by any SPE of its duties and obligations hereunder.
(d)Sale of Undivided Interests. Effective on the date of each Purchase pursuant to Section 1.2(b), each Swingline Purchase pursuant to Section 1.2(c) and each Reinvestment pursuant to Section 1.4, the U.S. SPE hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, according to each such Purchaser’s Capital) an undivided percentage ownership interest in: (i) each U.S. Receivable then included in the Receivables Pool, (ii) all Related Security with respect to such U.S. Receivables, and (iii) all Collections with respect to, and other proceeds of, such U.S. Receivables and Related Security.
(e)Grant of Security Interest by U.S. SPE. To secure all of the U.S. SPE’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the U.S. SPE hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the U.S. SPE’s right, title and interest (including any undivided interest of the U.S. SPE) in, to and under all Pool Assets whether now or hereafter owned, existing or arising. The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC. The U.S. SPE hereby authorizes the Administrator (for the benefit of the Purchasers) to file financing statements in each jurisdiction the Administrator deems necessary and appropriate to perfect its security interest in the Pool Assets, describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. Except as expressly set forth herein and in the other Transaction Documents, the Administrator shall not agree in writing to release all or a material portion of the Pool Assets from its security interest created hereunder without the consent of all Purchaser Agents.
(f)Addition of Purchasers. The U.S. SPE may, with the written consent of the Administrator and each Purchaser Agent, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Purchaser to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, however, that the Commitment of any Purchaser may only be increased with the prior written consent of such Purchaser. Each new Purchaser (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator and the U.S. SPE, an Assumption Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers, be executed by each Person in such new Purchaser’s Purchaser Group).

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(g)Several Obligations. Each Committed Purchaser’s obligation hereunder shall be several, such that the failure of any Committed Purchaser to make a payment in connection with any Purchase hereunder shall not relieve any other Committed Purchaser of its obligation hereunder to make payment for any Purchase. If any Committed Purchaser becomes a Defaulting Purchaser, the U.S. SPE may, at its sole expense and effort, upon written notice to such Committed Purchaser, its Purchaser Agent and the Administrator, require such Defaulting Purchaser and its related Conduit Purchaser (if any) to assign and delegate, without recourse (in accordance with and subject to all applicable transfer restrictions), all its interests, rights and obligations under this Agreement and the other Transaction Documents to another appropriate financial institution that shall assume such Defaulting Purchaser’s and (if applicable) Conduit Purchaser’s obligations (which assignee may be an existing Purchaser); provided that (A) the U.S. SPE shall have received the prior written consent of the Administrator and the Majority Purchaser Agents, which consents shall not be unreasonably withheld, (B) such Defaulting Purchaser and the other members of its Purchaser Group shall have received payment of an amount equal to their outstanding Capital and, if applicable, accrued Discount and Fees thereon and all other amounts then owing to them hereunder from the assignee or the U.S. SPE and (C) for the avoidance of doubt, no Purchaser shall have any obligation to accept any such assignment or delegation from a Defaulting Purchaser or its related Conduit Purchaser or to fund any Defaulting Purchaser’s share of any Purchase, in either case, except as otherwise agreed in writing by such Purchaser in its sole discretion. A Defaulting Purchaser shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Defaulting Purchaser or otherwise, the circumstances entitling the U.S. SPE to require such assignment and delegation have ceased to apply.
Section 1.3Purchased Interest and Capital Coverage Percentage Computation. The Purchased Interest and Capital Coverage Percentage shall be initially computed on the Closing Date. Thereafter, until the Facility Termination Date, the Purchased Interest and Capital Coverage Percentage shall be automatically recomputed (or deemed to be recomputed) on each Business Day; provided, however, that on each Termination Day, the Purchased Interest shall be deemed to be not less than 99.90% for all purposes hereof. The Purchased Interest shall become zero on the Final Payout Date.
Section 1.4Settlement Procedures.
(a)The Servicers shall set aside and hold in trust for the benefit of the Administrator, the Purchasers, the Purchaser Agents and the other Affected Persons and Indemnified Parties (or, if so requested by the Administrator, segregate in a separate account designated by the Administrator, which shall be an account maintained and controlled by the Administrator unless the Administrator otherwise instructs in its reasonable discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicers or the SPEs or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 2 of Exhibit II with respect to Reinvestments are satisfied on such date, the Servicers may release to the SPEs from such Collections the amount (if any) necessary to pay (i) the purchase price for Receivables purchased by the SPEs on such date in accordance with the terms of the applicable Sale Agreement or (ii) or amounts owing by the SPEs under the Company Notes, Parent Company Subordinated Loan or any Subordinated Loan Agreement (each such release, a “Reinvestment”). On each Settlement Date, the Servicers (or, following its assumption of control of the Collection Accounts or any similar enforcement event, the Administrator) shall, distribute such Collections in the following order of priority:
(i)first, solely if such Settlement Date is a Monthly Settlement Date, to the Servicers for the payment of the accrued Servicing Fees payable for the most recently

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ended calendar month (plus, if applicable, the amount of Servicing Fees payable for any prior calendar month to the extent such amount has not been distributed to the Servicers);
(ii)second, solely if such Settlement Date is a Monthly Settlement Date, to the Administrator for distribution to each Purchaser, Purchaser Agent and the other Affected Persons and Indemnified Parties (ratably, based on the amount then due and owing), all accrued and unpaid Discount and Fees due to such Purchaser, Purchaser Agent and the other Affected Persons or Indemnified Parties for the immediately preceding Yield Period (including any additional amounts or indemnified amounts payable under Sections 1.7 and 3.1 in respect of such payments), plus, if applicable, the amount of any such Discount and Fees (including any additional amounts or indemnified amounts payable under Sections 1.7 and 3.1 in respect of such payments) payable for any prior Yield Period to the extent such amount has not been distributed to such Purchaser, Purchaser Agent and the other Affected Persons or Indemnified Parties;
(iii)third, as set forth in clause (x), (y) or (z) below, as applicable:
(b)(x)    prior to the occurrence of the Facility Termination Date, to the extent the Purchased Interest exceeds 99.90% or the Capital Coverage Percentage exceeds 100.00% on such date, to the Administrator for distribution to the Purchasers (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to cause both the Purchased Interest to not exceed 99.90% and the Capital Coverage Percentage to not exceed 100.00%;
(c)(y)    on and after the occurrence of the Facility Termination Date, to the Administrator for distribution to each Purchaser (ratably, based on the aggregate outstanding Capital of each such Purchaser at such time) for the payment in full of the aggregate outstanding Capital of such Purchaser at such time; or
(d)(z)    prior to the occurrence of the Facility Termination Date, at the election of the U.S. SPE and in accordance with Section 1.4(c), to the Administrator for distribution to each Purchaser (ratably, based on the aggregate outstanding Capital of each such Purchaser at such time) payment of all or any portion of the outstanding Capital of the Purchasers at such time (ratably, based on the aggregate outstanding Capital of each Purchaser at such time);
(i)fourth, to the Administrator for distribution to each Purchaser, Purchaser Agent and the other Affected Persons and Indemnified Parties (ratably, based on the amount then due and owing), for the payment of all other Obligations then due and owing by the SPEs to the Purchaser, Purchaser Agent and the other Affected Persons and Indemnified Parties;
(ii)fifth, to the UK SPE for its own account, the amount of any guaranty fee then payable to it by the US SPE pursuant to Section 1.15; and

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(iii)sixth, the balance, if any, to be paid to the SPEs, each for its own account, in such proportions as the Servicers shall determine pursuant to internal policies of the Servicers and their Affiliates.
(iv)Amounts payable pursuant to clauses first through fourth above shall be paid first from available Collections on U.S. Receivables and other Pool Assets relating to U.S. Receivables, and second, to the extent necessary in order to make all such payments in full, from Collections on UK Receivables and other Pool Assets relating to UK Receivables, which Collections on UK Receivables and other Pool Assets relating to UK Receivables shall be applied in satisfaction of the UK SPE’s obligations under the UK SPE Guaranty. Amounts payable pursuant to clause fifth above shall only be paid from available Collections on U.S. Receivables and other Pool Assets relating to U.S. Receivables. U.S. SPE’s right to receive payments (if any) from time to time pursuant to clause sixth above shall, to the extent arising from Collections on Pool Receivables, constitute compensation to the U.S. SPE for the Administrator’s, any Purchaser’s, any Purchaser Agent’s and any other Affected Person’s or Indemnified Party’s interests in the Pool Assets of the U.S. SPE. The UK SPE’s right to receive payments (if any) from time to time pursuant to clause sixth above shall, to the extent arising from Pool Assets, constitute (i) first, reimbursement of the UK SPE of any amounts paid under the UK SPE Guaranty and (ii) second, compensation to the UK SPE for the UK SPE’s provision of the UK SPE Guaranty. At any time that the Administrator is then making the distributions described above, the Servicers shall provide the Administrator with such information as may be necessary to distinguish U.S. Receivables and UK Receivables and, in the absence of such instructions, the Administrator shall first apply Collections denominated in Dollars and then Collections denominated in an Alternative Currency.
(e)For the purposes of this Section 1.4:
(i)if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by an SPE or any Affiliate of any SPE, or any Servicer or any Affiliate of any Servicer or any other Person (including, if applicable, the originator of such Receivable), or any setoff or dispute between any SPE or any Affiliate of an SPE, or any Servicer or any Affiliate of any Servicer and an Obligor, the SPE that purchased such Pool Receivable pursuant to a Sale Agreement shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to an Eligible Collection Account owned by such SPE for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4;
(ii)if on any day any of the representations or warranties in Sections 1(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the SPE that purchased such Pool Receivable pursuant to a Sale Agreement shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay any and all such amounts to an Eligible Collection Account owned by such SPE (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to this Section 1.4 (Collections deemed to have been received pursuant to clause (i) or (ii) of this paragraph (b) are hereinafter referred to as “Deemed Collections”);

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(iii)except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable (or from a Credit Insurer if applicable) shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(iv)if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the SPEs and, accordingly, such Person shall have a claim against the SPEs for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
(f)If at any time the U.S. SPE shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital) the U.S. SPE may do so as follows:
(i)the U.S. SPE shall give the Administrator (for distribution to each Purchaser Agent) and the applicable Servicer written notice in the form of Annex F (each, a “Paydown Notice”), which Paydown Notice shall be provided by the Administrator to each Purchaser Agent promptly following receipt thereof, (A) for any reduction of the Aggregate Capital (other than Swingline Capital) less than or equal to $300,000,000 (or such greater amount as agreed to by the Administrator and the Majority Purchaser Agents) (1) at any time when PNC (or an Affiliate thereof) is the Administrator hereunder and the U.S. SPE has entered into a PINACLE Agreement, no later than 4:00 p.m. (Eastern Time) at least one Business Day prior to the date of such reduction or (2) otherwise, no later than 12:00 p.m. (Eastern Time) at least one Business Day prior to the date of such reduction, (B) for any reduction of the Aggregate Capital (other than Swingline Capital) greater than $300,000,000 (1) at any time when PNC (or an Affiliate thereof) is the Administrator hereunder and the U.S. SPE has entered into a PINACLE Agreement, no later than 4:00 p.m. (Eastern Time) at least three Business Days prior to the date of such reduction or (2) otherwise, no later than 12:00 p.m. (Eastern Time) at least three Business Days prior to the date of such reduction, and (C) with respect to Swingline Capital, (i) at any time when PNC (or an Affiliate thereof) is both the Administrator and the sole Swingline Purchaser hereunder, and to the extent the U.S. SPE has entered into a separate written Agreement with the Administrator regarding Administrator’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrator) pursuant to Section 1.2 (c)(i) hereof, not later than 4:00 p.m. (Eastern Time) on the date of such reduction for any reduction of Swingline Capital, or (ii) otherwise not later than 12:00 p.m. (Eastern Time) on the date of such reduction for any reduction of Swingline Capital, and, in each case, each such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;
(ii)on the proposed date of commencement of such reduction and on each day thereafter, the Servicers shall cause Collections not to be Reinvested until the amount thereof not so Reinvested shall equal the desired amount of reduction; and
(iii)the Servicers shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Capital, for payment to (x) if other than Swingline Capital, the Administrator (for the account of such Purchaser) on the next Weekly

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Settlement Date with respect to any Portions of Capital maintained by such Purchaser immediately following the related current Yield Period, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to the Administrator (for the account of such Purchaser) only when in fact finally so paid and (y) if Swingline Capital, the Swingline Purchaser as a reduction in the amount of outstanding Swingline Capital;
provided, that:
(A)if not relating to Swingline Capital, the amount of any such reduction shall be not less than $100,000 for each Purchaser Group and shall be an integral multiple of $100,000, and the entire Aggregate Capital after giving effect to such reduction shall be not less than $50,000,000; and
(B)with respect to any Portion of Capital, the U.S. SPE shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.
Section 1.5Fees. The U.S. SPE shall pay to (or for the account of) the Administrator, the Structuring Agent, the Purchasers and the Purchaser Agents, in accordance with Sections 1.4 and 1.6, certain fees in the amounts and on the dates set forth in one or more fee letter agreements entered into from time to time among the Servicers, the U.S. SPE, and the Administrator, the Structuring Agent or the applicable Purchaser Agent, respectively, (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Purchaser Group Fee Letter”) and each of the Purchaser Group Fee Letters may be referred to collectively as, the “Fee Letters”).
Section 1.6Payments and Computations, Etc.
(a)Unless otherwise specified in this Agreement, all amounts to be paid or deposited by any SPE or any Servicer hereunder to or for the account of the Administrator, any Purchaser, any Purchaser Agent and any other Affected Person or Indemnified Party shall be paid or deposited without reduction for offset or counterclaim and shall be paid or deposited no later than 12:00 p.m. (Eastern Time) on the day when due in same day funds to the account designated by the Administrator for such purpose, and the Administrator shall promptly distribute such amounts to the Purchaser Agents (or, with respect to any payment owed to the Administrator for its own account, the Administrator shall retain such payment for its own account) for the account of the members of their respective Purchaser Groups (including their respective related Affected Persons and Indemnified Parties) as follows in accordance with the order of priority set forth in Section 1.4. Upon each Purchaser Agent’s receipt of any such payment from the Administrator, such Purchaser Agent shall promptly distribute such payment to the members of its Purchaser Group for which account(s) such payments were made, and the Administrator shall have no obligation or liability for any such distribution made or to be made by any Purchaser Agent. The Administrator’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of Capital, Discount, Fees and other amounts owing under this Agreement to the Administrator, each Purchaser, each Purchaser Agent and each other Affected Person and Indemnified Party.
(b)Unless the Administrator shall have received notice from any SPE prior to the date on which any payment is due to the Administrator for the account of the Purchasers hereunder that any SPE (or any Servicer on its behalf) will not make such payment (including because Collections are not available therefor), the Administrator may assume that such SPE has made or will make such payment on such date in accordance herewith and may (but shall not be

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obligated to), in reliance upon such assumption, distribute to the Purchaser Agents the amount due. In such event, if such SPE (or any Servicer on its behalf) has not in fact made such payment, then each of the Committed Purchasers severally agrees to repay to the Administrator forthwith on demand the amount so distributed to the members of such Committed Purchaser’s Purchaser Group, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrator, at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation. Each Purchaser Agent shall distribute any payments received by it hereunder in reduction of Capital for the account of the Purchasers in its Purchaser Group promptly following such Purchaser Agent’s receipt thereof, ratably in accordance with such Purchasers’ outstanding Capital. If any SPE and any Committed Purchaser shall pay such interest to the Administrator for the same or an overlapping period, the Administrator shall promptly remit to such Committed Purchaser the amount of such interest paid by such Committed Purchaser for such period. Any such payment by such Committed Purchaser shall be without prejudice to any claim such Committed Purchaser may have against any SPE.
(c)The SPEs or the Servicers, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by any SPE or any Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand (in the case of payments by any SPE, subject to the priorities of payment set forth in Section 1.4).
(d)All computations of interest under clause (c) and all computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.
(e)In making the distributions and payments out of Collections hereunder and in setting aside and reserving Collections for future distributions and payments hereunder (including, without limitation, the distribution of Collections pursuant to Section 1.4(a)), the Servicers shall, or direct the SPEs to, to the extent Collections are available therefor and subject to any applicable priorities of payment set forth herein (including under Section 1.4(a)), (i) first, apply available Collections in a particular currency to amounts distributable or payable in such currency, and (ii) second, to the extent that available Collections in a particular currency are not sufficient to distribute, pay, set aside or reserve for amounts distributable or payable in such currency, apply any excess Collections received in another currency to such amounts after converting such Collections to the applicable currency pursuant to clause (g) below.
(f)On any day when any computation or calculation hereunder requires the aggregation of amounts denominated in more than one currency, all amounts that are denominated in an Alternative Currency shall be converted to the Dollar Equivalent on such day.
(g)If on any Settlement Date or any other day a payment is due and payable hereunder it is necessary for funds in one currency to be converted into any other currency in order to make any payment or distribution required to be made hereunder, the SPEs (or the any Servicer on their behalf) shall solicit offer quotations from at least two (2) foreign exchange dealers reasonably acceptable to the Administrator for effecting such exchange and shall select the quotation which provides for the best exchange rate. The SPEs (or any Servicer on their behalf) shall effect such exchange on such Settlement Date or other day, as the case may be.

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Notwithstanding the foregoing, if the Administrator has obtained exclusive control of any Collection Accounts or if a Termination Event has occurred and is continuing, the Administrator shall have the right to convert Collections denominated in any currency in order to make such payments of distributions due in another currency in accordance with the Administrator’s customary practices for currency conversions. Any loss, cost or expense incurred in connection with any such conversion shall be for the account of the SPEs.
Section 1.7Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(A)impose, modify or deem applicable any reserve (other than reserve otherwise included in the determination of Daily 1M SOFR or the Term SOFR Rate hereunder), special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Administrator, any Purchaser, any Purchaser Agent, any Program Support Provider, any of their respective Affiliates or any of their respective holding companies (including bank holding companies) (each an “Affected Person”);
(B)subject any Affected Person to any Taxes (excluding any Taxes that give rise to the payment of additional amounts under Section 1.9) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(C)impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Pool Assets, this Agreement, any other Transaction Document, any Program Support Agreement, any Purchase or any participation therein or (B) affecting its obligations or rights to make Purchases;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrator, a Purchaser Agent or a Purchaser hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) funding or maintaining any Purchase or Reinvestment or (C) maintaining its obligation to fund or maintain any Purchase or Reinvestment, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Purchaser Agent), the SPEs shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Affected Person’s capital as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any related Program Support Agreement, (C) the Purchases or Reinvestments made by such Affected Person or (D) any Capital, to a level below that which such Affected Person could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Purchaser Agent), the SPEs will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for any such reduction suffered.

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(c)Adoption of Changes in Law. The SPEs acknowledge that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document or Program Support Agreement), and may commence allocating charges to or seeking compensation from the SPEs under this Section 1.7 in connection with such measures, in advance of the effective date of such Change in Law, and the SPEs agree to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 1.7, without regard to whether such effective date has occurred.
(d)Certificates for Reimbursement. A certificate of an Affected Person (or its Purchaser Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the SPEs, shall be conclusive absent manifest error. The SPEs shall, subject to the priorities of payment set forth in Section 1.4, pay such Affected Person the amount shown as due on any such certificate on the first Weekly Settlement Date occurring after the SPEs’ receipt of such certificate.
(e)Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided, however, that if such Affected Person fails to make such demand within 180 days after it obtains actual knowledge of such an event, such Affected Person shall, with respect to amounts payable pursuant to this Section 1.7, only be entitled to payment under this Section 1.7 for amounts or losses incurred from and after the date 180 days prior to the date that such Affected Person does give such demand.
Section 1.8Funding Losses. In addition to the compensation or payments required by Section 1.7 or Section 1.9, the SPEs shall indemnify each Purchaser against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Capital, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Purchaser sustains or incurs as a consequence of any:
(a)payment, prepayment, conversion or renewal of any Capital to which the Term SOFR Rate applies on a day other than a Monthly Settlement Date, whether or not any such payment or prepayment is mandatory, voluntary, or automatic and whether or not any such payment or prepayment is then due; or
(b)attempt by any SPE to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Purchase Notice or notice relating to prepayments under Section 1.1(b) or failure by any SPE (for a reason other than the failure of such Purchaser to fund a Purchase) to prepay, borrow, continue or convert any Capital on the date or in the amount notified by any SPE.
If any Purchaser sustains or incurs any such loss or expense, it (or its Purchaser Agent) shall from time to time notify the U.S. SPE of the amount determined in good faith by such Purchaser (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Purchaser shall deem reasonable) to be necessary to indemnify such Purchaser for such loss or expense (with a copy to the Administrator). Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the SPEs to such Purchaser on the first Settlement Date occurring after such notice is given.

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Section 1.9Taxes. Each SPE agrees that:
(a)(i) Any and all payments by or on behalf of any SPE-Related Party under this Agreement and other Transaction Document shall be made free and clear of and without deduction for any and all current or future taxes, stamp or other taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges, and all liabilities, interest, additions to tax or penalties with respect thereto (“Taxes”), excluding (A) net income, branch profits or franchise taxes, in each case, (x) imposed on the Person receiving such payment by any SPE hereunder by the jurisdiction under whose laws such Person is organized or in which such Person’s principal office is located or any political subdivision thereof or (y) that are Other Connection Taxes and (B) any U.S. Federal withholding taxes imposed under FATCA (all such nonexcluded Taxes being hereinafter referred to as “Indemnified Taxes”). If any payment on behalf of a SPE-Related Party shall be required by law to suffer deduction or withholding of any Taxes from or in respect of any sum payable hereunder to any Purchaser, any Purchaser Agent, any Program Support Provider or the Administrator, then the sum payable by such SPE-Related Party shall be increased by the amount necessary to yield to such Person (after payment of all Indemnified Taxes, including Indemnified Taxes applicable to additional sums payable under this Section) an amount equal to the sum it would have received had no such deductions been made.
(i)Whenever any Taxes are payable by any SPE-Related Party pursuant to this Section as promptly as possible thereafter, such SPE-Related Party shall send to the Administrator for its own account or for the account of any Purchaser, any Purchaser Agent or any Program Support Provider, as the case may be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment reasonably satisfactory to the Administrator. SPEs shall indemnify the Administrator and/or any other Affected Person, as applicable, on the first Settlement Date occurring more than 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any SPE by an Affected Person (with a copy to the Administrator), or by the Administrator on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.
(ii)Each Purchaser shall severally indemnify the Administrator, on the first Settlement Date occurring more than 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Purchaser (but only to the extent that any SPE has not already indemnified the Administrator for such Indemnified Taxes and without limiting the obligation of the SPEs to do so), (ii) any Taxes attributable to such Purchaser’s failure to comply with the provisions of Section 6.3(d) relating to the maintenance of a Participant Register and (iii) any Taxes excluded under Section 1.9(a)(i) or Section 1.9(c) attributable to such Purchaser, in each case, that are payable or paid by the Administrator in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Purchaser by the Administrator shall be conclusive absent manifest error. Each Purchaser hereby authorizes the Administrator to set off and apply any and all amounts at any time owing to such Purchaser under any Transaction Document or otherwise payable by the Administrator to the Purchaser from any other source against any amount due to the Administrator under this paragraph (iv).

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(b)(i) Each Purchaser that is a U.S. Person shall deliver to U.S. SPE and Administrator on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of U.S. SPE or Administrator), executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax.
(i)Each Purchaser that is not a U.S. Person (a “Foreign Purchaser”) as to which payments to be made under this Agreement are exempt from or subject to a reduced rate of United States federal withholding tax under an applicable statute or tax treaty shall provide to the U.S. SPE and Administrator a properly completed and executed IRS Form W-8ECI, Form W-8BEN, Form W-8BEN-E , Form W-8IMY or other applicable form, certificate or document prescribed by the IRS or the United States certifying that payments hereunder to such Foreign Purchaser are entitled to such exemption or reduction in rate (a “Certificate of Withholding”). In the case of a Foreign Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the U.S. SPE within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the U.S. SPE as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E. Any non-U.S. Person that seeks to become a Purchaser under this Agreement shall provide a Certificate of Withholding (or, if applicable, a U.S. Tax Compliance Certificate) to the U.S. SPE and Administrator prior to becoming a Purchaser hereunder. No non-U.S. Person may become a Purchaser hereunder if such Person fails to deliver a Certificate of Withholding (or, if applicable, a U.S. Tax Compliance Certificate) in advance of becoming a Purchaser. If the Certificate of Withholding provided by a Purchaser at the time such Purchaser first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding taxes at such rate shall be considered excluded from Taxes and, accordingly, no SPE shall be obligated to pay any additional amounts to such Purchaser, or to indemnify such Purchaser, in respect of such withholding taxes under this Agreement. Each Purchaser shall promptly notify the U.S. SPE that it is a Foreign Purchaser and shall also promptly notify the U.S. SPE of any change in its funding office.
(c)SPEs shall not be required to pay any additional amounts to any Purchaser in respect of United States withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Purchaser to comply with the provisions of paragraph (b) above for any reason (including by reason of a change in circumstances that renders the Purchaser unable to so qualify) other than (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date (or, if later, the date on which such Purchaser became a Purchaser hereunder).
(d)If, solely as a result of an event in subparagraph (i) or (ii) of paragraph (c) after the Closing Date, a Purchaser (i) is unable to provide to U.S. SPE a Certificate of Withholding or

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(ii) makes any payment or becomes liable to make any payment on account of any Taxes with respect to payments by SPEs hereunder, SPEs may, at its option, continue to make payments to such Purchaser under the terms of this Agreement, which payments shall be made in accordance with paragraph (a) above. If any SPE exercises its option under this paragraph (d), the applicable Purchaser agrees to take such steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such Taxes, except to the extent that taking such a step would, in the sole determination of such Purchaser, be materially disadvantageous to such Purchaser.
(e)If a payment made to a Purchaser hereunder would be subject to U.S. federal withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Purchaser shall deliver to U.S. SPE and Administrator at the time or times prescribed by law and at such time or times reasonably requested by U.S. SPE or Administrator such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by U.S. SPE or Administrator as may be necessary for U.S. SPE or Administrator to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(f)Each Purchaser agrees that if any form or certification it previously delivered under this Section 1.9 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify U.S. SPE and Administrator in writing of its legal inability to do so.
(g)Corpay Technologies Operating Company, LLC, as U.S. Servicer, and Allstar Business Solutions Limited, as UK Servicer (in each case, in such capacity and in their capacity as an Affiliate of the UK SPE), jointly and severally agree to indemnify and hold harmless the Administrator, each Purchaser, each Purchaser Agent and the UK SPE (the “VAT Indemnified Parties”) from and against any Losses suffered or incurred by any VAT Indemnified Party arising out of or in connection with (i) any liability of the UK SPE to account to HM Revenue & Customs (“HMRC”) for VAT, penalties or interest solely by reason of the joint and several liability applicable to members of the Existing Corpay VAT Group (including any such liability attributable to supplies or activities of other members of the Existing Corpay VAT Group) during any period in which the UK SPE is a member of the Existing Corpay VAT Group; and (ii) any failure by the Representative Member to pay VAT when due to the extent such failure gives rise to a claim against the UK SPE by HMRC by virtue of such joint and several liability; in each case together with reasonable costs and expenses (including reasonable legal fees) incurred in investigating, disputing, defending or settling any such liability; provided that no indemnity shall be payable to the extent such Losses result from the gross negligence or wilful misconduct of the relevant VAT Indemnified Party. This Section 1.9(g) shall survive (i) any cessation of membership of the UK SPE in the Existing Corpay VAT Group with respect to liabilities arising during the period of such membership and (ii) any termination of this Agreement.
Section 1.10Deferred Funding.
(a)Any Committed Purchaser from the Purchaser Group of which either TD Bank or Scotia is the Purchaser Agent (each such Purchaser Group, a “Deferred Funding Purchaser Group”), may, in its sole discretion by written notice (a “Deferred Funding Notice”) delivered to the U.S. SPE and the Administrator, elect to fund its portion of the Capital requested by the U.S. SPE pursuant to Section 1.2(a) above on or before the thirty-second (32nd) day (or, if such day is not a Business Day, the next succeeding Business Day) following the U.S. SPE’s delivery of the

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related Purchase Notice (the “Deferred Funding Date”), rather than on the Purchase Date requested by the U.S. SPE in such Purchase Notice (any Committed Purchaser in a Deferred Funding Purchaser Group making such an election, a “Deferring Purchaser” and any Committed Purchaser that is not a Deferring Purchaser with respect to any Purchase, a “Non-Deferring Purchaser” with respect to such Purchase). Each Deferred Funding Notice shall be delivered by the applicable Deferring Purchaser (or its Purchaser Agent on its behalf) to the U.S. SPE and the Administrator not later than 4:00 p.m. (Eastern Time) one (1) Business Day prior to the Purchase Date requested by the U.S. SPE in its related Purchase Notice and shall specify the applicable Deferred Funding Date.
(b)No Deferring Purchaser (or, for the avoidance of doubt, any related Conduit Purchaser) shall be obligated to fund its portion of the Capital of any such Purchase until the applicable Deferred Funding Date. A Deferring Purchaser shall (or its related Conduit Purchaser may, in its sole discretion) fund its portion of the Capital of each such Purchase on the applicable Deferred Funding Date (including, without limitation, if such Deferred Funding Date occurs on or after the Facility Termination Date). The U.S. SPE shall be obligated to accept the proceeds of any Purchase when funded by a Deferring Purchaser on the applicable Deferred Funding Date in accordance with this paragraph. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the parties acknowledge and agree that a Deferring Purchaser that (i) has timely delivered a Deferred Funding Notice to the U.S. SPE with respect to any Purchase Date and (ii) funds its portion of the applicable Capital on the applicable Deferred Funding Date, will not be in default of its obligations under this Agreement solely due to its failure to fund its portion of such Capital on the requested Purchase Date. Notwithstanding the foregoing, no Deferring Purchaser shall be entitled to receive any Commitment Fees for the portion of the Commitment of such Deferring Purchaser unutilized as a result of such Purchaser electing to be a Deferring Purchaser for the period between the Purchase Date requested by the U.S. SPE and the related Deferred Funding Date (and the SPEs shall not be required to pay any such Commitment Fees that otherwise would have been required to have been paid to that Deferring Purchaser for such period).
(c)In the event that one or more Committed Purchasers in a Deferred Funding Purchaser Group is a Deferring Purchaser with respect to any Purchase and the Administrator has received notice thereof in accordance with this Section 1.10, the Administrator shall notify each of the Non-Deferring Purchasers not later than 4:00 p.m. (Eastern Time) on the Business Day preceding the requested Purchase Date. Each of the Non-Deferring Purchasers may, in its sole discretion, make available to the U.S. SPE a supplemental Purchase (a “Deferred Supplemental Purchase”) in a Capital amount equal to the aggregate Capital of the Purchase that was unfunded by Deferring Purchasers multiplied by a fraction, the numerator of which is the Commitment of such Non-Deferring Purchaser and the denominator of which is the aggregate Commitment of all Non-Deferring Purchasers. Each of the Non-Deferring Purchasers shall notify the Administrator, the U.S. SPE and the Servicers no later than 11:00 a.m. (Eastern Time) on the Purchase Date whether or not such Non-Deferring Purchaser agrees, in its sole discretion, to make such Deferred Supplemental Purchase. Any Non-Deferring Purchaser not responding within such time period shall be deemed to have declined to consent to such Deferred Supplemental Purchase. Such Deferred Supplemental Purchases shall, upon satisfaction of the applicable conditions set forth in Exhibit II and pursuant to the other conditions set forth in this Article I, be made by wire transfer in U.S. Dollars in same day funds no later than 12:00 p.m. (Eastern Time) two Business Days following the related Purchase Date. On the Deferred Funding Date for each Deferring Purchaser, the Administrator shall apply the Purchases made by the related Deferring Purchasers (i) first, pro rata to repay any Deferred Supplemental Purchases made by the Non-Deferring Purchasers pursuant to this Section 1.10 until such time as all Purchases are held by the Committed Purchasers pro rata in accordance with the Commitments and (ii) second, after the Capital of Deferred Supplemental Purchases made by Non-Deferring Purchasers has been

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repaid by the related Purchases of the Deferring Purchasers, to the U.S. SPE, the portion of the requested Purchase that was unfunded after giving effect to Deferred Supplemental Purchases. The proceeds of any Purchase when funded by a Deferring Purchaser on the applicable Deferred Funding Date shall be applied in accordance with the preceding sentence and the U.S. SPE and each Purchaser shall be obligated to accept the proceeds of any Purchase when funded by a Deferring Purchaser as set forth therein.
Section 1.11Extension of Facility Termination Date. The SPEs may advise the Administrator and each Purchaser Agent in writing of their desire to extend the then current Facility Termination Date set forth in clause (a) of the definition thereof or determined pursuant to clause (d) of the definition thereof; provided that such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Facility Termination Date and provided, further, that no extension of the Facility Termination Date determined pursuant to clause (d) of the definition thereof with respect to any Purchaser shall be for a period of more than 364 days after the effective date of such extension. In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the SPEs in writing (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to the then current Facility Termination Date and the SPEs, the Servicers, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorneys’ Costs) shall be paid by the SPEs. In the event any Purchaser declines the request for such extension, such Purchaser (or the applicable Purchaser Agent on its behalf) shall so notify the Administrator and the Administrator shall so notify the SPEs of such determination; provided, however, that the failure of the Administrator to notify the SPEs of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the SPEs, in writing, of their agreement to accept the requested extension.
Section 1.12Intended Tax Treatment. Notwithstanding anything to the contrary herein or in any other Transaction Document, all parties to this Agreement covenant and agree to treat the Purchases hereunder as debt for all U.S. tax purposes and agree not to take any position on any tax return in consistent with the foregoing. Each assignee and each Participant acquiring an interest in a Purchase, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.
Section 1.13Discount.
(a)Discount Accrual and Payment. The Capital of each Purchaser shall accrue Discount on each day when such Capital remains outstanding at the then-applicable Discount Rate for such Capital. The U.S. SPEs shall pay all Discount accrued during each Yield Period on the first Settlement Date occurring after such Yield Period in accordance with the terms and priorities for payment set forth in Section 1.4.
(b)Highest Lawful Rate. If at any time the designated rate of interest (including the Discount Rate for such purpose) applicable to any Purchaser’s Capital exceeds such Purchaser’s highest lawful rate, the rate of interest (including the Discount Rate for such purpose) on such Purchaser’s Capital shall be limited to such Purchaser’s highest lawful rate.
(c)Selection of Daily 1M SOFR and Term SOFR Rate; Rate Quotations.
(i)So long as no Termination Event is continuing, the U.S. SPE may, by written notice to the Administrator, elect for all or any portion of the Aggregate Capital (other than CP Rate Capital) to accrue interest by reference to the Term SOFR Rate

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(rather than Daily 1M SOFR) during any Yield Period. Any such notice must specify the amount of the Aggregate Capital (other than CP Rate Capital) subject of such election and must be delivered not later than two (2) Business Days prior to the first day of the affected Yield Period. Any such portion of the Aggregate Capital (other than CP Rate Capital) that is subject to such an election shall be apportioned among the respective Purchasers’ Capital (other than CP Rate Capital) ratably. Notwithstanding the foregoing, (x) the U.S. SPE shall not make such an election if, as a result thereof, more than five Capital Tranches would exist and (y) each Capital Tranche accruing interest by reference to the Term SOFR Rate shall be not be less than $500,000 and shall be an integral multiple of $100,000.
(ii)For the avoidance of doubt, if a Termination Event is then continuing, the Discount Rate for any Capital shall be determined pursuant to the definition of Discount Rate notwithstanding any otherwise applicable election by the U.S. SPE. The Discount Rate for any CP Rate Capital shall at all times be determined pursuant to the definition of Discount Rate notwithstanding any otherwise applicable election by the U.S. SPE.
(iii)The U.S. SPE (or a Servicer on its behalf) may call the Administrator on or before the date on which a Purchase Notice is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrator or the Purchaser Agents nor affect the rate of discount which thereafter is actually in effect when the election is made.
(d)Discount After Default. To the extent permitted by applicable law, upon the occurrence of any Termination Event and until such time such Termination Event shall have been cured or waived, at the discretion of the Administrator or upon written demand by the Majority Purchaser Agents to the Administrator:
(i)Discount Rate.  The Discount Rate applicable to any Capital shall be increased by 2.00% per annum;
(ii)Other Obligations. Each other obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Capital accruing discount at the Base Rate plus an additional 2.00% per annum from the time such obligation becomes due and payable until the time such obligation is paid in full; and
(iii)Acknowledgment. Each SPE acknowledges that the increase in rates referred to in this Section 1.13(d) reflects, among other things, the fact that such Capital or other amounts have become a substantially greater risk given their default status and that the Purchasers are entitled to additional compensation for such risk; and all such Discount shall be payable by SPEs upon demand by Administrator.
(e)Unascertainable; Increased Costs; Deposits Not Available. If, on or prior to the first day of a Yield Period:
(i)the Administrator shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) Daily 1M SOFR or the Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to Daily 1M SOFR or the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions); or

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(ii)the Majority Purchaser Agents determine that for any reason that Daily 1M SOFR or the Term SOFR Rate for any requested Yield Period does not adequately and fairly reflect the cost to such Purchasers of funding such Purchaser’s Capital, and such Purchasers have provided notice of such determination to the Administrator, then the Administrator shall have the rights specified in clause (g) below.
(f)Illegality. If at any time any Purchaser shall have determined that the making, maintenance or funding of any Capital accruing Discount by reference to Daily 1M SOFR or the Term SOFR Rate has been made impracticable or unlawful, by compliance by such Purchaser in good faith with any applicable law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of applicable law), then the Administrator shall have the rights specified in Section 1.13(g).
(g)Administrator’s and Purchaser’s Rights. In the case of any event specified in clause (e) above, the Administrator shall promptly so notify the Purchaser Agents and the U.S. SPE thereof, and in the case of an event specified in clause (f) above, such Purchaser (or its Purchaser Agent) shall promptly so notify the Administrator and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrator shall promptly send copies of such notice and certificate to the other Purchaser Agents and the U.S. SPE.
(i) Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (x) the Purchasers, in the case of such notice given by the Administrator, or (y) such Purchaser, in the case of such notice given by such Purchaser (or its Purchaser Agent), to allow the U.S. SPE to select, convert to or renew any Capital accruing Discount by reference to Daily 1M SOFR or the Term SOFR Rate shall be suspended (to the extent of the affected Discount Rate or the applicable Yield Periods) until the Administrator shall have later notified the U.S. SPE, or such Purchaser (or its Purchaser Agent) shall have later notified the Administrator, of the Administrator’s or such Purchaser’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrator makes a determination under clause (e) above, (x) if the U.S. SPE has delivered a Purchase Notice for an affected Purchase that has not yet been made, such Purchase Notice shall be deemed to request a Purchase funded with Base Rate Capital, (B) any outstanding affected Capital shall be deemed to have been converted into Base Rate Capital at the end of the applicable Yield Period.
(ii)If any Purchaser (or its Purchaser Agent) notifies the Administrator of a determination under clause (f) above, the U.S. SPE shall, subject to the SPEs’ indemnification obligations under Section 1.8, as to any affected Capital of the Purchasers to which Daily 1M SOFR or the Term SOFR Rate applies, on the date specified in such notice either convert such Capital to Base Rate Capital or prepay such Capital. Absent due notice from the U.S. SPE of conversion or prepayment, such Capital shall automatically be converted to Base Rate Capital upon such specified date.
(h)Benchmark Replacement Setting.
(A)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all

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purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (Eastern Time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchaser Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice of objection to such Benchmark Replacement from Purchaser Agents comprising the Majority Purchaser Agents.
(B)Benchmark Replacement Conforming Changes. In connection with the use and administration, adoption or implementation of a Benchmark Replacement, the Administrator may, in consultation with the U.S. SPE, make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(C)Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the U.S. SPE and the Purchaser Agents of (1) the implementation of any Benchmark Replacement, and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrator will notify the U.S. SPE of (1) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (D) below and (2) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, any Purchaser Agent (or Majority Purchaser Agents) pursuant to this Section 1.13(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 1.13(h).
(D)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrator may modify the definition of “Yield Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrator may modify

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the definition of “Yield Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(E)Benchmark Unavailability Period. Upon the U.S. SPE’s receipt of notice of the commencement of a Benchmark Unavailability Period, the U.S. SPE may revoke any pending request for a Purchase (or Capital thereof) accruing Discount based on Daily 1M SOFR or the Term SOFR Rate, conversion to or continuation of Purchases (or Capital thereof) accruing Discount based on Daily 1M SOFR or the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the U.S. SPE will be deemed to have converted any such request into a request for, of or conversion to Base Rate Capital. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(F)Definitions. As used in this Section 1.13(h):
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of a Yield Period or (y) otherwise, any payment period for discount calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of Discount calculated with reference to such Benchmark, pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then removed from the definition of “Yield Period” pursuant to this Section 1.13(h).
“Benchmark” means, initially, Daily 1M SOFR and the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to Daily 1M SOFR, the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrator for the applicable Benchmark Replacement Date:
(1)    Daily Simple SOFR; and
(2)    the sum of (A) the alternate benchmark rate that has been selected by the Administrator and the U.S. SPE, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

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provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the SOFR Floor, the Benchmark Replacement will be deemed to be the SOFR Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrator in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the U.S. SPE, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrator, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrator, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no

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successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrator announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.13(h) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.13(h).
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
Section 1.14Data Protection

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(a). Each Purchaser shall, where the UK SPE or the UK Servicer has provided personal data (as defined in the relevant Data Protection Laws) with respect to the Pool Receivables to the Administrator and/or the Purchasers, only use such personal data for the purpose of performing their obligations under, and the transactions contemplated by, the Transaction Documents.
Section 1.15UK SPE Guaranty; Grant of Security Interest.
(a)Guaranty. The UK SPE hereby absolutely, irrevocably and unconditionally guarantees to each Purchaser, each Purchaser Agent and any other Indemnified Party or Affected Person the prompt payment of the Pool Receivables by the related Obligors and all Obligations of the U.S. SPE (the “Guaranteed Obligations”), in each case, in full when due, whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise (such guaranty, the “UK SPE Guaranty”). The UK SPE Guaranty is a guaranty of payment and performance and not of collection and is a continuing irrevocable guaranty and shall apply to the related Guaranteed Obligations whenever arising. To the extent the obligations of the UK SPE hereunder in respect of the UK SPE Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers) then such obligations of the UK SPE shall be limited to the maximum amount that is permissible under applicable law (whether federal, state, provincial or otherwise and including the Bankruptcy Code and any other applicable bankruptcy, insolvency, reorganization or other similar laws).
(b)Obligations Unconditional. The obligations of the UK SPE under the UK SPE Guaranty are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any Guaranteed Obligations, any Contract, and Transaction Document or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The UK SPE agrees that, at any time that any Obligation that is due and payable by the U.S. SPE remains unpaid or otherwise unperformed when required to be performed, the UK SPE Guaranty may be enforced by the Administrator, the Purchaser Agents, each Purchaser and any other Indemnified Party or Affected Person without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any other Transaction Documents or any collateral hereafter securing the Guaranteed Obligations or otherwise, and the UK SPE hereby waives the right to require the Administrator, the Purchaser Agents, any Purchaser or any other Indemnified Party or Affected Person to make demand on or proceed against the UK SPE, any Servicer, any Originator or any other Person (including a co-guarantor) or to require the Administrator, the Purchaser Agents, any Purchaser or any other Indemnified Party or Affected Person to pursue any other remedy or enforce any other right. The UK SPE further agrees that no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Administrator, the Purchaser Agents, any Purchaser or any other Indemnified Party or Affected Person in connection with monies received under or in respect of the UK SPE Guaranty. The UK SPE further agrees that nothing contained herein shall prevent the Administrator, the Purchaser Agents, any Purchaser or any other Indemnified Party or Affected Person from suing on any of the other Transaction Documents or foreclosing its or their, as applicable, security interest in or lien on any Pool Assets or any other collateral securing the Guaranteed Obligations or the Obligations or from exercising any other rights available to it or them, as applicable, under this Agreement, any other Transaction Document, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the UK SPE’s obligations hereunder; it being the purpose and intent of the UK SPE that its obligations under the UK SPE Guaranty shall be absolute, independent and unconditional

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under any and all circumstances. Neither the UK SPE Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any SPE, of any Servicer, of any Originator or of Holdings or Corpay or by reason of the bankruptcy or insolvency of the other SPE, of any Servicer, of any Originator or of Holdings or Corpay. The UK SPE waives any and all notice of the creation, renewal, extension, accrual or increase of any of the obligations of the U.S. Seller and notice of or proof of reliance by the Administrator, the Purchaser Agents, any Purchaser or any other Indemnified Party or Affected Person on the UK SPE Guaranty or acceptance thereof. The obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the UK SPE Guaranty. All dealings between any SPE (or any of its Affiliates, including the initial Servicers and the Originators), on the one hand, and the Administrator, the Purchasers, Purchaser Agents and any other Indemnified Party or Affected Person, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the UK SPE Guaranty. Each SPE hereby subordinates to the obligations of the other SPE all debts, liabilities and other obligations, whether direct, indirect, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts, liabilities and obligations be evidenced by note, contract, open account, book entry or otherwise, owing to such SPE by the other SPE, any Servicer, any Originator or any of their respective Affiliates.
(c)The UK SPE hereby represents and warrants that it is, and immediately after giving effect to its UK SPE Guaranty and the obligation evidenced hereby, will be, solvent. The UK SPE Guaranty and the obligations of the UK SPE thereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of all related Guaranteed Obligations), including the occurrence of any of the following, whether or not the Administrator or any Purchaser shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Pool Assets or the Guaranteed Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Pool Assets or the Guaranteed Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to any Termination Event) of any Transaction Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Pool Assets or the Guaranteed Obligations, (C) to the fullest extent permitted by applicable law, any of the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of Debt other than the Guaranteed Obligations, even though the Administrator might have elected to apply such payment to any part or all of the Guaranteed Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Pool Assets, (F) any defenses, set-offs or counterclaims which any SPE, any Originator, any Sub-Originator any Servicer or any Obligor may allege or assert against the Administrator or any Purchaser in respect of the Pool Assets or the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any SPE as an obligor in respect of the Pool Assets or the Guaranteed Obligations.
(d)Modifications. The UK SPE agrees that (i) all or any part of any security interest, lien, collateral security or supporting obligation now or hereafter held for any Guaranteed Obligations, may be exchanged, compromised or surrendered from time to time; (ii) none of the

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Administrator, the Purchasers, Purchaser Agents nor any other Indemnified Party or Affected Person shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Guaranteed Obligations; (iii) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (iv) the U.S. SPE and any other party liable for payment of the U.S. SPE’s obligations may be granted indulgences generally; (v) any of the U.S. SPE’s rights, duties, obligations or liabilities under any of the Transaction Documents may be modified, amended or waived; (vi) any party (including any co-guarantor) liable for the payment of all or any part of the obligations may be granted indulgences or be released; and (vii) any deposit balance for the credit of the U.S. SPE or any other party liable for the payment of any Guaranteed Obligation or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by such SPE.
(e)Waiver of Rights. The UK SPE hereby expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Administrator, Purchasers, Purchaser Agents or any other Indemnified Party or Affected Person (or any of them) exhaust any right to take any action against any SPE, any Originator, any Servicer or any other Person (including the filing of claims in the event of receivership or bankruptcy of any SPE, Servicer, any Originator or any other entity) or with respect to any collateral or collateral security at any time securing any of the obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the obligations. Each SPE agrees that it shall not exercise or assert any right which it may acquire by way of contribution, reimbursement or subrogation under this Agreement unless and until the occurrence of the Final Payout Date. The UK SPE also hereby expressly waives all other defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the obligations whether in equity or at law other than the occurrence of the Final Payout Date. The UK SPE agrees that its obligations hereunder shall be irrevocable and unconditional.
(f)Reinstatement. Notwithstanding anything contained in this Agreement or the other Transaction Documents, the obligations of any SPE under this Section 1.15 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each SPE agrees that it will indemnify each of the Administrator, each Purchaser, each Purchaser Agent and any other Indemnified Party or Affected Person on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
(g)Remedies. The UK SPE agrees that, as between the UK SPE, on the one hand, and Administrator, the Purchaser Agents, each Purchaser and any other Indemnified Party or Affected Person on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 2.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 2.2) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable

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by any other Person) shall forthwith become due and payable by the UK SPE. The UK SPE acknowledges and agrees that its obligations under this Section 1.15 are secured in accordance with the terms of this Agreement and the UK Security Agreement, as applicable (including, without limitation, the terms of Section 1.15(j)).
(h)Subrogation. Each SPE agrees that, until the Final Payout Date, it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset or other claims against the other SPE arising by contract or operation of law in connection with any Guaranteed Obligations. After the Final Payout Date, each SPE shall be entitled to exercise against the other SPE all such rights of reimbursement, subrogation, contribution, and offset, and all such other claims, to the fullest extent permitted by law.
(i)Maximum Guaranty Amount. Notwithstanding any other provision of this Agreement to the contrary, in the event that any action is brought seeking to invalidate any SPE’s obligations under this Agreement under any fraudulent conveyance or fraudulent transfer theory, the UK SPE shall be liable under this Agreement only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by the UK SPE under any guaranty of the U.S. SPE’s obligations (or any portion thereof) at the time of the execution and delivery of this Agreement (or, if such date is determined not to be the appropriate date for determining the enforceability of such SPE’s obligations hereunder for fraudulent conveyance or transfer purposes, on the date determined to be so appropriate) without rendering such a hypothetical guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer (the “Maximum Guaranty Amount”), and not for any greater amount, as if such SPE’s obligations under this Agreement had instead been the Maximum Guaranty Amount.
(j)Grant of Security Interest by UK SPE. To secure all of the UK SPE’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the UK SPE hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the UK SPE’s right, title and interest in, to and under all Pool Assets whether now or hereafter owned, existing or arising. The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC. The UK SPE hereby authorizes the Administrator (for the benefit of the Purchasers) to file financing statements in each jurisdiction the Administrator deems necessary and appropriate to perfect its security interest in the Pool Assets, describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. Except as expressly set forth herein and in the other Transaction Documents, the Administrator shall not agree in writing to release all or a material portion of the Pool Assets from its security interest created hereunder without the consent of all Purchaser Agents.
Section 1.16SPEs Jointly and Severally Liable for Obligations.

(a)Joint and Several Liability. Notwithstanding anything to the contrary herein or in any other Transaction Document, each of the U.S. SPE and the UK SPE shall be jointly and severally liable for all the other SPE’s obligations. Each of the U.S. SPE and the UK SPE acknowledges, agrees, represents and warrants the following:

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(i)Inducement. Each Purchaser and the Administrator has been induced to enter into this Agreement and each Purchaser has been induced to make Purchases in part based upon the assurances by each SPE that such SPE desires that the other SPE’s obligations be honored and enforced as separate obligations of such SPE, should the Administrator (on behalf of the Purchasers) desire to do so.
(ii)Combined Liability. The SPEs shall be jointly and severally liable to the Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person for all of the SPE’s payment obligations hereunder, and the Administrator (on behalf of the Purchasers, Purchaser Agents and any other Indemnified Party or Affected Person) may enforce any unpaid obligation of a SPE against any one or both of the SPE.
(iii)Separate Exercise of Remedies. The Administrator (on behalf of the Purchasers, Purchaser Agents and any other Indemnified Party or Affected Person) may exercise remedies against each of the U.S. SPE and the UK SPE and its property (including the Pool Assets) separately, whether or not the Administrator exercises remedies against the other SPE or their property. The Administrator may enforce one or both SPEs’ obligations without enforcing the other SPE’s obligations. Any failure or inability of the Administrator to enforce a SPE’s obligations shall not in any way limit the Administrator’s right to enforce the obligations of the other SPE.
ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS
Section 2.1Representations and Warranties; Covenants. Each SPE and each Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.
Section 2.2Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents), by notice to the SPEs, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.
ARTICLE III

INDEMNIFICATION
Section 3.1Indemnities by the SPEs. Without limiting any other rights any such Person may have hereunder or under applicable law, each SPE, jointly and severally with each other SPE, hereby indemnifies and holds harmless, on an after-tax basis, the Administrator, the Structuring Agent, each Purchaser Agent, each Program Support Provider and each Purchaser and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, Taxes (excluding any Taxes that give rise to the payment of additional amounts under Section 1.9), costs and expenses (including reasonable attorneys’ fees and court costs) (all of the foregoing collectively, the

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“Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the SPEs or any Originator or Sub-Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by any SPE hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator, any Sub-Originator, any SPE or any Servicer for uncollectible Receivables or (c) except where such Taxes are described in clauses (x), (xi) and (xii) below, such Indemnified Amounts include Taxes (i) imposed or based on, or measured by, the gross or net income or receipts of such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized (or any political subdivision thereof) or (ii) that are Other Connection Taxes; provided, however, that nothing contained in this sentence shall limit the liability of any SPE or any Servicer or limit the recourse of any Indemnified Party to any SPE or such Servicer for any amounts otherwise specifically provided to be paid by any SPE or such Servicer hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, the SPEs shall indemnify each Indemnified Party for Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, whether reimbursement therefor would constitute recourse to any SPE or any Servicer) relating to or resulting from:
(i)any representation or warranty made by any SPE (or any employee or agent of any SPE) under or in connection with this Agreement, any Monthly Information Package, any Weekly Information Package or any other information or report delivered by or on behalf of any SPE pursuant hereto, which shall have been false or incorrect in any respect when made or deemed made;
(ii)the failure by any SPE (or, if applicable, any Person from whom any SPE or the applicable Originator or Sub-Originator may have acquired any such Receivable) to comply with any applicable law, rule or regulation related to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;
(iii)the failure of any SPE to vest and maintain vested in the Administrator, for the benefit of the Purchasers, a perfected ownership or security interest in the Pool Assets, free and clear of any Adverse Claim;
(iv)any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;
(v)any failure of a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement;
(vi)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

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(vii)any failure of any SPE, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;
(viii)any action taken by the Administrator as attorney-in-fact for any SPE or any Originator or Sub-Originator pursuant to this Agreement or any other Transaction Document;
(ix)any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents;
(x)any Taxes that arise because any Purchase is not treated for U.S. federal, state, local or franchise tax purposes as intended under Section 1.12 (including any U.S. federal, state or local income and franchise Taxes necessary to make such Indemnified Party whole on an after-tax basis, taking into account the taxability of receipt of payments under this clause (x));
(xi)any failure by any SPE to pay any premium or other amount when due under the terms of any Credit Insurance Policy, to keep any Credit Insurance Policy in force or to make or perfect any claim for reimbursement under any Credit Insurance Policy; or
(xii)any insurance premium payments paid by the Administrator on any Credit Insurance Policy in accordance with this Agreement.
Section 3.2Indemnities by the Servicers. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, each Servicer, jointly and severally, hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts (subject to the limitations set forth in clauses (a), (b) and (c) of the first sentence of Section 3.1) arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in any Monthly Information Package or any Weekly Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, any Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by any Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by any Servicer (or any party acting as agent or Sub-Servicer on its behalf, including, if applicable, the originator of such Receivable), to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities by any Servicer (or any Person on its behalf) with respect to such Receivable, (e) any failure of any Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party or (f) any commingling by any Servicer of Collections at any time with other funds.
Section 3.3Currency Indemnity.If, for the purpose of obtaining judgment in any court, it is necessary to convert an amount owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that provided for the definition of Dollar Equivalent.

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ARTICLE IV

ADMINISTRATION AND COLLECTIONS
Section 4.1Appointment of the Servicers.
(a)The servicing, administering and collection of the Pool Receivables shall be conducted by each Person so designated from time to time as a Servicer in accordance with this Section 4.1. Until the Administrator gives notice to any Servicer (in accordance with this Section 4.1) of the designation of a new Servicer, (i) Corpay is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer with respect to all Pool Receivables that were originated by a U.S. Originator, and (ii) Allstar is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer with respect to all Pool Receivables that were originated by a UK Originator, in each case, in accordance with the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents) designate as Servicer any Person (including itself) to succeed any Servicer or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the material collection, servicing and administrative duties and obligations (other than indemnities and similar obligations) of a Servicer with respect to the Pool Receivables and Collections pursuant to the terms hereof.
(b)Upon the designation of a successor Servicer as set forth in clause (a), each Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and each Servicer shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.
(c)Each Servicer acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each member in each Purchaser Group have relied on such Servicer’s agreement to act as Servicer hereunder. Accordingly, each Servicer agrees that it will not voluntarily resign as Servicer.
(d)Each Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of such Servicer pursuant to the terms hereof, (ii) such Servicer shall remain solely liable for the performance of the duties and obligations so delegated, (iii) the SPEs, the Administrator and each Purchaser Group shall look solely to such Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of such Servicer hereunder by giving notice of its desire to terminate such agreement to such Servicer (and such Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator, a Sub-Originator or an Affiliate thereof, the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation.
Section 4.2Duties of the Servicers.
(a)Each Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and

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diligence, and in accordance with the Credit and Collection Policies. Each Servicer shall set aside for the accounts of the applicable SPE and the Purchasers the amount of Collections to which each is entitled in accordance with Article I hereof. Each Servicer, the Originators and the Sub-Originators may, in accordance with the applicable Credit and Collection Policy, take such action, including modifications, waivers or restructurings of Pool Receivables and the related Contracts, as the Servicers, the Originators and the Sub-Originators may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policy or required under applicable laws, rules or regulations or the applicable Contract; provided, however, that for the purposes of this Agreement: (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable under this Agreement or limit the rights of any Purchaser, Purchaser Agent or the Administrator under this Agreement and (iii) if a Termination Event or an Unmatured Termination Event has occurred and is continuing and Corpay, Allstar or an Affiliate thereof is serving as a Servicer, Corpay, Allstar or such Affiliate may take such action only upon the prior approval of the Administrator. The SPEs shall deliver to the Servicers and the Servicers shall hold for the benefit of the SPEs and the Purchasers, in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the Administrator (with the consent of the Majority Purchaser Agents) may direct any Servicer (whether such Servicer is Corpay, Allstar or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.
(b)Each Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the applicable SPE the collections of any indebtedness that is not a Pool Receivable, less, if Corpay, Allstar or an Affiliate thereof is not a Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. Each Servicer, if other than Corpay, Allstar or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the SPEs all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
(c)Each Servicer’s obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the Final Payout Date.
After such termination, if Corpay, Allstar or an Affiliate thereof was not a Servicer on the date of such termination, the Servicers shall promptly deliver to the SPEs all books, records and related materials that any SPE previously provided to the Servicers, or that have been obtained by the Servicers, in connection with this Agreement.
Section 4.3Collection Account Arrangements. On or prior to the Closing Date (or, in the case of any UK Collection Account, after the UK Collection Account Date), the SPEs shall have entered into Collection Account Agreements with all of the Collection Account Banks covering each Collection Account and delivered original counterparts of each to the Administrator.  Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (upon the direction of the Majority Purchaser Agents) at any time thereafter give notice to each Collection Account Bank that the Administrator is exercising its rights under the Collection Account Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts and Lock-Boxes transferred to the Administrator (for the benefit of the Purchasers) and to exercise

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exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Collection Accounts and Lock-Boxes redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Collection Account, and (c) to take any or all other actions permitted under the applicable Collection Account Agreement. Each SPE hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and each SPE hereby further agrees to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by any SPE or any Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Collection Account or Lock-Box, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, any member of any Purchaser Group, any Indemnified Party or Affected Person or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by such Servicer thereunder).
Section 4.4Enforcement Rights.
(a)At any time following the occurrence of a Termination Event:
(i)the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,
(ii)the Administrator may instruct any SPE or any Servicer (as applicable) to give notice of the Purchaser Groups’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and such SPE or such Servicer, as the case may be, shall give such notice at the expense of such SPE or such Servicer, as the case may be; provided, that if such SPE or such Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at such SPE’s or such Servicer’s, as the case may be, expense) may so notify the Obligors, and
(iii)the Administrator may request any Servicer to, and upon such request such Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.
(b)The SPEs hereby authorize the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the SPEs, which appointment is coupled with an interest, to take any and all steps in the name of such SPE and on behalf of such SPE necessary or desirable, in the reasonable determination of the Administrator, after the occurrence of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of such SPE on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything

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to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
Section 4.5Responsibilities of the SPEs.
(a)Anything herein to the contrary notwithstanding, each SPE shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve any SPE from such obligations, and (ii) pay when due any Taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator, the Structuring Agent, the Purchaser Agents or any of the Purchasers shall not have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of any SPEs, any Servicer, the Originators or the Sub-Originators thereunder.
(b)Each Servicer hereby irrevocably agrees that if at any time it shall cease to be a Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of such Servicer and, in such capacity, each Servicer, as applicable, shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that such Servicer conducted such data-processing functions while it acted as the Servicer.
Section 4.6Servicing Fee. (a) Subject to clause (b), each Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables for which such Servicer has primary servicing responsibility pursuant to Section 4.1. Accrued Servicing Fees shall be paid through the distributions contemplated by, and subject to the priorities for payment set forth in, Section 1.4(a).
(a)If either Servicer ceases to be Corpay or Allstar or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.
Section 4.7Excluded Obligors.
(a)Any Servicer may, from time to time and with the consent of the Administrator and the Majority Purchaser Agents, request that certain Obligors be designated as Excluded Obligors by delivering an Excluded Obligor Request to the Administrator and each Purchaser Agent, substantially in the form of Annex H hereto, which Excluded Obligor Request shall (i) list such proposed Excluded Obligors by name or other reasonable method of identification and (ii) specify the proposed Excluded Obligor Date with respect to such proposed Excluded Obligors.
(b)So long as the Administrator and the Majority Purchaser Agents have acknowledged in writing such Obligor’s designation as an Excluded Obligor, such acknowledgement not to be unreasonably withheld, conditioned or delayed, then (x) upon the countersignatures by the Administrator and the Majority Purchaser Agents of such Excluded Obligor Request, such proposed Excluded Obligor shall (I) constitute an Excluded Obligor as of the related Excluded Obligor Date, (II) be added to Schedule VII to this Agreement and (III) no longer constitute an Obligor for purposes of the Transaction Documents except with respect to Receivables originated prior to the Excluded Obligor Date and (y) the Administrator (or any

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Servicer on its behalf) shall, in each case at the expense of the SPEs, (I) file on or promptly following the related Excluded Obligor Date and at the sole expense of the SPEs, one or more UCC-3 financing statement amendments, in form and substance reasonably satisfactory to the Administrator, with respect to UCC-1 financing statements filed against the applicable Originator in connection with the Transaction Documents releasing the Administrator’s security interest and other rights in the Receivables created on or after the related Excluded Obligor Date, the Obligor of which is such Excluded Obligor, and all Related Security related thereto so long as such Related Security relates solely to such Excluded Receivables, and (II) take such other actions as may be reasonably necessary to evidence the release of, in each case, the Administrator’s security interest and other rights in the Receivables created on or after the related Excluded Obligor Date, the Obligor of which is such Excluded Obligor, and all Related Security related thereto so long as such Related Security relates solely to such Excluded Receivables.
(c)Each of the parties hereto hereby acknowledges and agrees that any Receivable, the Obligor of which is an Excluded Obligor, that was originated prior to the related Excluded Obligor Date shall remain in the Receivables Pool; provided that the Administrator and the Majority Purchaser Agents may consent to the release or reassignment of any such Receivables if requested by a Servicer, such consent not to be unreasonably withheld, conditioned or delayed.
(d)Upon no less than ten (10) Business Days’ notice, any Servicer may, from time to time and with the consent of the Administrator and the Majority Purchaser Agents, such consent not to be unreasonably withheld, conditioned or delayed, request that certain Excluded Obligors no longer be designated as Excluded Obligors; provided that any such request shall be accompanied by lien search results and other such confirmation as the Administrator may reasonably request showing that the Receivables generated by a previously Excluded Obligor are free and clear of any liens or encumbrances. Upon any such redesignation, the applicable Excluded Obligors shall be removed from Schedule VII to this Agreement.
ARTICLE V

THE AGENTS
Section 5.1Appointment and Authorization. (a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest and the lien and security interests in the Pool Assets granted by the SPEs hereunder. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, any SPE or any Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.
(a)Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take

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such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.
(b)Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the SPEs or the Servicers shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to any SPE or the applicable Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.
(c)In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any SPE or any Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any SPE, any Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.
Section 5.2Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 5.3Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by any SPE, any Servicer, any Originator, any Sub-Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of any SPE, any Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of any SPE, any Servicer, any Originator, any Sub-Originator or any of their respective Affiliates.
Section 5.4Reliance by Agents. (a) Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including

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counsel to the SPEs), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.
(a)The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.
(b)The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.
(c)Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.
Section 5.5Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Administrator has received notice from any Purchaser, Purchaser Agent, any Servicer or any SPE stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and the Purchaser Agents.
Section 5.6Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of any SPE, Corpay, Allstar, any Servicer, any Originator or any Sub-Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other

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Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the SPEs, Corpay, the Servicers, the Originators or the Sub-Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the SPEs, Corpay, Allstar, the Servicers, the Originators or the Sub-Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
Section 5.7Administrators and Affiliates. Each of the Purchasers and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with any SPE, Corpay, Allstar, any Servicer, any Originator or any Sub-Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.
Section 5.8Indemnification. Each Committed Purchaser shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by any SPE, any Servicer, any Originator or any Sub-Originator and without limiting the obligation of any SPE, any Servicer, any Originator or any Sub-Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction).
Section 5.9Successor Administrator. The Administrator may, upon at least five (5) days’ notice to each SPE, each Purchaser and Purchaser Agent, resign as Administrator. Such resignation shall not become effective until a successor Administrator is appointed by the Majority Purchaser Agents and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1, 3.2 and 3.3 this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.
Section 5.10Erroneous Payments.
(a)If the Administrator notifies a Purchaser, a Purchaser Agent or a Indemnified Party, or any Person who has received funds on behalf of a Purchaser a Purchaser Agent or Indemnified Party (any such Purchaser, Purchaser Agent, Indemnified Party or other recipient, a “Payment Recipient”) that the Administrator has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrator or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser, Purchaser Agent, Indemnified Party, or other Payment

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Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrator and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrator, and such Purchaser, Purchaser Agent or Indemnified Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrator the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrator to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Purchaser, Purchaser Agent or Indemnified Party, or any Person who has received funds on behalf of a Purchaser, Purchaser Agent or Indemnified Party, such Purchaser hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrator (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrator (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrator (or any of its Affiliates), or (z) that such Purchaser, Purchaser Agent or Indemnified Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrator to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Purchaser, Purchaser Agent or Indemnified Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrator of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrator pursuant to this Section 5.10(b).
(c)Each Purchaser, Purchaser Agent or Indemnified Party hereby authorizes the Administrator to set off, net and apply any and all amounts at any time owing to such Purchaser or Indemnified Party under any Transaction Document, or otherwise payable or distributable by the Administrator to such Purchaser, Purchaser Agent or Indemnified Party from any source, against any amount due to the Administrator under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrator for any reason, after demand therefor by the Administrator in accordance with immediately preceding clause (a), from any Purchaser or Purchaser Agent that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such

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Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrator’s notice to such Purchaser or Purchaser Agent at any time, (i) such related Purchaser shall be deemed to have assigned its Capital (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrator may specify) (such assignment of the Capital (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrator in such instance), and is hereby (together with the SPEs) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrator as the assignee Purchaser shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrator as the assignee Purchaser shall become a Purchaser or Purchaser Agent, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser shall cease to be a Purchaser or Purchaser Agent, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Purchaser and (iv) the Administrator may reflect in the Register its ownership interest in the Capital subject to the Erroneous Payment Deficiency Assignment. The Administrator may, in its discretion, sell any Capital acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Purchaser be reduced by the net proceeds of the sale of such Capital (or portion thereof), and the Administrator shall retain all other rights, remedies and claims against such Purchaser or related Purchaser Agent (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Purchaser and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrator has sold Capital (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrator may be equitably subrogated, the Administrator shall be contractually subrogated to all the rights and interests of the applicable Purchaser, related Purchaser Agent or Indemnified Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by any SPE or any Servicer, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrator from the SPEs or the Servicers for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrator for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 5.10 shall survive the resignation or replacement of the Administrator, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Document.
Section 5.11Credit Insurance Policies.

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(a)At all times while (x) any Pool Receivable is being reported in any Monthly Information Package or Weekly Information Package as an Insured Receivable or (y) any Pool Receivable is being included in the Net Receivables Pool Balance as an Insured Receivable:
(i)each SPE shall maintain each relevant Credit Insurance Policy in full force and effect;
(ii)the SPEs shall pay all premiums and other amounts due by the SPEs from time to time under each such Credit Insurance Policy when due in accordance with the terms thereof;
(iii)the SPEs and the Servicers shall refrain from taking any action or omitting to take any action which could reasonably be expected to prejudice or limit any SPE’s or the Administrator’s rights to payment under any such Credit Insurance Policy;
(iv)the SPEs and the Servicers shall enforce the obligations of the applicable Credit Insurer under each such Credit Insurance Policy;
(v)the SPEs and the Servicers shall maintain all records and documents that may be necessary to make claims for reimbursement under each such Credit Insurance Policy;
(vi)the SPEs shall, and the Servicers shall cause the SPEs to, perform all its other obligations under each such Credit Insurance Policy in accordance with the terms thereof (including, without limitation, delivering information regarding the relevant Pool Receivables and notices of insolvency with respect to Obligors when required pursuant to the terms of each such Credit Insurance Policy);
(vii)the SPEs and the Servicers shall advise promptly the Administrator of any payment any SPE receives directly under any Credit Insurance Policy for an Insured Receivable, any denial of coverage under any Credit Insurance Policy, any cancelation of any Credit Insurance Policy or any other information received in connection with any Credit Insurance Policy which is material to the payment of any claim thereunder;
(viii)Neither the SPEs nor the Servicers shall amend, modify or waive (or consent to any such amendment, modification or waiver of) any provision of any Credit Insurance Policy if such amendment, modification or waiver could reasonably be expected to prejudice or limit any SPE’s or the Administrator’s rights to payment under such Credit Insurance Policy, unless the Administrator shall have provided its prior written consent to such amendment, modification or waiver; and
(ix)The SPEs and the Servicers shall deliver any additional instruments, certificates and documents, provide such other information and take such other actions as may be necessary or desirable, in the reasonable opinion, and upon the reasonable request, of the Administrator, to give further assurances of any of the rights granted or provided for herein or under any Credit Insurance Policy (including, without limitation, providing copies of invoices, purchase orders, and the proof of delivery of products as may be requested by the insurer thereunder).
(b)If any SPE fails to pay any premium or other amount due under any Credit Insurance Policy, the Administrator may (in its discretion) pay such premium or other amount from the Pool Assets or from its own funds in order to keep such Credit Insurance Policy in

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force. Any amount so paid by the Administrator from its own funds shall constitute an Indemnified Amount payable by such SPE to the Administrator hereunder.
(c)As to any Insured Receivables only, in the event that any Obligor defaults on the payment of any of its Pool Receivables, becomes subject to an Insolvency Proceeding or becomes subject to any other event that gives rise to a claim for indemnification under a Credit Insurance Policy, the SPEs and the Servicers shall, promptly (but not later than the later of (x) thirty (30) days after such event or (y) thirty (30) days after the first date on which such a claim may be filed pursuant to the terms of such Credit Insurance Policy), file a claim for such indemnification (with a copy thereof to the Administrator) in accordance with the terms of such Credit Insurance Policy and shall take any other actions required under the terms of such Credit Insurance Policy to obtain such indemnification (including, without limitation, providing the applicable Credit Insurer with itemized statements, invoices, bills of lading, purchase orders, summaries of collections efforts, evidence of debt or other documentation that may be required under the terms of such Credit Insurance Policy). The SPEs and the Servicers shall cause any amounts paid by a Credit Insurer under any Credit Insurance Policy to be paid directly to a Collection Account and to be applied as a Collection in accordance with the terms of this Agreement.
(d)In the event that a Credit Insurer pays a claim under a Credit Insurance Policy with respect to a Pool Receivable and any SPE is required to subrogate it rights, claims, guaranties, security, collateral or defenses to such Credit Insurer in respect of such Pool Receivable, such SPE shall (and the Servicers shall cause such SPE to) so subrogate such rights, claims, guaranties, security, collateral or defenses in accordance with the terms of such Credit Insurance Policy. Simultaneously with receipt of such a payment in a Collection Account and upon such subrogation, the Administrator shall be automatically deemed to have released to the such SPE any ownership or security interest it may have hereunder (on behalf of itself and the Purchasers) in such rights, claims, guaranties, security, collateral or defenses so subrogated, to the extent necessary to permit such subrogation and shall execute such documents to evidence the same as shall be reasonably requested by such SPE, in each case at the sole expense of the SPEs; provided, however, that the Administrator shall not be deemed to have released any such ownership or security interest it may have in related rights under such Credit Insurance Policy (including, without limitation, any right of any SPE to receive ratable or other allocations of Collections or other recoveries in respect of the related Pool Receivables).
(e)If any Credit Insurance Policy ceases to be Eligible Credit Insurance, the SPEs and the Servicers shall furnish to the Administrator and each Purchaser Agent written notice thereof, together with a statement of the actions the SPEs plan to take to remedy such situation, if any, promptly but not later than five (5) Business Days thereafter.
(f)Any Collections received by the Administrator pursuant to the Credit Insurance Policy (including as an additional insured thereunder) shall be distributed in accordance with the priority of payments set forth in Section 1.4(a).
Section 5.12UK Security Provisions.
(a)Notwithstanding any other provision of this Agreement, each Purchaser Party irrevocably appoints the Administrator to act as its trustee under and in connection with the UK Security Agreement on the terms and conditions set out in the UK Security Agreement to hold the assets subject to the security thereby created as trustee for the Purchaser Parties on the trusts and other terms contained in the UK Security Agreement. Each of the Purchaser Parties authorizes the Administrator to exercise the rights, remedies, power and discretions, specifically given to the Administrator under or in respect of the UK Security Agreement, together with any rights, remedies, power and discretions, incidental thereto. In addition, when acting in the

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capacity of trustee for the Purchaser Parties, the Administrator shall have all the rights, remedies and benefits of and in favor of the Administrator contained in this Article V.
(b)Any reference in this Agreement to Permitted Encumbrances (or any other liens) stated to be in favor of the Administrator shall be construed so as to include a reference to such Permitted Encumbrances and liens granted in favor of the Administrator in its capacity as security trustee of the Purchaser Parties.
(c)Nothing in this Article V shall require the Administrator to act as a trustee at common law or to hold any property on trust in any jurisdiction outside the United States or the United Kingdom that may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.
ARTICLE VI

MISCELLANEOUS
Section 6.1Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by any SPE or any Servicer therefrom, shall be effective unless in a writing signed by the Administrator, each of the Majority Purchaser Agents and the Swingline Purchaser, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by any SPE or any Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Capital of any Purchaser, any Purchaser’s pro rata share of the Purchased Interest or any Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of the definition of “Majority Purchaser Agents” or this Section 6.1, (F) consent to or permit the assignment or transfer by any SPE of any of its rights and obligations under this Agreement, (G) change the definition of “Capital Coverage Percentage,” “Concentration Percentage,” “Concentration Reserve Percentage,” “Dilution Reserve Percentage,” “Eligible Receivable,” “Loss Reserve Percentage,” “Net Receivables Pool Balance,” “Purchased Interest,” “Termination Event,” “Total Reserves” or “Yield Reserve Percentage” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; provided, however, that any amendment to the U.S. Sale Agreement or UK Sale Agreement joining any Small Originator to the U.S. Sale Agreement or UK Sale Agreement as an Originator shall require only the consent of the Administrator, so long as the Joinder Conditions are satisfied as of the date of such joinder. No failure on the part of the Purchasers, the Purchaser Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 6.2Notices, Etc.
(a)All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by facsimile, or by overnight mail, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if

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delivered by overnight mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.
(b)Platform.
(a)Each SPE and each Servicer agrees that the Administrator may, but shall not be obligated to, make the Communications (as defined below) available to the Purchaser Parties by posting the Communications on the Platform.
(b)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrator or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any SPE-Related Party, any Purchaser Party or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any SPE-Related Party’s or the Administrator’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any SPE-Related Party pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrator or any other Purchaser Party by means of electronic communications pursuant to this Section, including through the Platform.
Section 6.3Successors and Assigns; Participations; Assignments.
(a)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, no SPE nor any Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator and the Purchaser Agents.
(b)Register. The Administrator, acting solely for this purpose as a non-fiduciary agent of the U.S. SPE, shall maintain a record of any assignment pursuant to Section 6.3(e) and a register for the recordation of the names and addresses of the Purchasers and the Commitments of, and principal amounts (and stated Discount) of the interests in the Receivables and rights under this Agreement owing to each Purchaser pursuant to the terms of this Agreement from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the SPEs and the Administrator shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the SPEs and any Purchaser, at any reasonable time and from time to time upon reasonable prior notice.
(c)Participations. Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the SPEs, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with

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such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.
(d)Participant Register. The SPEs agree that each Participant shall be entitled to the benefits of the Sections 1.7 and 1.9 (subject to the requirements and limitations therein, including the requirements under Section 1.9(c); it being understood that the documentation required under Section 1.9(c) shall be delivered to the Purchaser who sells the participation rather than to any SPE or Administrator) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to Section 6.3(e), provided that such Participant shall not be entitled to receive any greater payment under the Section 1.7 or Section 1.9, with respect to any participation, than the Purchaser from whom it acquired the applicable participation would have been entitled to receive. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of any set-off rights provided to the Purchasers under this Agreement as though it were a Purchaser, provided that such Participant agrees to be subject to the provisions of Section 6.11 as though it were a Purchaser. Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the U.S. SPE, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated Discount) of each Participant’s interest in the Receivables and rights under this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such interest in Receivables and under this Agreement is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrator shall have no responsibility for maintaining the Participant Register.
(e)Assignments by Certain Committed Purchasers. Any Committed Purchaser may assign to one or more Persons (each a “Purchasing Committed Purchaser”), reasonably acceptable to the related Purchaser Agent in its sole discretion, and, prior to the occurrence of a Termination Event, with the consent of the SPEs (such consent not to be unreasonably withheld), any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex D with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Committed Purchaser, such selling Committed Purchaser, such related Purchaser Agent and the Administrator and, if applicable, the SPEs. Any such assignment by Committed Purchaser cannot be for an amount less than $10,000,000. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the SPEs, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Committed Purchaser to the selling Committed Purchaser of the agreed purchase price, if any, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party hereto and shall have all the rights and obligations of a Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Committed Purchaser allocable to such Purchasing Committed Purchaser shall be equal to the amount of the Commitment of the selling Committed Purchaser transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Committed Purchaser as a “Committed Purchaser” and any resulting adjustment of the selling Committed Purchaser’s Commitment. Any Committed Purchaser may pledge or assign any of its rights (including, without limitation, rights to payment of principal and interest) hereunder to

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any Federal Reserve Bank without notice to or consent of any SPE, any Servicer, any other Purchaser, any Purchaser Agent or the Administrator; provided, that no such pledge or assignment shall release such Committed Purchaser from any of its obligations hereunder or substitute such pledgee or assignee for such Committed Purchaser as a party hereto.
In addition to the foregoing, any Committed Purchaser may, with the consent of the relevant Conduit Purchaser taking assignment and the SPEs (such consent not to be unreasonably delayed or withheld), at any time assign to any Conduit Purchaser then included in its Purchaser Group all or any portion of such Committed Purchaser’s Capital together with its rights (including, without limitation, the right to receive related Discount and Fees and its related interest in the Pool Assets) and obligations (excluding such Committed Purchaser’s Commitment, which shall be retained by such Committed Purchaser) with respect thereto; provided that, promptly following any such assignment, such Committed Purchaser (or its Purchaser Agent) shall deliver to the Administrator, the Servicers and the SPEs written notice of such assignment specifying the portion of Capital so assigned and executed by such Committed Purchaser and the applicable Conduit Purchaser, which written notice shall be recorded in the Register pursuant to clause (b) above.
(f)Assignments to Program Support Providers. Any Conduit Purchaser may at any time grant to one or more of its Program Support Providers, participating interests in its portion of the Purchased Interest and its rights and interests hereunder (including its rights to receive payments of Capital, Discount and Fees). In the event of any such grant by such Conduit Purchaser of a participating interest to a Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The SPEs agree that each Program Support Provider of any Conduit Purchaser hereunder shall be entitled to the benefits of Sections 1.7, 1.8 and 1.9.
(g)Other Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest and its rights and interests hereunder (including its rights to receive payments of Capital, Discount and Fees) (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, however, that such Conduit Purchaser may not, without the prior consent of its Committed Purchaser and, so long as no Termination Event or Unmatured Termination Event is continuing, the Seller (such consent not to be unreasonably withheld or delayed), make any such transfer of its rights hereunder unless the assignee (i) (x) is a multi-seller asset-backed commercial paper conduit that is sponsored by the Committed Purchaser (or an Affiliate thereof) for the assigning Conduit Purchaser or (y) is a Committed Purchaser or Liquidity Provider for the assigning Conduit Purchaser, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) in the case of an assignee described in clause (i)(x) above, issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser. Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest and its rights and interests hereunder (including its rights to receive payments of Capital, Discount and Fees) to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in

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order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and its rights and interests hereunder (including its rights to receive payments of Capital, Discount and Fees) and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest and its rights and interests hereunder (including its rights to receive payments of Capital, Discount and Fees), the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the SPEs, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).
Section 6.4Costs, Expenses and Taxes. (a) By way of clarification, and not of limitation, of Sections 1.7 or 3.1, the SPEs shall pay to the Administrator and each member of each Purchaser Group on demand all reasonable costs and expenses in connection with (i) the preparation, execution, delivery and administration (including amendments or waivers of any provision) of this Agreement or the other Transaction Documents, (ii) the sale of the Purchased Interest (or any portion thereof), (iii) the perfection (and continuation) of the Administrator’s rights in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, any Purchaser Agent or any member of any Purchaser Group party to this Agreement of the obligations of the SPEs, the Servicers, the Originators or the Sub-Originators under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Collection Accounts (and any related Lock-Box), including reasonable fees, costs and expenses of legal counsel for the Administrator and each member of each Purchaser Group relating to any of the foregoing or to advising the Administrator, any member of any Purchaser Group party to this Agreement or any related Program Support Provider about its rights and remedies under any Transaction Document or any related Funding Agreement and all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Administrator and each Purchaser Agent in connection with the enforcement or administration of the Transaction Documents or any Funding Agreement. The SPEs and the Servicers shall, subject to the provisos set forth in Section 1(e) and Section 2(e) of Exhibit IV hereto, reimburse the Administrator and each member of each Purchaser Group for the cost of such Person’s auditors (which may be employees of such Person) auditing the books, records and procedures of the SPEs or the Servicers. The SPEs shall reimburse each Conduit Purchaser on demand for all reasonable costs and expenses incurred by such Conduit Purchaser or any shareholder of such Conduit Purchaser in connection with the Transaction Documents or the transactions contemplated thereby, including certain costs related to the auditing of such Conduit Purchaser’s books by certified public accountants, and the Rating Agencies and reasonable fees and out-of-pocket expenses of counsel of the Administrator and each member of each Purchaser Group, or any shareholder or administrator of such, for advice relating to such Conduit Purchaser’s operation. Administrator and each member of each Purchaser Group agree, however, that unless a Termination Event has occurred and is continuing all of such entities will be represented by a single law firm.
(a)In addition, the SPEs shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
Section 6.5No Proceedings; Limitation on Payments. (a) Each of the SPEs, Corpay, Allstar, the Servicers, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or a Purchaser’s rights and interests hereunder (including its rights to receive payments of Capital, Discount and Fees) (or any portion thereof), and each Person that enters into a commitment to purchase the Purchased Interest or a Purchaser’s rights and interests hereunder (including its rights to receive payments of Capital, Discount and Fees) (or any portion

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thereof), hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provisions of this paragraph shall survive any termination of this Agreement.
(a)Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all Notes are paid in full. Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this paragraph shall survive any termination of this Agreement.
(b)Each of Corpay, Allstar, each Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or a Purchaser’s rights and interests hereunder (including its rights to receive payments of Capital, Discount and Fees) (or any portion thereof) and each Person that enters into a commitment to purchase the Purchased Interest or a Purchaser’s rights and interests hereunder (including its rights to receive payments of Capital, Discount and Fees) (or any portion thereof), hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any SPE any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for two years and one day after the Final Payout Date; provided, however, that the Administrator shall not be prohibited from taking any such action with the consent of the Majority Purchaser Agents. The provisions of this paragraph shall survive any termination of this Agreement.
(c)Each of the parties to this Agreement acknowledges and agrees that, notwithstanding any other provision of any other Transaction Document, all obligations of the UK SPE (if any) to such party, including, without limitation, the Obligations, are limited in recourse as set forth below:
(i)each party to this Agreement agrees that it will have a claim only in respect of the Pool Assets and will not have any claim, by operation of law or otherwise, against, or recourse to, any of the UK SPE’s other assets or its contributed capital;
(ii)    sums payable to any party to this Agreement in respect of the UK SPE’s obligations to such party shall be limited to the lesser of (a) the aggregate amount of all sums due and payable to such party and (b) the aggregate amounts received, realized or otherwise recovered by or for the account of the UK SPE in respect of the Pool Assets whether pursuant to enforcement of the security interest created hereunder or otherwise, net of any sums which are payable by the UK SPE in accordance with Section 1.4(a) in priority to or pari passu with sums payable to such party; and

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(iii)    notwithstanding anything to the contrary contained in this Agreement, all obligations of the UK SPE shall be payable by the UK SPE only to the extent of funds available therefor pursuant to Section 1.4(a) and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim (including a claim as defined under Section 101 of the Bankruptcy Code) against the UK SPE to the extent of such unavailability or insufficiency until such time as the UK SPE has assets sufficient to pay such prior deficiency in accordance with Section 1.4(a) and upon notice of the Administrator that it has determined in its sole opinion that there is no reasonable likelihood of there being any further realizations in respect of the Pool Assets (whether arising from an enforcement of the security interest created hereunder related to such Pool Assets or otherwise) which would be available to pay unpaid amounts outstanding under the relevant Transaction Documents, any such unpaid amounts shall be discharged in full.
Section 6.6GOVERNING LAW AND JURISDICTION.
(a)THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
Section 6.7Confidentiality. Unless otherwise required by applicable law, each SPE and each Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, and (b) the SPEs’ legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by applicable law, each of the Administrator, the Purchaser Agents and the Purchasers agree to maintain the confidentiality of non-public financial information regarding the SPEs, the Servicers, the Originators and the Sub-Originators; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written

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agreement of confidentiality in form and substance reasonably satisfactory to the Servicers, (ii) legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator if they agree to hold it confidential, (iii) any nationally recognized statistical rating organization, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agency placing the Notes and (vi) any regulatory authorities having jurisdiction over the Administrator, the Purchaser Agents, any Purchaser or any Program Support Provider.
    For the avoidance of doubt, nothing in this Section shall prohibit any Person from voluntarily communicating, disclosing or providing information within the scope of the confidentiality provisions of this Section regarding suspected violations of laws, rules, or regulations to a governmental, regulatory or self-regulatory organization without any notification to any Person.
Section 6.8Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
Section 6.9Survival of Termination. The provisions of Sections 1.7, 1.8, 1.9, 3.1, 3.2, 3.3, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.
Section 6.10WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
Section 6.11Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 6.12Right of Setoff. Each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the SPEs against amounts owing by the SPEs hereunder (even if contingent or unmatured); provided that such Purchaser (or the related Purchaser Agent) shall notify the SPEs concurrently with such setoff.

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Section 6.13Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
Section 6.14Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.
Section 6.15Purchaser Groups’ Liabilities. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by any SPE or any Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and the SPEs and the Servicers hereby waive, release, and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favor.
Section 6.16USA Patriot Act. Each of the Administrator and each of the Purchasers hereby notifies the SPEs and the Servicers that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Purchasers may be required to obtain, verify and record information that identifies the Covered Entities, which information includes the name, address, tax identification number and other information regarding the Covered Entities that will allow the Administrator and the Purchasers to identify the Covered Entities in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each SPE and each Servicer agrees to provide the Administrator and the Purchasers, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
Section 6.17[Reserved].
Section 6.18Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

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(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
FLEETCOR FUNDING LLC, as U.S. SPE
By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

CORPAY TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer
By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

1752829385.28	S-1	Sixth Amended and Restated Receivables Purchase Agreement (FleetCor)

CORPAY FUNDING (UK) LIMITED, as UK SPE
By: /s/ Paul Holland
Name: Paul Holland
Title: Director

ALLSTAR BUSINESS SOLUTIONS LIMITED, as UK Servicer
By: /s/ Alan King
Name: Alan King
Title: Director

1752829385.28	S-2	Sixth Amended and Restated Receivables Purchase Agreement (FleetCor)

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser
By: /s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for its Purchaser Group
By: /s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Administrator
By: /s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

PNC CAPITAL MARKETS LLC, as Structuring Agent

By: /s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

1752829385.28	S-3	Sixth Amended and Restated Receivables Purchase Agreement (FleetCor)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Bria Brown
Name: Bria Brown
Title: Executive Director

1752829385.28	S-4	Sixth Amended and Restated Receivables Purchase Agreement (FleetCor)

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Shep Griswold
Name: Shep Griswold
Title: Officer

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MUFG BANK, LTD., as a Committed Purchaser and as Purchaser Agent for its, Gotham Funding Corporation’s and Victory Receivables Corporation’s Purchaser Group

By: /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

GOTHAM FUNDING CORPORATION,
as a Conduit Purchaser for MUFG Bank, Ltd.’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser for MUFG Bank, Ltd.’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

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MIZUHO BANK, LTD., as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Jeremy Ebrahim
Name: Jeremy Ebrahim
Title: Managing Director

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THE TORONTO-DOMINION BANK, as a Committed Purchaser

By: /s/ Luna Mills
Name: Luna Mills
Title: Managing Director

CABOT TRAIL FUNDING LLC,
as a Conduit Purchaser for The Toronto-Dominion Bank’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

GTA FUNDING LLC,
as a Conduit Purchaser for The Toronto-Dominion Bank’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of
RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO DOMINION BANK, as a Conduit Lender

By: /s/ Luna Mills
Name: Luna Mills
Title: Managing Director

1752829385.28	S-8	Sixth Amended and Restated Receivables Purchase Agreement (FleetCor)

THE TORONTO-DOMINION BANK, as Purchaser Agent for its, GTA Funding’s and Cabot Trail Funding’s Purchaser Group

By: /s/ Luna Mills
Name: Luna Mills
Title: Managing Director

1752829385.28	S-9	Sixth Amended and Restated Receivables Purchase Agreement (FleetCor)

THE BANK OF NOVA SCOTIA, as a Committed Purchaser

By: /s/ Elie Silver
Name: Elie Silver
Title: Managing Director

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for The Bank of Nova Scotia’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

THE BANK OF NOVA SCOTIA, as Purchaser Agent for its and Liberty Street Funding LLC’s Purchaser Group

By: /s/ Elie Silver
Name: Elie Silver
Title: Managing Director

1752829385.28	S-10	Sixth Amended and Restated Receivables Purchase Agreement (FleetCor)

1752829385.28	S-11	Sixth Amended and Restated Receivables Purchase Agreement (FleetCor)

EXHIBIT I
DEFINITIONS
As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.
“Administrator” has the meaning set forth in the preamble to this Agreement.
“Adverse Claim” means a lien, security interest, assignment by way of security, other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchasers) shall not constitute an Adverse Claim.
“Affected Person” has the meaning set forth in Section 1.7 of this Agreement.
“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock or membership interest, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Aggregate Capital” means the amount paid to the U.S. SPE in respect of the Purchased Interest or portion thereof by each Purchaser pursuant to this Agreement, as reduced from time to time by Collections distributed and applied on account of such Aggregate Capital pursuant to Section 1.4(a) of this Agreement; provided, that if such Aggregate Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Aggregate Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Aggregate Discount” at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.
“Agreement” has the meaning set forth in the preamble hereto.
“Alternative Currency” means Canadian Dollars, Euro, and Sterling.
“Amazon” means Amazon Logistics, Inc. and/or Amazon.com, Inc..

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“Anti-Corruption Laws” means (a) the United States Foreign Corrupt Practices Act of 1977, as amended; (b) the UK Bribery Act 2010, as amended and (c) any other applicable law relating to anti-bribery or anti-corruption in any jurisdiction in which any SPE-Related Party is located or doing business.
“Anti-Terrorism Law” means any law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, and any regulations or directives promulgated under these provisions.
“Assumption Agreement” means an agreement substantially in the form set forth in Annex C to this Agreement.
“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, with respect to any Purchaser, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:
(a) the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Committed Purchaser) as its “reference rate” or “prime rate”, as applicable. Such “reference rate” (or “prime rate”, as applicable) is set by the applicable Purchaser Agent based upon various factors, including the applicable Purchaser Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate,
(b) 0.50% per annum above the latest Overnight Bank Funding Rate, and
(c) Daily Simple SOFR plus 1.00% so long as Daily Simple SOFR is offered, ascertainable and not unlawful.

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“Base Rate Capital” means, at any time, any Capital on which Discount accrues by reference to the Base Rate.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Canadian Dollars” or “CAD” means the lawful currency of Canada.
“Capital” means with respect to any Purchaser the amount paid to the U.S. SPE by such Purchaser pursuant to this Agreement, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(a) of this Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Capital Coverage Percentage” means, at any time, a fraction expressed as a percentage (a) the numerator of which is the sum of the Aggregate Capital plus the Total Reserves, and (b) the denominator of which is the Net Receivables Pool Balance. The Capital Coverage Percentage shall be determined from time to time pursuant to Section 1.3 of this Agreement.
“Capital Tranche” means specified portions of Capital outstanding as follows: (a) any Capital for which the applicable Discount is determined by reference to the Term SOFR Rate and which have the same Yield Period shall constitute one Capital Tranche, (b) all Capital for which the applicable Discount is determined by reference to Daily 1M SOFR shall constitute one Capital Tranche, (c) all Capital for which the applicable Discount is determined by reference to Base Rate shall constitute one Capital Tranche and (d) all Capital for which the applicable Discount is determined by reference to the CP Rate shall constitute one Capital Tranche.
“Certificate of Withholding” has the meaning set forth in Section 1.9(b) of this Agreement.
“Change in Control” means either of the following:
(I) Corpay ceases to:
(a) directly own 100% of the capital stock of the U.S. SPE free and clear of all Adverse Claims other than the pledge of any such interest therein of Corpay solely pursuant to (i) the Credit Facility and related documents and (ii) any credit or financing facility entered into in complete substitution of or replacement for the Credit Facility, in either case, if the lenders or finance providers with respect to which (A) require an assignment of such equity interest, (B) are parties reasonably

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acceptable to the Administrator and (C) agree in writing to the terms of a letter agreement in substantially the form of Annex G hereto, or
(b) directly or indirectly own a majority of the capital stock, membership interest or other equity interest of any Originator (other than Corpay) or Sub-Originator free and clear of all Adverse Claims other than the pledge thereof under the Credit Facility or any credit or financing facility entered into in complete substitution of or replacement for the Credit Facility;
(II) (a) Holdings ceases to directly or indirectly own a majority of the capital stock, membership interest or other equity interest of FleetCor UK Acquisition Limited; (b) Holdings ceases to directly or indirectly own 100% of the outstanding voting stock or membership interests of Corpay; or (c) FleetCor UK Acquisition Limited ceases to directly own 100% of the capital stock of the UK SPE free and clear of all Adverse Claims; or
(III) a “Change of Control” (as such term is defined in the Credit Agreement as in effect on the Closing Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified (i) if PNC Bank, National Association or any Affiliate thereof is a party to the Credit Agreement as a “Lender”, so long as the Servicers shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery or (ii) if neither PNC Bank, National Association nor any Affiliate thereof is a party to the Credit Agreement as a “Lender” and any such amendment, restatement, refinancing, replacement, supplement or other modification resulted in a change to such term or any constituent defined term thereof, so long as the Administrator shall have provided written consent to such change).
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as

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amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Chevron” means Chevron U.S.A. Inc., a Pennsylvania corporation, and its successors.
“Chevron Card Program Master Agreement” means that certain Card Program Master Agreement, dated as of August 29, 2007, by and among Chevron and Corpay, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Closing Date” means November 3, 2025.
“Collection Account” means each U.S. Collection Account, UK Collection Account and UK Originator Collection Account, as applicable.
“Collection Account Agreement” means, with respect to each Collection Account, a deposit account control agreement (or similar agreement), among (i) with respect to any U.S. Collection Accounts, the U.S. SPE, the U.S. Servicer, the Administrator and a Bank providing the Administrator with “control” (within the meaning of the UCC) over such Collection Account and the right to assume exclusive control of such Collection Account, (ii) with respect to any UK Collection Accounts, the UK SPE, the UK Servicer, the Administrator and a Bank providing the Administrator with the right to assume exclusive operational control of such Collection Account (provided that any Collection Account Agreement in relation to any UK Collection Account may take the form of a notice and acknowledgement) and (iii) with respect to any UK Originator Collection Accounts, the UK Originator that owns such account, the UK Servicer, the Administrator and a Bank providing the Administrator with the right to assume exclusive operational control of such Collection Account (provided that any Collection Account Agreement in relation to any UK Originator Collection Account may take the form of a notice and acknowledgement).
“Collection Account Bank” means, with respect to any Collection Account, the bank maintaining such Collection Account.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Sub-Originator, Corpay, Allstar, any SPE or any Servicer (or any Sub-Servicer or agent on its behalf) in payment of any amounts owed in respect of such Receivable (including purchase price, VAT where included in the Outstanding Balance for the relevant Pool Receivable, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all amounts paid by or on behalf of a Credit Insurer under any Credit Insurance Policy or in respect of any claim thereunder, (d) all other proceeds of such Pool Receivable and (e) the amount of any refund or credit for the VAT component of any Pool Receivable obtained by any Person pursuant to a claim for bad debt relief in respect of the relevant Pool Receivable.

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“Comdata Originator” means Comdata Inc., Comdata TN, Inc. or Comdata Network, Inc. of California.
“Comdata Receivable” means any indebtedness and other obligations owed to a Comdata Originator or any SPE or any right of any SPE or any Comdata Originator to payment from or on behalf of an Obligor, or any right to reimbursement for funds paid or advanced by any SPE or any Comdata Originator on behalf of an Obligor, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, arising in connection with the sale of goods or the rendering of services by any Comdata Originator (including, without limitation, any obligation to pay any finance charges with respect thereto) which are identified in the related Comdata Originator’s GEAC or Microsoft D365 accounting system without the customer flag designation of “prefunded” and having one of the following designations:
(a)    COMPANY NO 01 (such designation identifying the obligation as belonging to the “Company 1” accounting classification),
(b)    COMPANY NO MC (such designation identifying the obligation as belonging to the “MasterCard Company” accounting classification), or
(c)    COMPANY NO GV (such designation identifying the obligation as belonging to the “Governmental Company” accounting classification), or any successor designation in effect hereafter as approved in writing by the Administrator (such approval not to be unreasonably withheld or delayed) that identifies the same type of receivables as are identified by the foregoing account codes on the date hereof together with any right to receive payment therefor under any related Contract (whether from the Obligor or otherwise).
“Commitment” means, with respect to any Committed Purchaser or its Purchaser Group (as the case may be), the amount set forth on Schedule V for such Committed Purchaser or in the Assumption Agreement or other agreement pursuant to which it became a Committed Purchaser, in either case, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(e) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b). Upon the occurrence of the Facility Termination Date, each Commitment shall be automatically reduced to zero.
“Commitment Fee” has the meaning set forth in the Purchaser Group Fee Letter.
“Committed Purchaser” means each Purchaser that has a Commitment and each other Person that from time to time becomes a party hereto as a Committed Purchaser pursuant to an Assumption Agreement or a Transfer Supplement or otherwise in accordance with the terms hereof. For the avoidance of doubt, any reference to a “Related Committed Purchaser” in any other Transaction Document shall be deemed to be a reference to a “Committed Purchaser.” Any reference to the “related” Committed Purchaser of any Conduit Purchaser (or words to similar effect) shall be deemed to be a reference to the Committed Purchaser in such Conduit Purchaser’s Purchaser Group.

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“Company Note” has the meaning set forth in Section 3.1 of the U.S. Sale Agreement.
“Concentration Percentage” means (a) (i) for any Group A Obligor, 10.00%, (ii) for any Group B Obligor, 8.00%, (iii) for any Group C Obligor, 6.00% and (iv) for any Group D Obligor, 4.00%; and (b) for each of the Obligors or groups of Obligors listed in the chart below (each, a “Special Obligor”), the percentage specified in the chart below for such Special Obligor that corresponds with the obligor group in which such Special Obligor belongs at any date of determination (the applicable “Special Concentration Limit”); provided, however, that the Administrator in its sole discretion, may, upon not less than five (5) Business Days’ prior written notice to the SPEs, cancel or reduce the Special Concentration Limit with respect to any Special Obligor, in which case the Concentration Percentage for such Special Obligor(s) shall be determined pursuant to clause (a) above; and provided, further, that, in the event that any other Obligor is or becomes an Affiliate of a Special Obligor (a “Special Affiliate Obligor”), the Special Concentration Limit shall apply to both such Special Affiliate Obligor and such Special Obligor and shall be calculated as if such Special Affiliate Obligor and such Special Obligor were a single Obligor.

Special Obligor	Group Affiliation	Special Concentration Limit
Amazon	Group A Obligor	20.00%
	Group B Obligor	16.00%
	Group C Obligor	12.00%
	Group D Obligor	4.00%

“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the sum of the two (2) largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors; provided, that, when calculating the Concentration Reserve Percentage, the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool owing by the Special Obligors and any Special Affiliate Obligors (each as defined in the definition of “Concentration Percentage”), collectively, exceeding (i) if such Special Obligor is a Group A Obligor, 10.00%, (ii) if such Special Obligor is a Group B Obligor, 8.00%, (iii) if such Special Obligor is a Group C Obligor, 6.00% and (iv) if such Special Obligor is a Group D Obligor, 4.00%, of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool shall be excluded from such calculation; provided, however, that the Administrator in its sole discretion, or the Majority Purchaser Agents, may, upon not less than five (5) Business Days’ prior written notice to the SPEs, notwithstanding the immediately preceding proviso, include the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool owing by the Special Obligors and any Special Affiliate Obligors in the calculation of Concentration Reserve Percentage; provided, further, that, for purposes of

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determining the Concentration Reserve Percentage with respect to any Eligible Receivable that is an Insured Receivable, the “Obligor” thereof (including for purposes of determining such Obligor’s Obligor Percentage and status as a Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor) shall be deemed to be (x) with respect to the Insured Amount of the Outstanding Balance of such Insured Receivable, the related Eligible Credit Insurance Provider and (y) with respect to the remaining Outstanding Balance, if any, the Obligor of such Insured Receivable.
“Conduit Purchaser” means each commercial paper conduit that becomes a party to this Agreement, as a Conduit Purchaser pursuant to an Assumption Agreement or otherwise in accordance with the terms hereof. Any reference to the “related” Conduit Purchaser of any Committed Purchaser (or words to similar effect) shall be deemed to be a reference to the Conduit Purchaser (if any) in such Committed Purchaser’s Purchaser Group.
“Conforming Changes” means, with respect to Daily 1M SOFR, the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Yield Period,” timing and frequency of determining rates and making payments of Discount and interest, timing of Purchase, borrowing or investment requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrator decides, in consultation with the SPEs, may be appropriate to reflect the adoption and implementation of Daily 1M SOFR, the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides, in consultation with the SPEs, that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines, in consultation with the SPEs, that no market practice for the administration of Daily 1M SOFR, the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrator decides in consultation with the SPEs is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Consolidated Leverage Ratio” has the meaning assigned to such term in the Credit Agreement as in effect on the Thirteenth Amendment Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified (i) if PNC Bank, National Association or any Affiliate thereof is a party to the Credit Agreement as a “Lender”, so long as the Servicers shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery or (ii) if neither PNC Bank, National Association nor any Affiliate thereof is a party to the Credit Agreement as a “Lender” and any such amendment, restatement, refinancing, replacement, supplement or other modification resulted in a change to such defined term or any constituent defined term thereof, so long as the Administrator shall have provided written consent to such change.

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“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Corpay” has the meaning set forth in the preamble to this Agreement.
“Covered Entity” means (a) each SPE, each Servicer, Corpay, Allstar, Holdings, each Originator, each Sub-Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person or any participating commercial paper conduit maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Purchaser or participating commercial paper conduit (or the applicable Purchaser Agent) to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser or participating commercial paper conduit); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the SPEs agree that any amounts payable to the Purchasers in respect of Discount for any Yield Period with respect to any Portion of Capital funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in a Purchaser Group Fee Letter, an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party

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as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the SPEs, any Servicer and the applicable Purchaser Agent from time to time. The “CP Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (x) 2.0% per annum above the Base Rate as in effect on such day and (y) the CP Rate as determined above pursuant to this definition.
“CP Rate Capital” means, at any time, any Capital (or portion thereof) of any CP Rate Purchaser, which Capital (or portion thereof) is then being funded by such CP Rate Purchaser through the issuance of Notes. For the avoidance of doubt, to the extent any CP Rate Purchaser funds any Capital through its Liquidity Agreement or any other Program Support Agreement, rather than through the issuance of Notes, such Capital shall not constitute CP Rate Capital.
“CP Rate Purchaser” means any Conduit Purchaser that is a member of MUFG’s Purchaser Group, GTA Funding and Cabot Trail.
“Credit Agreement” means that certain Credit Agreement, dated as of October 24, 2024, among, inter alia, Corpay, as borrower, Holdings, as the parent and Bank of America, N.A., as administrative agent, as the same may be amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time.
“Credit Agreement Near Maturity Period” shall be continuing as of any date of determination if any “Maturity Date” then applicable to any “Loan” then outstanding under the Credit Agreement shall fall on a date that is (x) prior to the date set forth in clause (a) of the definition of “Facility Termination Date” set forth in this Agreement and (y) not more than 91 days from such date of determination; provided that in the event of a Permitted Refinancing of the Credit Agreement, the term “Maturity Date” shall instead be deemed to refer to the maturity date (howsoever defined) in the documentation in respect of a Permitted Refinancing of the Credit Agreement.
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator, Sub-Originator and of Corpay in effect on the date of this Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement.
“Credit Facility” means the credit facility evidenced by the Credit Agreement and all other agreements (including, without limitation, any collateral security agreements), certificates, instruments and documents executed or delivered under or in connection with the Credit Agreement.
“Credit Insurance Policy” means a credit insurance policy naming any SPE as insured, which policy insures the payment of Pool Receivables owing by one or more Obligors.
“Credit Insurer” means each insurance company that provides a Credit Insurance Policy to any SPE.

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“Credit Risk Retention Rules” means (i) Section 15G of the Securities Exchange Act of 1934, as amended, and (ii) Articles 5 and 6 of Regulation (EU) 2017/2402 of the European Parliament and of the Council, in each case, together with the rules and regulations thereunder.
“Daily 1M SOFR” means, for any day, the rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (a) the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator, by (b) a number equal to 1.00 minus the SOFR Reserve Percentage; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, Daily 1M SOFR shall be deemed to be the SOFR Floor for the purposes of this Agreement and the other Transaction Documents. The rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to any SPE.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor for the purposes of this Agreement and the other Transaction Documents. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Eastern Time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to any SPE, effective on the date of any such change.
“Data Protection Laws” means (a) in relation to the European Economic Area and the United Kingdom, the EU General Data Protection Regulation (2016/679) (“GDPR”), national legislation implementing and supplementing the GDPR and implementing the Directive on Privacy and Electronic Communications (2002/58/EC), the GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018 and the UK Data Protection Act 2018 and any supplementary legislation as the same may be amended, superseded or replaced from time to time; and (b) in relation to

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other applicable jurisdictions, all laws and regulations in those jurisdictions relating to the processing of personal data and/or protection of privacy; in each case as applicable to the type of information which is or may be transmitted between the parties in connection with the subject matter of the Transaction Documents, and in each case as amended, superseded or replaced from time to time.
“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Receivables that are Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales related to all Receivables made by the Originators or Sub-Originators during the three calendar months ended on the last day of such calendar month divided by (ii) 90.
“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).
“Deemed Collections” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Receivables that are Pool Receivables that became Defaulted Receivables during such calendar month (other than Receivables that became Defaulted Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month), by (b) the aggregate credit sales related to the Receivables made by the Originators or Sub-Originators during the calendar month that is four calendar months before such calendar month (or, with respect to the aggregate credit sales related to the Receivables made by any Originator specified in the parenthetical to clause (a) of the definition of Defaulted Receivable, such other calendar month or period approved in writing by the SPEs and the Administrator).
“Defaulted Receivable” means a Receivable:
(a)    as to which any payment, or part thereof, remains unpaid for more than 90 days (or such lesser number of days approved in writing by the SPEs and the Administrator for Receivables originated by any specified Originator) from the original due date for such payment; or
(b)    without duplication (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) that has been written off any SPE’s books as uncollectible in accordance with the Credit and Collection Policy.

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“Defaulting Purchaser” means any Committed Purchaser that (a) has failed to (i) fund any portion of any Purchase (whether directly or indirectly) required to be funded by it within two Business Days of the date required to be funded or (ii) fails to pay the Swingline Purchaser its Swingline Settlement Amount or any interest accrued thereon, (b) has notified the SPEs or the Administrator in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations (whether direct or indirect) with respect to any Purchase (unless such writing or public statement indicates that such position is based on such Committed Purchaser’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Termination Event) to funding a Purchase cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the SPEs or the Administrator made in good faith to provide a certification in writing from an authorized officer of such Committed Purchaser that it will comply with its obligations (and is financially able to meet such obligations) to fund (whether directly or indirectly) prospective Purchases, provided that such Committed Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon such requesting Committed Purchaser’s receipt of such certification in form and substance satisfactory to it and the Administrator or (d) has (i) become the subject of an Insolvency Proceeding or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Committed Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any equity interest in that Committed Purchaser or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Committed Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Committed Purchaser (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Committed Purchaser.
“Deferred Funding Date” has the meaning set forth in Section 1.10.
“Deferred Funding Notice” has the meaning set forth in Section 1.10.
“Deferred Supplemental Purchase” has the meaning set forth in Section 1.10.
“Deferring Purchaser” has the meaning set forth in Section 1.10.
“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Receivables that are Pool Receivables that were Delinquent Receivables on such day (other than Excise Tax Return Receivables) by (b) the aggregate Outstanding Balance of all Receivables that are Pool Receivables on such day (other than Excise Tax Return Receivables).

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“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.
“Dilution Horizon Ratio” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%) computed as of the last day of such calendar month of: (a) the aggregate credit sales related to all Receivables made by all of the Originators and Sub-Originators during the most recently ended calendar month, to (b) the Net Receivables Pool Balance.
“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the SPEs pursuant to Section 1.4(b)(i) of this Agreement related to all Receivables during such calendar month (provided that solely for purposes of this calculation, such amount shall exclude payments related to credit adjustments during such month with respect to volume rebates and excise tax credits that were credited to the related Obligor and simultaneously debited to the Outstanding Balances of the related Pool Receivables at the time of billing such Pool Receivables) by (b) the aggregate credit sales related to all Receivables made by all of the Originators and Sub-Originators during such calendar month.
“Dilution Reserve Percentage” means, on any day, the product of (a) the sum of (i) 2.50 times the average of the Dilution Ratios for the twelve most recent calendar months, plus (ii) the Dilution Spike Factor, multiplied by (b) the Dilution Horizon Ratio.
“Dilution Spike Factor” means, for any calendar month, the product of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months and (b) (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.
“Discount” means with respect to any Purchaser, for each Portion of Capital for any Yield Period (or portion thereof), the amount of interest, yield or discount (however characterized) accrued on such Portion of Capital during such Yield Period (or portion thereof) in accordance with Section 1.13.
“Discount Rate” means, subject to Section 1.13, for any day in any Yield Period for any Capital (or portion thereof):
(a)    if no Termination Event is then continuing and such Capital (or portion thereof) is not CP Rate Capital, then the sum of either (x) if the U.S. SPE has elected for such Capital to accrue Discount by reference to the Term SOFR Rate during such Yield Period in accordance with Section 1.13(c)(i), the Term SOFR Rate for such day, or (y) in any other case (including if no such election has been made), Daily 1M SOFR;

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(b)    if no Termination Event is then continuing and such Capital (or portion thereof) is CP Rate Capital, then the CP Rate; or
(c)    if a Termination Event is then continuing, the greatest of (x) the sum of the Daily 1M SOFR for such day plus the SOFR Adjustment, (y) solely with respect to any Capital (or portion thereof) that is CP Rate Capital, the CP Rate and (z) the Base Rate for such day (in any such case, plus any additional margin or spread imposed pursuant to Section 1.13(d)).
For the avoidance of doubt, if any Capital is converted to, or deemed to be, a Base Rate Capital pursuant to the terms hereof, the Discount Rate for such Capital shall be the Base Rate as in effect from time to time (plus any additional margin or spread imposed pursuant to Section 1.13(d)).
“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” means, in each case, the lawful currency of the United States of America.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrator) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Administrator from time to time) on the date that is one (1) Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrator using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrator using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrator pursuant to clauses (b) and (c) above shall be conclusive absent manifest error.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“Eligible Collection Account” means a Collection Account maintained in the name of any SPE (or, in the case of any UK Originator Collection Accounts, a UK Originator) and subject to a Collection Account Agreement. Prior to the UK Collection Account Date, each UK Collection Account and each UK Originator Collection Account shall be an Eligible Collection Account regardless of whether such account is subject to a Collection Account Agreement.
“Eligible Credit Insurance” means a Credit Insurance Policy issued by an Eligible Credit Insurance Provider, which policy (a) has been approved in writing by the Administrator in its sole discretion, (b) is in full force and effect, (c) under which the Administrator is an additional insured, loss-payee or bank-beneficiary (as the case may be) entitled to make, and receive payment of, insurance claims thereunder, (d) contains terms and endorsements permitting the transactions contemplated by the Transaction Documents (including with respect to the Pool Receivables insured thereby and the SPE-Related Parties and the Purchaser Parties), and (e) with respect to which, all due and payable premiums have been paid in full. For the avoidance of doubt, if the Credit Insurer of such a Credit Insurance Policy ceases to be an Eligible Credit Insurance Provider, such policy shall cease to constitute Eligible Credit Insurance. No Eligible Credit Insurance is in effect as of the Thirteenth Amendment Date.
“Eligible Credit Insurance Provider” means an insurance company in the business of issuing commercial credit insurance (a) which company is not an Affiliate of any SPE-Related Party and (b) with respect to which, it has not had any credit rating assigned by any of Moody’s, Standard & Poor’s or A.M. Best Company, Inc. to it reduced by two or more ratings “notches” since the time any Credit Insurance Policy written by such Credit Insurer became Eligible Credit Insurance hereunder; provided, that, with respect to any Credit Insurance Policy issued by multiple insurance providers, the Administrator may elect (in its sole discretion) to treat such syndicate as a single insurer and apply a weighted average credit rating.
“Eligible Foreign Obligor” means a Foreign Obligor that is organized under the laws of a country (or any political subdivision thereof) that is a member state of the Organisation for Economic Co-operation and Development (OECD).
“Eligible Receivable” means, at any time, a Pool Receivable:
(a)    the Obligor of which is (i) a resident of the United States, Canada or England or is an Eligible Foreign Obligor, (ii) not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement, (iii) not an Affiliate of Corpay, Allstar or any Affiliate of Corpay or Allstar, (iv) a commercial entity and is not a “consumer obligor” (as such term is defined in any applicable UCC), (v) not the Obligor with respect to Defaulted Receivables (in the aggregate) with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables, (vi) not a Sanctioned Person and (vii) not an Excluded Obligor (except, in the case of this clause (vii), with respect to Receivables originated prior to the applicable Excluded Obligor Date, subject to Section 4.7(c));
(b)    that (i) (A) if such Receivable is a U.S. Receivable, it is denominated and payable only in Dollars or an Alternative Currency in the United States or Canada or (B)

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if such Receivable is a UK Receivable, it is denominated and payable only in Dollars or an Alternative Currency in England, and (ii) the related Obligor has been instructed to remit (or has authorized the Servicer or an Originator to debit such Obligor’s account and remit on such Obligor’s behalf) Collections in respect thereof (a) if such Receivable is a U.S. Receivable to an Eligible Collection Account owned by the U.S. SPE or related Lock-Box in the United States of America or Canada and (b) if such Receivable is a UK Receivable, a UK Originator Collection Account;
(c)    that is not a Delinquent Receivable or a Defaulted Receivable;
(d)    that does not have a stated maturity which is more than 90 days after the original invoice date of such Receivable;
(e)    that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of an Originator’s or Sub-Originator’s business;
(f)    that arises under a duly authorized Contract that (i) is in full force and effect, (ii) that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms and (iii) is governed by the law of (A) with respect to a U.S. Receivable, the United States of America or of any State thereof, or (B) with respect to a UK Receivable, England and Wales;
(g)    that conforms in all material respects with all applicable laws, rulings and regulations in effect;
(h)    that is not the subject of any asserted dispute or any offset (including, without limitation, any contra payable or sales tax payable by Corpay or Allstar to a taxing authority), hold back, defense, Adverse Claim or other claim, but any such Pool Receivable shall be ineligible only to the extent of such dispute, offset, hold back, defense, Adverse Claim or other claim;
(i)    that satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy;
(j)    that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement;
(k)    in which the SPE that owns such Receivable owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by such SPE (including without any consent of the related Obligor); provided, however, that Excise Tax Return Receivables which otherwise meet each of the other criteria set forth in this definition shall not fail to be “Eligible Receivables” hereunder for failure to satisfy this clause (k);
(l)    for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable first priority perfected ownership or security interest therein and

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in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;
(m)    that constitutes an account or payment intangible as defined in the UCC, and that is not evidenced by instruments or chattel paper;
(n)    for which none of the Originator or Sub-Originator thereof, any SPE and any Servicer has established any offset arrangements with the related Obligor;
(o)    that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator or Sub-Originator thereof; and
(p)    that, if such Receivable is an Excise Tax Return Receivable, it does not relate to the State of Mississippi, the State of Delaware or any other State designated by the Administrator (with the consent of the Majority Purchaser Agents) to any SPE in writing.
“Embargoed Property” means any property (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or possible violation by any Purchaser or the Administrator of any applicable International Trade Law if the Purchasers were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as any SPE, any Originator, any Sub-Originator or Corpay, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with any SPE, any Originator, any Sub-Originator or Corpay, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as any SPE, any Originator, any Sub-Originator, any corporation described in clause (a) or any trade or business described in clause (b).
“Erroneous Payment” has the meaning assigned to it in Section 5.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 5.10(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 5.10(d).

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“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 5.10(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” or “€” mean the lawful currency of the Participating Member States.
“Event of Bankruptcy” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code or under the UK Insolvency Act.
“Excess Concentration Amount” means the sum of the following (without duplication):
(a)    the sum of the amounts calculated for each of the Obligors (other than the Internal Revenue Service) equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor then in the Receivables Pool, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; provided, that, for purposes of this clause (a), for any Eligible Receivable that is an Insured Receivable, the “Obligor” thereof shall be deemed to be (A) with respect to the Insured Amount of the Outstanding Balance of any Insured Receivable, the related Eligible Credit Insurance Provider and (B) with respect to the remaining Outstanding Balance, if any, the Obligor of such Insured Receivable; plus
(b)    the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are Excise Tax Return Receivables, exceeds (ii) 2.50% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(c)    the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are Revolving Receivables, exceeds (ii) 10.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(d)    [reserved]; plus
(e)    the amount (if any) by which (i) the sum of (A) the aggregate Outstanding Balance of the Eligible Receivables (other than any such Receivables owing by Amazon) then in the Receivables Pool that have a stated maturity which is more than 30 days after the original invoice date of such Receivable and (B) the aggregate Outstanding Balance of the Eligible Receivables owing by Amazon then in the Receivables Pool that have a

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stated maturity which is more than 60 days after the original invoice date of such Receivable exceeds (ii) 10.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(f)    the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are Export Receivables exceeds (ii) 5.0% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(g)    the amount (if any) of (a) the aggregate Outstanding Balance of the Eligible Receivables that is denominated in an Alternative Currency, over (b) the product of (A) 20.0%, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Excise Tax Return Receivables” means Federal and State excise tax refund claims filed by any Originator or Sub-Originator to recover taxes paid by any Originator or Sub-Originator related to sales to tax-exempt Obligors whereby any Originator or Sub-Originator is legally entitled to receive such refund claims.
“Excluded FEMA Collections” means any FEMA Collections in respect of Excluded Receivables.
“Excluded Obligor” means any Obligor or any Subsidiary thereof listed on Schedule VII to this Agreement from time to time that (i) the SPEs, the Servicers, the Administrator and the Majority Purchaser Agents have agreed in writing shall constitute an “Excluded Obligor” or (ii) has been designated as such in an Excluded Obligor Request that has satisfied each of the requirements set forth in Section 4.7 of this Agreement.
“Excluded Obligor Date” means, with respect to each Excluded Obligor, the applicable date designated as such in the related Excluded Obligor Request or in a separate writing delivered in accordance with clause (i) of the “Excluded Obligor” definition.
“Excluded Obligor Request” means a request, in substantially the form of Annex H to this Agreement, made by or on behalf of the Servicers pursuant to Section 4.7 of this Agreement.
“Excluded Receivable” means any (i) FEMA Receivable arising with respect to emergency lodging assistance for victims of sudden disasters or humanitarian efforts or (ii) Receivable originated on or after the applicable Excluded Obligor Date, the Obligor of which is an Excluded Obligor or any Subsidiary thereof.
“Existing Corpay VAT Group” means the VAT Group of which CH Jones Limited is the representative member and which, on the date hereof, comprises the entities set out in Schedule VIII (as such VAT Group may, subject to this Agreement, be varied from time to time in accordance with the VAT Grouping Legislation).

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“Export Receivable” means any Receivable the Obligor of which is an Eligible Foreign Obligor; provided, that no UK Receivable, the Obligor of which is a resident of England, shall be an Export Receivable.
“Facility Termination Date” means the earliest to occur of: (a) with respect to each Purchaser, November 3, 2028, subject to any extension pursuant to Section 1.11 of this Agreement, (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of this Agreement, (d) with respect to each Purchaser Group, the date that the commitment, of the Committed Purchaser in such Purchaser Group terminates pursuant to Section 1.11, (e) the date which is 60 days after the date on which the Administrator and each Purchaser Agent has received written notice from the SPEs of its election to terminate the Purchase Facility and (f) during any Credit Agreement Near Maturity Period, the first occurring “Maturity Date” for any “Loan” then outstanding under the Credit Agreement.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.
“Federal Government Obligor” means an Obligor that is the United States of America or any agency, department, or instrumentality of the United States of America.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fees” means the fees payable by the U.S. SPE to each member of each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter. Servicing Fees shall not constitute “Fees.”
“FEMA” means the Federal Emergency Management Agency (FEMA), an agency of the United States Department of Homeland Security
“FEMA Collections” means, with respect to any FEMA Receivable: (a) all funds that are received by Corpay or any Affiliate thereof, in payment of any amounts owed in respect of such FEMA Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such FEMA Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other Person directly or indirectly liable for the payment of such FEMA Receivable and available to be applied thereon) and (b) all other proceeds of such FEMA Receivable.
“FEMA Receivable” means any indebtedness and other obligations owed to an Originator, Corpay or any SPE by FEMA or any right of any Originator, Corpay or any SPE to payment from FEMA.

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“Fifth Third” has the meaning set forth in the preamble to this Agreement.
“Final Payout Date” means the date on or after the Facility Termination Date when (i) the Aggregate Capital has been reduced to zero, (ii) all accrued Discount has been paid in full and (iii) all other amounts owed to the Administrator, the Purchaser Agents, the Purchasers the Indemnified Parties and the other Affected Persons by the SPEs, the Originators, the Sub-Originators, Corpay, Allstar, Holdings and each Servicer under this Agreement and the other Transaction Documents have been paid in full.
“Fitch” means Fitch Ratings.
“Floor” means 0.00%.
“Foreign Currency Reserve Percentage” means, at any time of determination, the quotient, expressed as a percentage, or (a) the product of (i) the Outstanding Balance of all Receivables denominated in an Alternative Currency multiplied by (ii) the Foreign Currency VaR Percentage, divided by (b) the Net Receivables Pool Balance.
“Foreign Currency VaR Percentage” means, at any time, 5.00% or such other percentage designated by the Administrator from time to time upon five (5) Business Days’ notice to the SPEs.
“Foreign Obligor” means an Obligor that is not a resident of the United States or Canada.
“Foreign Purchaser” has the meaning set forth in Section 1.9(b) of this Agreement.
“GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied.
“Gotham” has the meaning set forth in the preamble to this Agreement.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A-l” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group A Obligor” if it satisfies either clause (a) or clause (b) above.

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Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration Amount” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” or better by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it satisfies either clause (a) or (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration Amount” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor” or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” or better by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group C Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, and clause (a) of the definition of “Excess Concentration Amount” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor” or “Group B Obligor” in which case such Obligor shall be separately treated as a Group A Obligor or Group B Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

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“Group Capital” means with respect to any Purchaser Group, an amount equal to the aggregate of all Capital of the Purchasers within such Purchaser Group.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is not rated by both Moody’s and S&P shall be a Group D Obligor.
“Holdings” means Corpay, Inc., a Delaware corporation.
“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.
“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.
“Indemnified Taxes” has the meaning set forth in Section 1.9 of this Agreement.
“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.
“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under the UK Insolvency Act or the U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Insured Amount” means, with respect to any Insured Receivable, the excess, if any, of (a) the Outstanding Balance of such Receivable, over (b) the total amount of deductibles and coinsurance with respect to a claim in an amount equal to the Outstanding Balance of such Insured Receivable and such other amounts as determined by the Administrator (in its sole discretion) likely to diminish any recovery for a related claim under the related Eligible Credit Insurance (including, without limitation, fees associated with claims, any discount to present value based on the expected timing of such recovery, other “haircut” amounts based on the likelihood of recovery under the related Eligible Credit Insurance).
“Insured Receivable” means each Receivable of an Obligor for which the Outstanding Balance (when aggregated with each other Receivables owing by such Obligor that was originated prior to such Receivable) is equal to or less than the then-effective maximum amount available for payments established for such Obligor for all claims relating to such Obligor during the related policy period under and pursuant to Eligible Credit Insurance; provided, that no Receivable shall constitute an Insured Receivable at any time the Credit Insurance Policy relating thereto shall cease to constitute Eligible Credit Insurance.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations

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thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.
“International Trade Laws” means all laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.
“Joinder Conditions” means, as to any Small Originator that is proposed to join the U.S. Sale Agreement or the UK Sale Agreement as an Originator, (i) such proposed additional Small Originator shall have delivered to the Administrator each of the documents with respect to such Originator described in Section 4.3 of the U.S. Sale Agreement or Section 4.3 of the UK Sale Agreement, as applicable], in each case in form and substance reasonably satisfactory to the Administrator, (ii) the aggregate Outstanding Balance of all Receivables of such Small Originator plus the aggregate Outstanding Balance of all Receivables of each other Small Originator joined to the U.S. Sale Agreement or the UK Sale Agreement pursuant to an amendment not consented to by the Majority Purchaser Agents during the previous 12 months do not exceed, as of any date of determination, 10.0% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool, (iii) no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing and (iv) no Termination Event or Unmatured Termination Event shall have occurred and be continuing.
“LCR Security” means any commercial paper or security (other than equity securities issued to Teleflex or any Originator that is a consolidated subsidiary of Corpay under GAAP) within the meaning of Paragraph __.32(e)(1)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.
“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.
“Lock-Box” means each post office box listed on Schedule II to this Agreement.
“Loss Horizon Ratio” means, at any time, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and Sub-Originator during the three most recent calendar months, plus (ii) 50% of the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and Sub-Originator during the fourth most recent calendar month by (b) the Net Receivables Pool Balance.

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“Loss Reserve Percentage” means, at any time, the product of (b) 2.50, multiplied by (b) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (c) the Loss Horizon Ratio.
“Majority Purchaser Agents” means, at any time, one or more Purchaser Agents of Purchaser Groups that have aggregate Commitments (or, following the Facility Termination Date, Group Capital) equal to more than fifty percent (50%) of the Purchase Limit (or, following the Facility Termination Date, the Aggregate Capital); provided, however, that so long as there is more than one Purchaser Group, no single Purchaser Agent shall constitute the “Majority Purchaser Agents;” and provided, further, that solely for purposes of this definition, (i) the Commitment and Capital of any Defaulting Purchaser and its related Conduit Purchaser (if any) shall be disregarded (and subtracted from the Purchase Limit) until such time as the relevant Committed Purchaser no longer constitutes a Defaulting Purchaser and (ii) so long as any amount is owed by any Committed Purchaser to the Administrator pursuant to Section 1.2(b)(ii), (x) the Commitment of the Purchaser Group containing the Person then serving as Administrator shall be deemed to have been increased by such amount and (y) the Commitment of the Purchaser Group containing such Committed Purchaser shall be deemed to have been decreased by such amount.
“Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:
(a)    the assets, operations, business or financial condition of such Person,
(b)    the ability of any of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party,
(c)    the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectibility of the Pool Receivables, or
(d)    the status, perfection, enforceability or priority of the Administrator’s, any Purchaser’s or any SPE’s interest in the Pool Assets.
“Minimum Dilution Reserve Percentage” means, on any day, the product of (a) the average of the Dilution Ratios for the twelve most recent calendar months, multiplied by (b) the Dilution Horizon Ratio.
“Monthly Information Package” means each report, in substantially the form of Annex A to this Agreement, furnished by or on behalf of the Servicers to the Administrator and each Purchaser Agent pursuant to this Agreement.
“Monthly Settlement Date” means the 7th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that on and after the occurrence and continuation of any Termination Event, the Monthly Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the

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consent or at the direction of the Majority Purchaser Agents) may select such Monthly Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Monthly Settlement Date pursuant to this definition.
“Moody’s” means Moody’s Investors Service, Inc.
“MUFG” has the meaning set forth in the preamble to this Agreement.
“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration Amount; provided, that, for purposes of any Weekly Information Package, such calculation shall be made according to the methodology determined by the Administrator, with the consent (which consents maybe be provided by email) of each Purchaser Agent.
“Non-Deferring Purchaser” has the meaning set forth in Section 1.10.
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.
“Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of each SPE to any Purchaser Party, Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Discount thereon, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the SPE (in each case whether or not allowed as a claim in such proceeding).
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration Amount with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.
“Original Agreement” has the meaning set forth in Section of this Agreement entitled “Amendment and Restatement.”
“Originator” means the U.S. Originators and the UK Originators.
“Other Connection Taxes” means, with respect to any Purchaser, taxes imposed as a result of a present or former connection between such Purchaser and the jurisdiction imposing

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such tax (other than connections arising solely from such Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under or engaged in any other transaction pursuant to this Agreement).
“Outstanding Balance” of any Receivable at any time means the Dollar Equivalent of the then outstanding principal balance thereof; provided, with respect to any Receivable denominated or payable in an Alternative Currency, references to the “Outstanding Balance” shall mean the Dollar Equivalent thereof, including for greater certainty, in the case of any UK Receivable, any component thereof comprising VAT, sales or other similar taxes payable by the Obligor.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrator for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrator at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero percent (0.00%) per annum, then such rate shall be deemed to be zero percent (0.00%) per annum. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to any SPE.
“Parent Company Subordinated Loan” has the meaning set forth in the UK Sale Agreement.
“Participant” has the meaning set forth in Section 6.3(c) of this Agreement.
“Participant Register” has the meaning set forth in Section 6.3(d) of this Agreement.
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Payment Recipient” has the meaning set forth in Section 5.10(a) of this Agreement.
“Performance Guaranty” means the Second Amended and Restated Performance Guaranty, dated as of the Closing Date, by each of Corpay and Holdings in favor of the Administrator for the benefit of the Purchasers and Purchaser Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.

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“Permitted Encumbrances” means (a) liens created or arising in favor of Administrator for the benefit of Purchasers pursuant to the Transaction Documents; and (b) solely in the case of any Originator or any Sub-Originator (i) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been established by the applicable Originator or Sub-Originator in accordance with GAAP; provided, that the lien shall have no effect on the priority of the liens in favor of Administrator or the value of the assets in which Administrator has such a lien and a stay of enforcement of any such lien shall be in effect; (ii) judgment liens, not in excess of $250,000, that have been stayed or bonded and are being contested in good faith by the applicable Originator or Sub-Originator; provided that proper reserves have been established therefor by such Originator or Sub-Originator in accordance with GAAP, and (iii) mechanics’, workers’, materialmen’s or other like liens, not in excess of $100,000, arising in the ordinary course of such Originator’s or Sub-Originator’s business with respect to obligations which are not due or which are being contested in good faith by such Originator or Sub-Originator and for which proper reserves have been established in accordance with GAAP, and which have not been outstanding for longer than 30 days.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, replacement, renewal, extension or other refinancing transaction of any Debt of such Person that refinances such Debt in full.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“PINACLE” means PNC’s PINACLE® credit management service and any and all services and systems provided or used in connection therewith, and any similar or replacement electronic credit administration services implemented by PNC.
“PINACLE Agreement” means a separate written agreement between any SPE and PNC regarding PINACLE, and any amendments, modifications or replacements thereof.
“Platform” means PINACLE or any of Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system,
“PNC” has the meaning set forth in the preamble to this Agreement.
“Pool Assets” means (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Collection Accounts, the Lock-Boxes and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Collection Accounts, the Lock-Boxes and amounts on deposit therein, (v) all rights (but none of the obligations) of any SPE under any Sale Agreement, the Sub-Originator Sale Agreement (as assignee of Comdata Inc.) and any Credit Insurance Policy, (vi) all other personal and fixture property or assets of any SPE of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible

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or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular discount rate basis.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest or a Conduit Purchaser’s rights and interests hereunder (including its rights to receive payments of Capital, Discount and Fees) (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to each Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.
“Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.
“Purchase Date” means the date of which a Purchase, Swingline Purchase or Reinvestment is made pursuant to this Agreement.
“Purchase Facility” has the meaning set forth in Section 1.1 of the U.S. Sale Agreement and Section 1.1 of the UK Sale Agreement.
“Purchase Limit” means $2,300,000,000, as such amount may be increased pursuant to Section 1.1(c) of this Agreement or reduced pursuant to Section 1.1(b) of this Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Aggregate Capital.
“Purchase Notice” has the meaning set forth in Section 1.2(a) to this Agreement.

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“Purchase Price” has the meaning set forth in Section 2.2 of the U.S. Sale Agreement and Section 2.2 of the UK Sale Agreement.
“Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every U.S. Receivables in the Receivables Pool now existing or hereafter arising, (b) all Related Security with respect to such U.S. Receivables and (c) all Collections with respect to, and other proceeds of, such U.S. Receivables and Related Security. Such undivided percentage interest shall be computed as a fraction expressed as a percentage (x) the numerator of which it the Aggregate Capital, and (y) the denominator of which is the aggregate Outstanding Balance of all U.S. Receivables in the Receivables Pool. The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.
“Purchaser” means each Conduit Purchaser, Swingline Purchaser and Committed Purchaser.
“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.
“Purchaser Group” means, with respect to each Committed Purchaser, its related Conduit Purchaser (if any) and the Purchaser Agent for such Committed Purchaser and such Conduit Purchaser (if any). The Purchaser Groups in existence as of the Closing Date are set forth on Schedule V.
“Purchaser Group Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.
“Purchaser Party” means each Purchaser, Purchaser Agent, the Structuring Agent and the Administrator.
“Purchasing Committed Purchaser” has the meaning set forth in Section 6.3(e) of this Agreement.
“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.
“Receivable” means (a) with respect to Receivables other than the Comdata Receivables, any indebtedness and other obligations owed to any Originator, Sub-Originator or any SPE or any right of any SPE, any Originator or any Sub-Originator to payment from or on behalf of an Obligor (including, if applicable, in respect of any Excise Tax Return Receivables), or any right to reimbursement for funds paid or advanced by any SPE or any Originator or Sub-Originator on behalf of an Obligor (including, if applicable, in respect of any Excise Tax Return Receivables), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, (i) arising out of or in connection with (x) the use of a credit or charge card or information contained on or for use with such card, (y) the sale of goods or (z) the rendering of services, or (ii) constituting amounts payable by licensees and/or Excise Tax Return

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Receivables (whether or not earned by performance), and includes, without limitation, the obligation to pay any finance charges, fees and other charges and any value added taxes (including all VAT) with respect thereto and (b) the Comdata Receivables; provided that no Excluded Receivable shall constitute a Receivable. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.
“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the U.S. SPE pursuant to the U.S. Sale Agreement or the UK SPE pursuant to the UK Sale Agreement prior to the Facility Termination Date.
“Receivables Transfer Agreement” means the Receivables Transfer Agreement, dated as of November 14, 2014, among Comdata Inc., as buyer, and Comdata Receivables, Inc., as seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Register” has the meaning set forth in Section 6.3(b) of this Agreement
“Reinvestment” has the meanings set forth in Section 1.4(a) and “Reinvest” shall have the correlative meaning.
“Related Rights” has the meaning set forth in each Sale Agreement.
“Related Security” means, with respect to any Receivable:
(a)    all of the SPEs’ and the Originator or Sub-Originator thereof's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,
(b)    all instruments and chattel paper that may evidence such Receivable,
(c)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,
(d)    solely to the extent applicable to such Receivable, all of the SPEs’ and the Originator or Sub-Originator thereof’s rights, interests and claims under the Contracts relating to such Receivable, and all guaranties, indemnities, insurance (including any Credit Insurance Policy) and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and

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(e)    all of the SPEs’ and the Originators’ or Sub-Originator thereof’s rights, interests and claims under the U.S. Sale Agreement, UK Sale Agreement, the Sub-Originator Sale Agreement, the Receivables Transfer Agreement and the other Transaction Documents.
“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or Anti-Corruption Law or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law or Anti-Corruption Law.
“Representative Member” means the person which is, from time to time, the representative member of the Existing Corpay VAT Group for the purposes of the VAT Grouping Legislation.
“Required Capital Amount” means (a) with respect to the U.S. SPE, $30,000,000 and (b) with respect to the UK SPE, $5,000,000.
“Responsible Officer” of any Originator or Sub-Originator means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer and, as to any document delivered on the Closing Date, any of the foregoing and, in addition, any vice president, secretary or assistant secretary, of such Originator or Sub-Originator. Any document delivered hereunder that is signed by a Responsible Officer of an Originator or Sub-Originator shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Originator or Sub-Originator and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Originator or Sub-Originator.
“Revolving Receivables” means, on any date of determination, any Pool Receivable (i) with respect to which, Corpay or Allstar and the related Obligor have agreed that the outstanding balance under the related Contract may revolve during specified periods, (ii) that is or should be characterized as revolving on Corpay’s systems and records or Allstar’s systems and records and (iii) that has been billed and on which, following any scheduled payment date with respect thereto, there continues to remain outstanding a principal balance on invoices issued or recorded prior to such payment date; it being understood that a Receivable which is not treated as a Revolving Receivable during any applicable reporting period because of a failure to satisfy each of clauses (i) through (iii) above during such period may from time to time thereafter be treated as a Revolving Receivable in any one or more subsequent reporting periods in which each of such clauses (i) through (iii) is, in fact, so satisfied at such time.
“Sale Agreement” means the each of the U.S. Sale Agreement and the UK Sale Agreement.
“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of sanctions administered by OFAC which broadly prohibit dealings with that country, territory, or

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region (as of the Closing Date is Iran, Syria, Cuba, North Korea, and the Crimea region of the Ukraine).
“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose laws apply to this Agreement.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicing Fee” shall mean the fee referred to in Section 4.6 of this Agreement.
“Servicing Fee Rate” shall have the meaning set forth in Section 4.6 of this Agreement.
“Settlement Date” shall mean each Weekly Settlement Date or Monthly Settlement Date, as applicable.
“Small Originator” means any wholly-owned Subsidiary (organized under the laws of the United States or any state thereof) of Corpay for which the aggregate Outstanding Balance of all Receivables of such Subsidiary do not exceed, as of any date of determination, 3.0% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool.
“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Floor” means a rate of interest per annum equal to 0.0 basis points (0.00%).
“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
“Solvent” means, with respect to any Person at any time, a condition under which:
(i)    the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

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(ii)    the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);
(iii)    such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and
(iv)    such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
For purposes of this definition:
(A)    the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;
(B)    the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;
(C)    the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and
(D)    the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.
“SPE” has the meaning set forth in the preamble to this Agreement.
“SPE-Related Party” means any SPE, any Servicer, Corpay, Allstar, Holdings or any Originator.
“Standard & Poor’s” or “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sterling”, “GBP” or “£” mean the lawful currency of the United Kingdom.
“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.
“Subordinated Loan Agreement” has the meaning set forth in Section 3.1(b) of the UK Sale Agreement.

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“Sub-Originator” means each Person party to the Sub-Originator Sale Agreement as a “Seller”.
“Sub-Originator Sale Agreement” means the Receivables Purchase and Sale Agreement, dated as of November 14, 2014, among Comdata Inc., as buyer, and the Sub-Originators, as sellers, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person; provided, that, solely for purposes of Sections 2(a)(i) and 2(a)(ii) of Exhibit IV, “Subsidiary” shall have the meaning assigned to such term in the Credit Agreement as in effect on the Thirteenth Amendment Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified so long as the Servicers shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery.
“Swingline Capital” means, at any time, the aggregate outstanding Capital held by the Swingline Purchaser in respect of Swingline Purchases to the extent such Capital has not been voluntarily reduced by any SPE pursuant to Section 1.4(c) or purchased by Committed Purchasers pursuant to Section 1.2(c)(iii).
“Swingline Purchase” has the meaning specified in Section 1.1(a)(i).
“Swingline Purchase Notice” has the meaning specified in Section 1.2(c).
“Swingline Purchaser” means PNC.
“Swingline Settlement Amount” has the meaning specified in Section 1.2(c)(iii).
“Swingline Settlement Date” means (a) every other Monday beginning on and including Monday, April 12, 2021 (or if any such Monday is not a Business Day, the next succeeding Business Day) and (b) such other Business Day as the Swingline Purchaser may specify in writing to the other Purchasers upon not less than one (1) Business Day’s prior written notice. For the avoidance of doubt, the Swingline Settlement Date shall not be the Purchase Date for such Swingline Purchase unless such day is the Facility Termination Date.
“Swingline Statement” has the meaning specified in Section 1.2(c)(iii).
“Swingline Sub-Limit” means $300,000,000.

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“Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.
“Taxes” has the meaning set forth in Section 1.9(a).
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrator in its reasonable discretion).
“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Reference Rate applies, for any day in any Yield Period, the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Yield Period on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Yield Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Rate as determined above would be less than the SOFR Floor, the Term SOFR Rate shall be deemed to be the SOFR Floor for the purposes of this Agreement and the other Transaction Documents. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Eastern Time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.
“Termination Event” has the meaning specified in Exhibit V to this Agreement.
“Thirteenth Amendment Date” means January 24, 2025.
“Threshold Amount” has the meaning assigned to such term in the Credit Agreement as in effect on the Thirteenth Amendment Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified (i) if PNC Bank, National Association or any Affiliate thereof is a party to the Credit Agreement as a “Lender”, so long as the Servicers shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery or (ii) if neither PNC Bank, National Association nor any Affiliate thereof is a party to the Credit Agreement as a “Lender” and any such amendment, restatement, refinancing,

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replacement, supplement or other modification resulted in a change to such defined term or any constituent defined term thereof, so long as the Administrator shall have provided written consent to such change.
“Total Reserves” means, at any time of determination, an amount equal to the product of (a) the sum of: (i) the Yield Reserve Percentage, plus (ii) the Foreign Currency Reserve Percentage, plus (iii) the greater of (x) the sum of the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and (y) the sum of the Dilution Reserve Percentage, plus the Loss Reserve Percentage times (b) the Net Receivables Pool Balance.
“Transaction Documents” means this Agreement, the Collection Account Agreements, each Purchaser Group Fee Letter, the U.S. Sale Agreement, the UK Sale Agreement, the UK Risk Retention Letter Agreement, the UK Security Agreement, each UK Power of Attorney, each UK Declaration of Trust, the Sub-Originator Sale Agreement, the Receivables Transfer Agreement, the Performance Guaranty, the Company Notes, the Subordinated Loan Agreements, the Parent Company Subordinated Loan, any Credit Insurance Policy and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Transfer Supplement” has the meaning set forth in Section 6.3(e) of this Agreement.
“Twelfth Amendment Date” means December 20, 2023.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“UK Collection Account” means each account of the UK SPE designated by the Administrator as the UK Collection Account in connection with the opening of such account, and as shall be listed as a UK Collection Account on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any UK Collection Account in accordance with the terms hereof) (in each case, in the name of the UK SPE) and, from and after the UK Collection Account Date, maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to a Collection Account Agreement for the purpose of receiving Collections or sweeps of Collections from the UK Originator Collection Accounts.
“UK Collection Account Date” means the date that is sixty (60) days following the Closing Date (or any such other subsequent date as the Administrator may approve in writing in its sole discretion).
“UK Declaration of Trust” means (i) an English law declaration of trust, dated as of the Closing Date, among Allstar, as trustee and as a beneficiary, the UK SPE as a beneficiary and the UK Servicer as servicer, (ii) an English law declaration of trust, dated as of the Closing Date, between Fuelcard, as trustee and as a beneficiary, the UK SPE as a beneficiary and the UK Servicer as servicer (iii) an English law declaration of trust, dated as of the Closing Date,

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between C H Jones, as trustee and as a beneficiary, the UK SPE as a beneficiary and the UK Servicer as servicer and (iv) any other declaration of trust governed by English law and granted from time to time among any UK Originator, the UK SPE and the UK Servicer in connection with the UK Sale Agreement.
“UK Insolvency Act” means the Insolvency Act 1986 as amended and supplemented from time to time.
“UK Originator” means, initially, each of Allstar Business Solutions Limited, The Fuelcard Company UK Limited, and C H Jones Limited and, thereafter, any Person organized in England and Wales from time to time a party to the UK Sale Agreement as an “Originator” thereunder.
“UK Originator Collection Account” means each account of a UK Originator listed as a UK Originator Collection Account on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any UK Originator Collection Account in accordance with the terms hereof) (in each case, in the name of the Person specified as the account holder at the Collection Account Bank specified on Schedule II) and, from and after the UK Collection Account Date, maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to a Collection Account Agreement for the purpose of receiving Collections.
“UK Power of Attorney” means (i) an English law power of attorney, dated as of the Closing Date, granted by the SPE to the Administrator, (ii) an English law power of attorney, dated as of the Closing Date, granted by Allstar Business Solutions Limited to the UK SPE, (iii) an English law power of attorney, dated as of the Closing Date, granted by The Fuelcard Company UK Limited to the UK SPE, (iv) an English law power of attorney, dated as of the Closing Date, granted by C H Jones Limited to the UK SPE and (v) any other power of attorney governed by English law and granted from time to time among by any UK Originator to the UK SPE and/or the UK SPE to the Administrator, in each case in connection with the UK Sale Agreement.
“UK Receivable” means a Receivable acquired pursuant to the UK Sale Agreement.
“UK Risk Retention Letter Agreement” means the letter agreement relating to certain risk retention matters, to be dated as of the Closing Date, among Fleetcor UK Acquisition Limited, the UK SPE, the UK Originators and the Administrator.
“UK Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date among the UK SPE and the UK Originators, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“UK Security Agreement” means the English law Security Agreement, dated as of the Closing Date, between the UK SPE, as chargor, and the Administrator.
“UK SPE” has the meaning set forth in the preamble to this Agreement.

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“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.
“U.S. Collection Account” means each account listed as a U.S. Collection Account on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Person specified as the account holder at the Collection Account Bank specified on Schedule II) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to a Collection Account Agreement for the purpose of receiving Collections.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Originator” each Person from time to time party to the U.S. Sale Agreement as an “Originator” thereunder.
“U.S. Person” means any “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Receivable” means a Receivable acquired by the U.S. SPE pursuant to the U.S. Sale Agreement.
“U.S. Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of the date hereof among the U.S. SPE and the U.S. Originators, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“U.S. SPE” has the meaning set forth in the preamble to this Agreement.
“VAT” means:
(a)value added tax charged pursuant to the VATA 1994 (as amended);
(b)any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)any similar sales or turnover tax, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in a paragraph (a) or (b) above, or imposed elsewhere.
“VATA” means Value Added Tax Act.
“VAT Equalisation Amounts” means, for any VAT accounting period of the Existing Corpay VAT Group, the net amount payable by or to the UK SPE (or, as applicable, by or to the Representative Member on behalf of the Existing Corpay VAT Group) to reflect the UK SPE’s

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attributable net output VAT or input VAT position for such period, determined in good faith in accordance with applicable law and the then-prevailing internal VAT settlement policy of the Existing Corpay VAT Group that is consistent with market practice; provided that the application of such policy shall not reasonably be expected to result in a Material Adverse Effect.
“VAT Group” means a group for the purposes of the VAT Grouping Legislation.
“VAT Grouping Legislation” means: (a) sections 43 to 43D (inclusive) of the VATA 1994; (b) the Value Added Tax (Groups: eligibility) Order 2004 (SI 2004/1931); and (c) any similar provisions relating to VAT outside the United Kingdom.
“VAT J&S Assessment” means any assessment, determination, notice or demand issued by HM Revenue & Customs to the UK SPE requiring payment of VAT, interest or penalties that is attributable, in whole or in part, to supplies or activities of another member of the Existing Corpay VAT Group by reason only of the joint and several liability applicable to members of that VAT group.
“Victory” has the meaning set forth in the preamble to this Agreement.
“Weekly Cutoff Date” means (a) with respect to each Originator (other than Comdata Inc.), the most recent Monday (or the next succeeding Business Day if such day is not a Business Day) or (b) with respect to Comdata Inc. and each Sub-Originator, the most recent Sunday; provided, however, that the Administrator may, at is sole discretion, upon at least sixty (60) days’ notice to the SPEs designate another day as the Weekly Cutoff Date.
“Weekly Information Package” means a report, in substantially the form of Annex E to this Agreement, furnished to the Administrator and each Purchaser Agent pursuant to Section 1(a)(ii) of Exhibit IV to this Agreement and Section 2(a)(iv) of Exhibit IV to this Agreement, reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.
“Weekly Settlement Date” means each Thursday of each week (or the next succeeding Business Day if such day is not a Business Day), beginning with the first Thursday after the Closing Date.
“Wells” has the meaning set forth in the preamble to this Agreement.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yield Period” means, with respect to any Capital, (a) before the Facility Termination Date: (i) initially, the period commencing on the date such Capital is funded hereunder and ending on (and including) the last day of such calendar month and (ii) thereafter, each period commencing on the first day of a calendar month and ending on the last day of such calendar

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month and (b) on and after the Facility Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period commencing on a the first day of a calendar month and ending on the last day of such calendar month.
“Yield Reserve Percentage” means, at any time of determination:
1.50 x DSO x (BR + SFR)
        360
where:
BR    =    the Base Rate;
DSO    =    the Days’ Sales Outstanding for the most recently ended calendar month; and
SFR    =    the Servicing Fee Rate.
Other Terms.
(a)    All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied pursuant to the Credit Agreement as in effect on the Thirteenth Amendment Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified so long as the Servicers shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.
(b)    Section 1.13 of this Agreement provides a mechanism for determining an alternative rate of discount in the event that the Term SOFR Rate or Daily 1M SOFR is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or Daily 1M SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefor.
(c)    Conforming Changes Relating to Term SOFR or Daily 1M SOFR. The Administrator, in consultation with the SPEs, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other

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Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrator shall provide notice to the SPEs and the Purchasers each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

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EXHIBIT II
CONDITIONS PRECEDENT TO EFFECTIVENESS AND PURCHASES
1.    Conditions Precedent to Initial Purchase. This Agreement shall become effective as of the Closing Date when (a) the Administrator and each Purchaser Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Annex I hereto, in each case, in form and substance acceptable to the Administrator and each Purchaser and (b) all fees and expenses payable by the SPEs on the Closing Date to the Purchaser Parties have been paid in full in accordance with the terms of the Transaction Documents.
2.    Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase), each Swingline Purchase and each Reinvestment shall be subject to the further conditions precedent that:
(a)    in the case of each Purchase and Swingline Purchase, the Servicers shall have delivered to the Administrator and each Purchaser Agent on or before such purchase, in form and substance satisfactory to the Administrator and each Purchaser Agent, the most recent Weekly Information Package to reflect the level of the Aggregate Capital and related reserves after such subsequent purchase; and
(b)    on the date of such Purchase, Swingline Purchase or Reinvestment the following statements shall be true (and acceptance of the proceeds of such Purchase, Swingline Purchase or Reinvestment shall be deemed a representation and warranty by the SPEs that such statements are then true):
(i)    the representations and warranties contained in Exhibit III to this Agreement are true and correct in all material respects on and as of the date of such Purchase or Reinvestment as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties are true and correct as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;
(iii)    after giving effect to any such Purchase, Swingline Purchase or Reinvestment, (A) the Aggregate Capital shall not be greater than the Purchase Limit, (B) the Purchased Interest shall not exceed 99.90%, (C) the Capital Coverage Percentage shall not exceed 100%, and (D) in the case of any Swingline Purchase, (x) the aggregate Swingline Capital will not exceed the Swingline Sub-Limit and (y) the Aggregate Capital will not exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser; and
(iv)    the Facility Termination Date has not occurred.

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EXHIBIT III
REPRESENTATIONS AND WARRANTIES
1.    Representations and Warranties of the SPEs. Each SPE represents and warrants to the Administrator, the Structuring Agent, each Purchaser Agent and each Purchaser that:
(a)    Existence and Power. The U.S. SPE is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and the UK SPE is a private limited company duly organized, validly existing and in good standing under the laws of England and Wales, and in each case, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except if failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.
(b)    Company and Governmental Authorization, Contravention. The execution, delivery and performance by such SPE of this Agreement and each other Transaction Document to which it is a party are within such SPE’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements and continuation statements), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of such SPE or of any agreement, judgment, injunction, order, decree or other instrument binding upon such SPE or result in the creation or imposition of any lien (other than liens in favor of the Administrator) on assets of such SPE.
(c)    Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of such SPE enforceable against such SPE in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)    Accuracy of Information. All information heretofore furnished by such SPE to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by such SPE to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
(e)    Actions, Suits. Except as set forth in Schedule IV, there are no actions, suits or proceedings pending or, to the best of such SPE’s knowledge, threatened against or affecting such SPE or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of such SPE (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

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(f)    Accuracy of Exhibits; Lock-Box Arrangements.  The names and addresses of all the Collection Account Banks together with the account numbers of the Collection Accounts at such Collection Account Banks and the address of each associated Lock-Box, are specified in Schedule II to this Agreement (or at such other Collection Account Banks and/or with such other Collection Accounts or associated Lock-Boxes as have been notified to the Administrator), and all Collection Accounts are Eligible Collection Accounts. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by such SPE from time to time) is true and complete in all material respects.  Such SPE has delivered a copy of all Collection Account Agreements to the Administrator (after the UK Collection Account Date, in the case of any UK Collection Account and any UK Originator Collection Account).  No SPE has granted any interest in any Collection Account (or any related Lock-Box), and no UK Originator has granted any interest in any UK Originator Collection Account (or any related Lock-Box), to any Person other than the Administrator. The Administrator has control (within the meaning of Section 9-104 of the UCC) of each Collection Account at such Collection Account Bank (after the UK Collection Account Date, in the case of any UK Collection Account and UK Originator Collection Account).
(g)    No Material Adverse Effect. Since the date of formation of SPE as set forth in its certificate of formation, there has been no Material Adverse Effect.
(h)    Names and Location. Such SPE has not used any company names, trade names or assumed names other than its name set forth on Schedule VI of this Agreement. The office where such SPE keeps its (a) records concerning the Receivables other than Comdata Receivables is at 109 Northpark Blvd, Suite 500, Covington, LA 70433, and (b) records concerning the Comdata Receivables is at 5301 Maryland Way, Brentwood, TN 37027.
(i)    Margin Stock. Such SPE is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Purchase will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
(j)    Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.
(k)    Credit and Collection Policy. Such SPE has complied in all material respects with the Credit and Collection Policy of each Originator and Sub-Originator with regard to each Receivable originated by such Originator or Sub-Originator.
(l)    Investment Company Act. Such SPE is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. Such SPE is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that SPE is not a “covered fund” under the Volcker Rule, such SPE relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the

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exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.
(m)    Anti-Money Laundering/International Trade Law Compliance. No: (i) Covered Entity: (x) is a Sanctioned Person, nor any employees, officers, directors, affiliates, or to its knowledge, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; (y) directly, or knowingly indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any applicable law of the United States or applicable laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (ii) Pool Asset is Embargoed Property.
(n)    Ordinary Course of Business. Each remittance of Collections by or on behalf of such SPE to the Purchasers (or to the Administrator or the Purchaser Agents on their behalf) or the Structuring Agent under this Agreement will have been (i) in payment of a debt incurred by such SPE in the ordinary course of business or financial affairs of such SPE and (ii) made in the ordinary course of business or financial affairs of such SPE and the Purchasers.
(o)    Taxes. Such SPE has (i) timely filed all material Tax returns it is required to file and (ii) paid, or caused to be paid, all material Taxes, assessments and other governmental charges, which are shown to be due and payable on such returns, other than taxes, assessments and other governmental charges being contested in good faith.
(p)    Tax Matters. U.S. SPE (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person, (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, and (iii) is not subject to any Tax in any jurisdiction outside the United States. UK SPE is tax resident in the United Kingdom only and is not subject to any Tax in any jurisdiction outside of the United Kingdom. No payment in respect of any Receivables and the Related Security is subject to any withholding Tax. Each Receivable may be transferred free of any stamp, registration or similar Tax. The UK SPE is registered for VAT and a member of the Existing Corpay VAT Group or will become so as soon as reasonably practicable after the date of this Agreement. The Representative Member has duly accounted for VAT for all VAT accounting periods ended prior to the date of this Agreement to the extent material to the UK SPE, except where any failure would not reasonably be expected to have a Material Adverse Effect. The UK SPE has not, and will not, at any time be the Representative Member.
(q)    Such SPE has not issued any LCR Securities, and such SPE is a consolidated subsidiary of either Corpay or Allstar under GAAP.
(r)    Data Protection. If and to the extent Data Protection Laws apply to personal data processed (as defined in the relevant Data Protection Laws) by any party in connection with the performance of their obligations under, or in connection with, the Transaction Documents, where such Person has provided personal data (as defined in the relevant Data Protection Laws) to the

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Administrator and/or the Purchasers, it has provided all notices required to, and obtained all consents (if required) from, data subjects (as defined in the relevant Data Protection Laws) to enable the use, disclosure and processing of such personal data (as defined in the relevant Data Protection Laws) by such Person, the Administrator and the Purchasers in accordance with their respective obligations under applicable Data Protection Laws for the purposes contemplated under the Transaction Documents.
2.    Representations and Warranties of the Servicers. Each Servicer represents and warrants to the Administrator, the Structuring Agent, each Purchaser Agent and each Purchaser that:
(a)    Existence and Power. The U.S. Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana, and the UK Servicer is a private limited company duly organized, validly existing and in good standing under the laws of England and Wales. Each Servicer has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except if failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.
(b)    Company and Governmental Authorization, Contravention. The execution, delivery and performance by each Servicer of this Agreement and each other Transaction Document to which it is a party are within such Servicer’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of such Servicer or of any judgment, injunction, order or decree or material agreement or other material instrument binding upon such Servicer or result in the creation or imposition of any lien on assets of such Servicer or any of its Subsidiaries.
(c)     Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of each Servicer enforceable against such Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)    Accuracy of Information. All information heretofore furnished by each Servicer to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by such Servicer to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any other Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
(e)    Actions, Suits. Except as set forth in Schedule IV, there are no actions, suits or proceedings pending or, to the best of each Servicer’s knowledge, threatened against or affecting

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such Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of such Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
(f)    No Material Adverse Effect. Since the date of the financial statements described in Section 2(i) below, there has been no Material Adverse Effect.
(g)    Credit and Collection Policy. Each Servicer has complied in all material respects with the Credit and Collection Policy of each Originator or Sub-Originator with regard to each Receivable originated by such Originator or Sub-Originator.
(h)    Investment Company Act. No Servicer is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(i)    Financial Information. The balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 2013, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator and each Purchaser Agent, fairly present the financial condition of Holdings and its consolidated Subsidiaries as at such date and the results of the operations of Holdings and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.
(j)    No Sanctions. No: (i) Covered Entity: (x) is a Sanctioned Person, nor any employees, officers, directors, affiliates, or to its knowledge, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; or (y) directly, or knowingly indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any applicable laws of the United States or applicable laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (ii) Pool Asset is Embargoed Property.
(k)    Taxes. Each Servicer has (i) timely filed all material Tax returns it is required to file and (ii) paid, or caused to be paid, all material Taxes, assessments and other governmental charges, which are shown to be due and payable on such returns, other than taxes, assessments and other governmental charges being contested in good faith.
(l)    Tax Matters. U.S. SPE (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person, (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, and (iii) is not subject to any Tax in any jurisdiction outside the United States. UK SPE is tax resident in the United Kingdom only and is not subject to any Tax in any jurisdiction outside of the United Kingdom. No payment in respect of any Receivables and the Related Security is subject to any withholding Tax. Each Receivable may

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be transferred free of any stamp, registration or similar Tax. The UK SPE is either (A) registered for VAT and a member of the Existing Corpay VAT Group, or (B) has submitted all applications and notifications required to become registered for VAT and to be admitted to the Existing Corpay VAT Group and will become so as soon as reasonably practicable after the date hereof. The Representative Member has duly accounted for VAT for all VAT accounting periods ended prior to the date of this Agreement to the extent material to the UK SPE, except where any failure would not reasonably be expected to have a Material Adverse Effect. The UK SPE has not been and will not, at any time, be the Representative Member.
(m)    Data Protection. If and to the extent, Data Protection Laws apply to personal data processed (as defined in the relevant Data Protection Laws) by any party in connection with the performance of their obligations under, or in connection with, the Transaction Documents, where either Servicer provides personal data (as defined in the relevant Data Protection Laws) to the Administrator and/or the Purchasers, it shall provide all notices required to, and obtain all consents (if required) from, data subjects (as defined in the relevant Data Protection Laws) to enable the use, disclosure and processing of such personal data (as defined in the relevant Data Protection Laws) by such Servicer, the Administrator and the Purchasers in accordance with their respective obligations under applicable Data Protection Laws for the purposes contemplated under the Transaction Documents.
3.    Representations, Warranties and Agreements Relating to the Security Interest. Each SPE hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security:
(a)    The Receivables.
(i)    Creation. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables owned by the SPEs included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the SPEs. Without limiting the foregoing, the UK Security Agreement creates a valid and continuing security interest in the Receivables owned by the UK SPE included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the UK SPE.
(ii)    Nature of Receivables. The Receivables included in the Receivables Pool constitute either “accounts”, “payment intangibles”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC.
(iii)    Ownership of Receivables. Such SPE owns and has good and marketable title to the Receivables included in the Receivables Pool and Related Security free and clear of any Adverse Claim, other than Permitted Encumbrances.
(iv)    Perfection and Related Security. Such SPE has caused (and will cause each Originator or Sub-Originator to cause), within ten days after the Closing Date, the

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filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables and Related Security from such Sub-Originator to Comdata Inc. pursuant to the Sub-Originator Sale Agreement, the sale of the Receivables and Related Security from such Originator to the U.S. SPE pursuant to the U.S. Sale Agreement, the sale of the Receivables and Related Security from such Originator to the UK SPE pursuant to the UK Sale Agreement and the sale and/or pledge thereof from such SPE to the Administrator under this Agreement and/or the UK Security Agreement (as applicable).
(v)    Tangible Chattel Paper. With respect to any Receivables included in the Receivables Pool that constitute “tangible chattel paper”, if any, such SPE (or such Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and such SPE has caused (and will cause the applicable Originator or Sub-Originator to cause), within ten days after the Closing Date, the filing of financing statements described in clause (iv), above, each of which will contain a statement that: “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Administrator.” The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than such SPE or the Administrator.
(b)    The Collection Accounts and UK Originator Collection Accounts.
(i)    Nature of Account. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii) Ownership.  Such SPE owns and has good and marketable title to each Collection Account (other than the UK Originator Collection Accounts) free and clear of any Adverse Claim, other than Permitted Encumbrances. Each UK Originator Collection Account is in the name of a UK Originator, and the UK Originators own and have good and marketable title to the UK Originator Collection Accounts free and clear of any Adverse Claim, other than Permitted Encumbrances.
(iii)    Perfection. Other than as otherwise permitted pursuant to Section 1(p) in Exhibit IV, the SPEs and the UK Servicers have delivered to the Administrator a fully executed Collection Account Agreement relating to each Collection Account, have agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions originated by the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Collection Account without further consent by such SPE or such Servicer. Other than the Administrator (after the UK Collection Account Date), the owner of each UK Originator Collection Account has not granted “control” (as defined in Section 9-104 of the UCC) over any UK Originator Collection Account to any Person.
(c)    Priority.

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(i)    Other than the transfer of the Receivables to Comdata Inc., such SPE and the Administrator under the Sub-Originator Sale Agreement, the U.S. Sale Agreement and this Agreement, respectively, and/or the security interest granted to Comdata Inc., such SPE and the Administrator pursuant to the Sub-Originator Sale Agreement, the U.S. Sale Agreement and this Agreement, respectively, none of such SPE, any Originator or any Sub-Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Collection Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated and except for Permitted Encumbrances. None of such SPE, any Originator or any Sub-Originator has authorized the filing of, or is aware of any financing statements against such SPE, such Originator or such Sub-Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Collection Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof (A) by such Originator to the U.S. SPE under the Sale Agreement, (B) by such Sub-Originator to Comdata Inc. under the Sub-Originator Sale Agreement or (C) by such Originator to the UK SPE under the UK Sale Agreement, (ii) relating to the security interest granted to the Administrator under this Agreement and the UK Security Agreement, or (iii) that has been released or terminated.
(ii)    Such SPE is not aware of any judgment, ERISA or tax lien filings against either any SPE, any Servicer, any Originator or any Sub-Originator, other than such judgment, ERISA or tax lien filing that (A) has not been outstanding for greater than 30 days from the earlier of such Person’s knowledge or notice thereof or which are being contested in good faith; provided that proper reserves have been established therefor in accordance with GAAP, (B) is less than the Threshold Amount (or, solely with respect to any SPE, $18,600) and (c) does not otherwise give rise to a Termination Event under clause (k) of Exhibit V hereto.
(iii)    The Collection Accounts (other than the UK Originator Collection Accounts) are not in the name of any Person other than any SPE or the Administrator. The UK Originator Collection Accounts are not in the name of any Person other than a UK Originator.
(d)    Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.
(e)    [Reserved].
4.    Reaffirmation of Representations and Warranties. On the date of each Purchase and/or Reinvestment hereunder, and on the date each Monthly Information Package, Weekly Information Package or other report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the SPEs and the Servicers, by accepting the proceeds of such Purchase or Reinvestment and/or the provision of such information or report, shall each be deemed to have certified that (i) all representations and warranties of such SPE and such Servicer, as applicable,

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described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are correct on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date), and (ii) no event has occurred or is continuing, or would result from any such Purchase, which constitutes a Termination Event or an Unmatured Termination Event.

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EXHIBIT IV
COVENANTS
1.    Covenants of the SPEs. At all times from the date hereof until the Final Payout Date:
(a)    Financial Reporting. Each SPE will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and each SPE (or a Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:
(i)    Annual Reporting. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of each SPE, annual unaudited financial statements of each SPE certified by a designated financial or other officer of each SPE.
(ii)    Monthly Information Packages; Weekly Information Packages. (A) As soon as available and in any event not later the 25th day of each calendar month (or, if such day is not a Business Day, on the following Business Day), a Monthly Information Package as of the most recently completed calendar month; and (B) on each Wednesday of each week (or, if such day is not a Business Day, on the following Business Day), a Weekly Information Package reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.
(iii)    Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.
(b)    Notices. The SPEs will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)    Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of each SPE setting forth details of any Termination Event or Unmatured Termination Event and the action which the SPEs propose to take with respect thereto.
(ii)     Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.
(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which may have a Material Adverse Effect.

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(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Encumbrance) upon the Pool Receivables or Collections with respect thereto, (B) any Person other than any SPE, any Servicer, any UK Originator listed on Schedule II as the owner of a UK Originator Collection Account (solely in the case of the UK Originator Collection Accounts), or the Administrator shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than any Servicer (or any Originator at the direction of the applicable Servicer) or the Administrator.
(v)    ERISA and Other Claims. Promptly after the filing or receiving thereof, copies of all reports and notices that any SPE or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that any SPE or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which any SPE or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any Reportable Event (as defined in ERISA) that could, in the aggregate, result in the imposition of liability on any SPE and/or any such Affiliate.
(c)    Conduct of Business. Each SPE will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
(d)    Compliance with Laws. Each SPE will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.
(e)    Furnishing of Information and Inspection of Receivables. Each SPE will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. Each SPE will, at each such SPE’s expense, during regular business hours with prior written notice (i) so long as no Termination Event has occurred, not more than once during each fiscal quarter, permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of such SPE for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or such SPE’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such SPE (provided that representatives of such SPE are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such SPE’s expense, upon reasonable prior written notice from the Administrator and the Purchaser Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its

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books and records with respect to the Pool Receivables; provided, that the SPEs shall only be responsible for the expenses incurred in connection with one (1) review for any calendar year pursuant to this clause (ii), so long as no Termination Event has occurred.
(f)    Payments on Receivables, Accounts. The U.S. SPE will, and will cause each U.S. Originator, each Sub-Originator and the U.S. Servicer to, at all times instruct all Obligors of U.S. Receivables to deliver (or cause such Obligor to authorize the U.S. Servicer or the applicable U.S. Originator or Sub-Originator to debit such Obligor’s account and remit on such Obligor’s behalf) payments on the Pool Receivables to a U.S. Collection Account. The UK SPE will, and will cause each UK Originator and the UK Servicer to, at all times instruct all Obligors of UK Receivables to deliver (or cause such Obligor to authorize the UK Servicer or the applicable UK Originator to debit such Obligor’s account and remit on such Obligor’s behalf) payments on the Pool Receivables to a UK Originator Collection Account. On and after the UK Collection Account Date, the UK SPE (or the UK Servicer (or the applicable UK Originator at the direction of the UK Servicer) on its behalf) will maintain or cause to be maintained standing instructions in full force and effect with each applicable Collection Account Bank to sweep all available funds in each UK Originator Collection Account to a UK Collection Account on each Business Day. The UK SPE (or the UK Servicer on its behalf) will, and will cause each UK Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the UK Servicer and the UK Originators. If any such payments or other Collections are received (including pursuant to the above proviso) by any SPE, an Originator, a Sub-Originator or any Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into an Eligible Collection Account owned by an SPE. Each SPE will cause each Collection Account Bank to comply with the terms of each applicable Collection Account Agreement. No SPE will permit funds other than (i) Collections on Pool Receivables and other Pool Assets, (ii) [reserved] and (iii) Excluded FEMA Collections to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the applicable Servicer will promptly identify such funds for segregation. No SPE will, and no SPE will permit any Servicer, any Originator, any Sub-Originator or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds (other than Excluded FEMA Collections). The SPEs shall only add, and shall only permit an Originator or Sub-Originator to add, a Collection Account (or any related Lock-Box), or Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Collection Account Agreement and an executed and acknowledged copy of a Collection Account Agreement in form and substance acceptable to the Administrator from any such new Collection Account Bank. The SPEs shall only terminate a Collection Account Bank or close a Collection Account (or the related Lock-Box), upon 30 days’ advance notice to the Administrator.
(g)    Sales, Liens, etc. Except as otherwise provided herein, no SPE will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Encumbrances) upon (including, without limitation, the

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filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or assign any right to receive income in respect thereof.
(h)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, no SPE will extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. The SPEs shall at their expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.
(i)    Change in Business. No SPE will (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and each Purchaser Agent. No SPE shall make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
(j)    Fundamental Changes. No SPE shall, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than Corpay or Allstar and thereby cause Corpay’s percentage, or Allstar’s percentage of ownership or control of any SPE to be reduced. The SPEs shall provide the Administrator and each Purchaser Agent with at least 30 days’ prior written notice before making any change in any SPE’s name or location or making any other change in any SPE’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Purchaser Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The SPEs will also maintain and implement (or cause the Servicers to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicers to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(k)    Change in Payment Instructions to Obligors. No SPE shall (nor cause or permit the Originators and Sub-Originators to) add to, replace or terminate any of the Collection

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Accounts (or any related Lock-Box) listed in Schedule II hereto or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), unless the Administrator and each Purchaser Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Collection Account Agreements with respect to any such new Collection Accounts (or any related Lock-Box).
(l)    Ownership Interest, Etc. The SPEs shall (and shall cause the Servicers to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected ownership or security interest in the Pool Assets free and clear of any Adverse Claim other than Permitted Encumbrances, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request.
(m)    Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchaser Agents, no SPE will amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of any SPE’s organizational documents which requires the consent of the “Independent Director” (as defined in such SPE’s operating agreement or equivalent organizational documents).
(n)    Restricted Payments. (i) Except pursuant to clauses (ii) and (iii) below, no SPE will: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(ii)    Subject to the limitations set forth in clause (iii) below, the SPEs may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the SPEs may make cash payments (including prepayments) on the Company Notes, the Parent Company Subordinated Loan and the Subordinated Loan Agreements, in each case in accordance with their respective terms, and (B) if no amounts are then outstanding under any Company Note, the Parent Company Subordinated Loan and/or the Subordinated Loan Agreement (as applicable), the SPEs may declare and pay dividends.
(iii)    The SPEs may make Restricted Payments only out of the funds, if any, it receives pursuant to Section 1.4 of this Agreement. Furthermore, the SPEs shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Tangible Net Worth of the SPEs would be less than the Required Capital Amount, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.
(o)    Other Business. No SPE will: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’

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acceptances) other than pursuant to this Agreement, the Company Notes or the Subordinated Loan Agreements, or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the SPEs shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the SPEs (such as expenses for stationery, audits, maintenance of legal status, etc.).
(p)    UK Collection Accounts and UK Originator Collection Accounts.
(i)    On or prior to the UK Collection Account Date, the UK SPE (or the UK Servicer on its behalf) shall cause a UK Collection Account to be established.
(ii)    On or prior to the UK Collection Account Date, the UK SPE shall cause each UK Collection Account and UK Originator Collection Account to be subject to a Collection Account Agreement.
(iii)    On or prior to the UK Collection Account Date, the SPEs shall cause each UK Originator to terminate any disbursement from, or ZBA arrangement with respect to, any UK Originator Collection Account, other than those permitted pursuant to Sections 1(f) and 2(f) of Exhibit IV.
(q)    Tangible Net Worth. No SPE will permit its Tangible Net Worth, at any time, to be less than the Required Capital Amount.
(r)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
(i)    The SPEs (as applicable) shall immediately notify the Administrator and each Purchaser in writing upon the occurrence of a Reportable Compliance Event. If at any time any Pool Assets become Embargoed Property, in addition to all other rights and remedies available to the Purchaser, upon request by the Administrator or any of the Purchasers, such SPE shall provide substitute Pool Assets acceptable to the Administrator and the Purchasers that is not Embargoed Property.
(ii)    The SPEs shall conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Anti-Corruption Laws.
(iii)    No SPE shall (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Purchases to (i) fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction, (ii) in any manner that could result in a violation by any Person of Anti-Corruption Law (including the Administrator and any Purchaser) or (iii) in violation of any applicable law, including, without limitation, any applicable Anti-Corruption Law; (c) repay the Capital or pay any

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other obligations with funds derived from any unlawful activity; (d) permit any Pool Asset to become Embargoed Property; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any applicable laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) knowingly cause any Purchaser Party to violate any sanctions administered by OFAC.
(s)    Accounting Systems. Without the express written consent of the Administrator, no SPE will change or otherwise modify (or permit or consent to any change or other modification of) the GEAC or, following any conversion to Microsoft D365, Microsoft D365 accounting system or the related accounting codes used in the definition of Comdata Receivable.
(t)    Credit Risk Retention. The SPEs shall cooperate with each Purchaser (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Purchaser or its Purchaser Agent) to the extent reasonably necessary to assure such Purchaser that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Purchaser to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.
(u)    LCR Security. No SPE shall issue any LCR Security.
(v)    Commingling. The SPEs will, and will cause each Originator to, at all times (i) [reserved] and (ii) ensure that for each calendar month, that no more than $2,500,000 of all funds deposited into the Collection Accounts during such calendar month constitute Excluded FEMA Collections; provided that if any Termination Event or Unmatured Termination Event shall have occurred and be continuing, upon the request of the Administrator, the SPEs shall use commercially reasonable efforts to reduce the aggregate amount of all funds deposited into the Collection Accounts during such calendar month that constitute Excluded FEMA Collections to zero.
(w)    Taxes. Each SPE will (i) timely file all material Tax returns required to be filed by it and (ii) pay, or cause to be paid, all material Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(x)    Tax Status. The U.S. SPE will not (i) become treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person for U.S. federal income tax purposes, (ii) become an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, and (iii) become subject to any Tax in any jurisdiction outside the United States. UK SPE will not be subject to any Tax in any jurisdiction outside of the United Kingdom, will maintain its tax residence solely in the United Kingdom and will not act through a branch, agency, business establishment or other permanent establishment or fixed establishment in any jurisdiction other than the United Kingdom. No payment in respect of any Receivables

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and the Related Security will become subject to withholding tax on remittance or payment to the SPEs.
2.    Covenants of the Servicers. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, or the date all other amounts owed by any SPE or any Servicer under this Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
(a)    Financial Reporting. Each Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and such Servicer shall furnish to the Administrator and each Purchaser Agent:
(i)    Annual Reporting. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of Holdings or the date such information is filed with the SEC, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Majority Purchaser Agents, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
(ii)    Quarterly Reporting. Promptly upon completion and upon the earlier of the date that is forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Holdings or the date such information is filed with the SEC, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
(iii)    Compliance Certificates. Together with the annual report required above, a compliance certificate in form and substance reasonably acceptable to the Administrator and each Purchaser Agent signed by its chief financial officer or treasurer solely in their capacities as officers of the Servicers stating that no Termination Event or Unmatured

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Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof.
(iv)    Monthly Information Packages; Weekly Information Packages. (A) As soon as available and in any event not later than the 25th day of each month (or, if such day is not a Business Day, on the following Business Day), a Monthly Information Package as of the most recently completed calendar month; and (B) on each Wednesday of each week (or, if such day is not a Business Day, on the following Business Day), a Weekly Information Package reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.
(v)    Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.
Documents and other materials required to be delivered pursuant to this Section 2(a) (to the extent any such documents or materials are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents or materials, or provides a link thereto on Holdings’ website on the Internet at the following website address: https://investor.corpay.com/financial-information/sec-filings (or such other website address as Holdings may specify to the Administrator in writing from time to time) or (ii) on which such documents or materials are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Purchaser Agent and the Administrator have access (whether a commercial, third-party website or whether sponsored by the Administrator); provided, that: (i) Holdings shall deliver paper copies of such documents and materials to the Administrator or any Purchaser Agent upon its request to Holdings to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrator or such Purchaser Agent and (ii) Holdings shall notify the Administrator and each Purchaser Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrator by electronic mail electronic versions (i.e., soft copies) of such documents or materials. The Administrator shall have no obligation to request the delivery of or to maintain paper copies of the documents or other materials referred to above, and in any event shall have no responsibility to monitor compliance by Holdings with any such request for delivery by a Purchaser Agent, and each Purchaser Agent shall be solely responsible for requesting delivery to it or maintaining its copies of such documents or materials.
(b)    Notices. Each Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)    Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of such Servicer setting forth details of any Termination Event or Unmatured Termination Event and the action which such Servicer proposes to take with respect thereto.

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(ii)    Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Pool Receivables.
(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect.
(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Encumbrance) upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the SPEs, the Servicers, any UK Originator listed on Schedule II as the owner of a UK Originator Collection Account (solely in the case of the UK Originator Collection Accounts), or the Administrator shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than any Servicer (or any Originator at the direction of the applicable Servicer) or the Administrator.
(c)    Conduct of Business. Each Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority would reasonably be expected to have a Material Adverse Effect.
(d)    Compliance with Laws. Each Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.
(e)    Furnishing of Information and Inspection of Receivables. Each Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. Each Servicer will, at such Servicer’s expense, during regular business hours with prior written notice (i) so long as no Termination Event has occurred, not more than once during each fiscal quarter, permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of such Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or such Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Servicer (provided that representatives of such Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Servicer’s expense, upon reasonable prior written notice from the Administrator, permit certified public accountants or other auditors acceptable to the Administrator and the Purchaser Agents to

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conduct, a review of its books and records with respect to the Pool Receivables; provided, that Servicer shall only be responsible for the expenses incurred in connection with one (1) review for any calendar year pursuant to this clause (ii), so long as no Termination Event has occurred.
(f)    Payments on Receivables, Accounts. The U.S. Servicer will, and will cause each U.S. Originator, each Sub-Originator and the U.S. SPE to, at all times instruct all Obligors of U.S. Receivables (or cause such Obligor to authorize the U.S. Servicer or the applicable U.S. Originator or Sub-Originator to debit such Obligor’s account and remit on such Obligor’s behalf) to deliver payments on the Pool Receivables to a U.S. Collection Account. The UK Servicer will, and will cause each UK Originator and the UK SPE to, at all times instruct all Obligors of UK Receivables to deliver (or cause such Obligor to authorize the UK Servicer or the applicable UK Originator to debit such Obligor’s account and remit on such Obligor’s behalf) payments on the Pool Receivables to a UK Originator Collection Account. On and after the UK Collection Account Date, the UK Servicer (or the applicable UK Originator at the direction of the UK Servicer) will maintain or cause to be maintained standing instructions in full force and effect with each applicable Collection Account Bank to sweep all available funds in each UK Originator Collection Account to a UK Collection Account on each Business Day. The UK Servicer will, and will cause each UK Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the UK Servicer and the UK Originators. If any such payments or other Collections are received by any Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into an Eligible Collection Account owned by an SPE. Each Servicer will cause each Collection Account Bank to comply with the terms of each applicable Collection Account Agreement. No Servicer will permit funds other than (i) Collections on Pool Receivables and other Pool Assets, (ii) [reserved] and (iii) Excluded FEMA Collections to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the applicable Servicer will promptly identify such funds for segregation. No Servicer will commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds (other than Excluded FEMA Collections). The Servicers shall only add a Collection Account (or any related Lock-Box) or Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Collection Account Agreement and an executed and acknowledged copy of a Collection Account Agreement in form and substance acceptable to the Administrator from any such new Collection Account Bank. The Servicers shall only terminate a Collection Account Bank or close a Collection Account (or the related Lock-Box), upon 30 days’ advance notice to the Administrator.
(g)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, no Servicer will extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. Each Servicer shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts

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related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(h)    Change in Business. No Servicer will (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and each Purchaser Agent. No Servicer shall make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
(i)    Records. Each Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(j)    Change in Payment Instructions to Obligors. No Servicer shall add to, replace or terminate any of the Collection Accounts (or any related Lock-Box) listed in Schedule II hereto or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), unless the Administrator and each Purchaser Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Collection Account Agreements with respect to any such new Collection Accounts (or any related Lock-Boxes).
(k)    Ownership Interest, Etc. Each Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim other than Permitted Encumbrances, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request.
(l)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
(i)    Each Servicer shall immediately notify the Administrator and each Purchaser in writing upon the occurrence of a Reportable Compliance Event. If at any time any Pool Asset becomes Embargoed Property, in addition to all other rights and remedies available to the Purchasers, upon request by the Administrator or any of the

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Purchasers, such Servicer shall provide substitute Pool Assets acceptable to the Administrator and the Purchasers that is not Embargoed Property.
(ii)    Each Servicer shall, and shall cause its Subsidiaries, the SPEs and the Originators to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Anti-Corruption Laws.
(iii)    No Servicer shall, nor shall any Servicer permit any of its Subsidiaries or the SPEs and the Originators to, (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Purchases to (i) fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction, (ii) in any manner that could result in a violation by any Person of Anti-Corruption Law (including the Administrator and any Purchaser) or (iii) in violation of any applicable law, including, without limitation, any applicable Anti-Corruption Law; (c) repay the Capital or pay any other obligations with funds derived from any unlawful activity; (d) permit any Pool Assets to become Embargoed Property; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any applicable laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) knowingly cause any Purchaser Party to violate any sanctions administered by OFAC.
(m)    [Reserved].
(n)    Accounting Systems. Without the express written consent of the Administrator, neither Corpay nor Allstar will not change or otherwise modify (or permit or consent to any change or other modification of) the GEAC or, following any conversion to Microsoft D365, Microsoft D365 accounting system or the related accounting codes used in the definition of Comdata Receivable.
(o)    Credit Risk Retention. The Servicers shall, and shall cause each Originator to, cooperate with each Purchaser (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Purchaser or its Purchaser Agent) to the extent reasonably necessary to assure such Purchaser that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Purchaser to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.
(p)    Commingling. The Servicers will, and will cause each Originator to, at all times (i) [reserved] and (ii) ensure that for each calendar month, that no more than $2,500,000 of all funds deposited into the Collection Accounts during such calendar month constitute Excluded FEMA Collections; provided that if any Termination Event or Unmatured Termination Event

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shall have occurred and be continuing, upon the request of the Administrator, the Servicers shall use commercially reasonable efforts to reduce the aggregate amount of all funds deposited into the Collection Accounts during such calendar month that constitute Excluded FEMA Collections to zero.
(q)    Taxes. Each Servicer will (i) timely file all material Tax returns required to be filed by it and (ii) pay, or cause to be paid, all material Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
(r)    Tax Status. The Servicers shall ensure that the U.S. SPE will not (i) become treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person for U.S. federal income tax purposes, (ii) become an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, or (iii) become subject to any Tax in any jurisdiction outside the United States. The Servicers shall ensure that the UK SPE is not subject to any Tax in any jurisdiction outside of the United Kingdom, that it maintains its tax residence solely in the United Kingdom and does not act through a branch, agency, business establishment or other permanent establishment or fixed establishment in any jurisdiction other than the United Kingdom.
The Servicers shall ensure that no payment in respect of any Receivables and the Related Security will become subject to withholding tax on remittance or payment to the SPEs.
(s)    Servicer to Maintain Perfection and Priority. In order to evidence the interests of the Administrator under this Agreement, the Servicers shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator or any Purchaser Agent) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections. The Servicers shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest. The Administrator’s approval of such filings shall authorize the Servicers to file such financing statements under the UCC without the signature of such SPE, any Originator, any Sub-Originator or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicers shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator and each Purchaser Agent.
3.    Separate Existence. Each SPE and each Servicer hereby acknowledges that the Purchasers, the Structuring Agent and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the

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SPEs’ identities as a legal entity separate from Holdings, Corpay, Allstar, the Originators, the Sub-Originators and their respective Affiliates. Therefore, from and after the date hereof, the SPEs and the Servicers shall take all steps specifically required by this Agreement or reasonably required by the Administrator or any Purchaser Agent to continue the SPEs’ identities as a separate legal entity and to make it apparent to third Persons that the SPEs are each an entity with assets and liabilities distinct from those of Holdings, Corpay, Allstar, any Originator, any Sub-Originator and any other Person, and is not a division of Holdings, Corpay, Allstar, any Originator, any Sub-Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the SPEs and the Servicers shall take such actions as shall be required in order that:
(a)    The SPEs will be a limited liability company whose primary activities are restricted in its operating agreement to: (i) purchasing or otherwise acquiring from the Originators or Sub-Originators, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;
(b)    No SPE shall engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of Holdings, Corpay, Allstar, any Originator, any Sub-Originator or any Affiliate thereof), other than as expressly permitted by the Transaction Documents;
(c)    (i) Not less than one member of each SPE’s Boards of Directors (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than the Independent Director), officer, employee, member, manager, attorney or partner of Holdings, Corpay, Allstar, any SPE or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with Holdings, Corpay, Allstar, SPE or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the unanimous consent of all independent director or independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. (ii) The operating agreements of each SPE shall provide that: (A) such SPE’s Board

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of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to such SPE unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring the consent of the Independent Director cannot be amended without the prior written consent of the Independent Director;
(d)    The Independent Director shall not at any time serve as a trustee in bankruptcy for any SPE, Holdings, Corpay, Allstar, any Originator, any Sub-Originator or any of their respective Affiliates;
(e)    Each SPE shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;
(f)     Any employee, consultant or agent of each SPE will be compensated from such SPE’s funds for services provided to such SPE, and to the extent that any SPE shares the same officers or other employees as Holdings, Corpay, Allstar or any Originator, any Sub-Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. No SPE will engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from such SPE’s funds;
(g)    The SPEs will contract with the Servicers to perform for such SPE all operations required on a daily basis to service the Receivables Pool. The SPEs will pay the Servicers the Servicing Fee pursuant hereto. No SPE will incur any material indirect or overhead expenses for items shared with Holdings, Corpay, Allstar, any Originator or any Sub-Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that any SPE (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Corpay and Allstar, each in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;
(h)    No SPE’s operating expenses will be paid by Corpay, Allstar, any Originator, any Sub-Originator or any Affiliate thereof;
(i)    Each SPE will have its own separate stationery;

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(j)    Each SPE’s books and records will be maintained separately from those of Corpay, Allstar, each Originator, each Sub-Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of such SPE;
(k)    All financial statements of Holdings, Corpay, Allstar, any Originator or any Sub-Originator or any Affiliate thereof that are consolidated to include any SPE will disclose that (i) such SPE’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to certain purchasers party to this Agreement, (ii) such SPE is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of such SPE’s assets prior to any assets or value in such SPE becoming available to such SPE’s equity holders and (iii) the assets of such SPE are not available to pay creditors of Corpay, Allstar, the Originators, the Sub-Originators or any other Affiliates of Corpay, Allstar, the Originators or the Sub-Originators;
(l)    Each SPE’s assets will be maintained in a manner that facilitates their identification and segregation from those of Holdings, Corpay, Allstar, the Originators, the Sub-Originators or any Affiliates thereof;
(m)    Each SPE will strictly observe corporate formalities in its dealings with Holdings, Corpay, Allstar, the Originators, the Sub-Originators or any Affiliates thereof, and funds or other assets of such SPE will not be commingled with those of Holdings, Corpay, Allstar, the Originators, the Sub-Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. No SPE shall maintain joint bank accounts or other depository accounts to which Holdings, Corpay, Allstar or any Affiliate thereof (other than Corpay or Allstar each in its capacity as Servicer) has independent access. No SPE is named, and no SPE has entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Holdings, Corpay, Allstar, the Originators, the Sub-Originators or any Subsidiaries or other Affiliates thereof. Each SPE will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers such SPE and such Affiliate;
(n)    Each SPE will maintain arm’s-length relationships with Holdings, Corpay, Allstar, the Originators, the Sub-Originators (and any Affiliates thereof). Any Person that renders or otherwise furnishes services to any SPE will be compensated by such SPE at market rates for such services it renders or otherwise furnishes to such SPE. Neither any SPE on the one hand, nor Corpay nor Allstar or any Originator, any Sub-Originator, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. Each SPE, Holdings, Corpay, Allstar, the Originators and the Sub-Originators will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

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(o)    Each SPE shall have a separate area from Holdings, Corpay, Allstar, each Originator and each Sub-Originator for its business (which may be located at the same address as such entities) and to the extent that any other such entity have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses; and
(p)    To the extent not already covered in paragraphs (a) through (o) above, the U.S. SPE shall comply and/or act in accordance with the provisions of Section 6.4 of the U.S. Sale Agreement and the UK SPE shall comply and/or act in accordance with the provisions of Section 6.4 of the UK Sale Agreement.
4.     VAT. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, or the date all other amounts owed by any SPE or any Servicer under this Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
(a)    Permitted membership. Notwithstanding anything to the contrary, the UK SPE may be (and remain) a member of the Existing Corpay VAT Group, provided that the UK SPE shall not be, and shall not become, the Representative Member.
(b)    Controls on membership and changes. The UK SPE shall not (and the Servicers shall not permit the UK SPE to): (A) join any VAT Group other than the Existing Corpay VAT Group; (B) cease to be a member of the Existing Corpay VAT Group; (C) change the Representative Member; or (D) permit any person, to become or cease to be a member of the Existing Corpay VAT Group, other than a Subsidiary of Corpay or other Person the addition or removal of which from the Existing Corpay VAT Group would not reasonably be expected to result in a Material Adverse Effect, in each case without the prior written consent of the Administrator and the Majority Purchaser Agents.
(c)    No prejudice. The Servicers shall ensure that participation by the UK SPE in the Existing Corpay VAT Group does not have a Material Adverse Effect.
(d)     VAT accounting and settlement. For each VAT accounting period of the Existing Corpay VAT Group, the Servicers shall ensure that (i) any VAT Equalisation Amounts payable by the UK SPE are paid in immediately available funds no later than five (5) Business Days prior to the due date for payment by the Representative Member to HMRC for such period, which amounts shall be paid solely from funds available to the UK SPE pursuant to Section 1.4 and which may be distributed to the extent conditions set forth in Section 1(n) of Exhibit IV are met and (ii) any VAT Equalisation Amounts receivable by the UK SPE are paid in immediately available funds to the UK SPE no later than five (5) Business Days after the earlier of (x) receipt by the Representative Member of the applicable VAT refund for such period and (y) the date such refund would have been receivable had the Existing Corpay VAT Group been in a net input VAT position. All such payments shall be made in cash to a UK Collection Account unless otherwise agreed by the Administrator.

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(e)    Information undertakings. The Servicers shall (A) promptly upon request deliver to the Administrator reasonable details of the current membership of the Existing Corpay VAT Group, any notices to or from HMRC material to the UK SPE and the UK SPE’s VAT returns (in each case, to the extent relating to the Existing Corpay VAT Group and to the extent lawfully disclosable), and (B) notify the Administrator promptly upon becoming aware of any material VAT assessment, enquiry or dispute relating to the Existing Corpay VAT Group that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or a liability for which the UK SPE could be jointly and severally liable.
(f)    Conduct of VAT matters. The Servicers shall ensure that (A) the Representative Member timely files all VAT returns and pays all VAT for which it is responsible in respect of the Existing Corpay VAT Group, in each case to the extent material to the UK SPE, except for amounts contested in good faith with adequate reserves; and (B) the VAT Grouping arrangements are operated in compliance with the VAT Grouping Legislation and applicable law.

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EXHIBIT V
TERMINATION EVENTS
Each of the following shall be a “Termination Event”:
(a)    (i) any SPE, Corpay, Allstar, any Originator, any Sub-Originator or any Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for 30 days after the earlier of any such Person’s knowledge or notice thereof or (ii) any SPE or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for 3 Business Days;
(b)    Corpay or Allstar, (or any Affiliate thereof) shall fail to transfer to any successor Servicer, when required, any rights pursuant to this Agreement that Corpay or Allstar (or such Affiliate) then has as Servicer;
(c)    any representation or warranty made or deemed made by any SPE, any Servicer, any Originator, any Sub-Originator (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by any SPE, any Servicer, any Originator or any Sub-Originator pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;
(d)    any SPE or any Servicer shall fail to deliver (i) any Monthly Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for five Business Days after the earlier of such Person’s knowledge or notice thereof or (ii) any Weekly Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for two Business Days after the earlier of such Person’s knowledge or notice thereof;
(e)    this Agreement or any Purchase or Reinvestment pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable first priority perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;
(f)    any SPE, Corpay, Allstar, any Servicer, any Originator or any Sub-Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any SPE, Corpay, Allstar, any Servicer, any Originator or any Sub-Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization
Exhibit V - 1
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or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any SPE, Corpay, Allstar, any Servicer, any Originator or any Sub-Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;
(g)    (i) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 2.00%, (B) the Delinquency Ratio shall exceed 5.00%, or (C) the Dilution Ratio shall exceed 2.00%, or (ii) Days’ Sales Outstanding exceeds 25 days;
(h)    a Change in Control shall occur;
(i)    the Purchased Interest shall exceed 99.90% or the Capital Coverage Percentage shall exceed 100.00%, in either case, for two (2) Business Days;
(j)    (i) any SPE, Corpay, Allstar or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding under the Credit Facility or that is outstanding in a principal amount in excess of the Threshold Amount (or, solely with respect to any SPE, $18,600) in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (provided that if such failure is waived under the related agreement then any Termination Event resulting from such failure shall be deemed waived hereunder so long as the Administrator shall not have previously declared the Facility Termination Date to have occurred as a result of such Termination Event); (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement (including, without limitation, the Credit Agreement), mortgage, indenture or instrument (provided that if such event or condition is waived under the related agreement then any Termination Event resulting from such failure shall be deemed waived hereunder so long as the Administrator shall not have previously declared the Facility Termination Date to have occurred as a result of such Termination Event), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt or to terminate the commitments of the lenders under such agreement, mortgage, indenture or instrument, or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;
(k)    either the Internal Revenue Service, HM Revenue & Customs or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims in an amount in excess of the Threshold Amount (or, solely with respect to any SPE,
Exhibit V - 2
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$18,600) pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of any SPE, any Originator, any Sub-Originator, Corpay, Allstar or any ERISA Affiliate;
(l)    Holdings, Corpay or Allstar shall fail to perform any of its obligations under the Performance Guaranty;
(m)    HM Revenue & Customs shall have issued a VAT J&S Assessment to the UK SPE and, within ten (10) Business Days thereafter, such VAT J&S Assessment has not been (A) paid or satisfied in full, (B) withdrawn or rescinded or (C) secured or indemnified against on terms reasonably satisfactory to the Administrator (acting at the direction of the Majority Purchaser Agents), and, in the case of clause (C), no enforcement action by HM Revenue & Customs shall then be continuing; provided that no Termination Event shall occur under this clause if the underlying liability is being contested in good faith by appropriate proceedings, adequate reserves have been established in accordance with GAAP and no failure to pay or contest would reasonably be expected to result in a Material Adverse Effect.; or
(n)    the Consolidated Leverage Ratio as of the end of any fiscal quarter of Holdings shall be greater than the Consolidated Leverage Ratio then required under the Credit Agreement as in effect on the Thirteenth Amendment Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified (i) if PNC Bank, National Association or any Affiliate thereof is a party to the Credit Agreement as a “Lender”, so long as the Servicers shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery or (ii) if neither PNC Bank, National Association nor any Affiliate thereof is a party to the Credit Agreement as a “Lender” and any such amendment, restatement, refinancing, replacement, supplement or other modification resulted in a change to such term or any constituent defined term thereof, so long as the Administrator shall have provided written consent to such change.

Exhibit V - 3
1752829385.28

SCHEDULE I
CREDIT AND COLLECTION POLICY

[To be inserted]

1752829385.28	Schedule I-1

SCHEDULE II
COLLECTION ACCOUNT BANKS AND LOCK-BOX
U.S. Collection Accounts

Collection Account Banks	Collection Accounts	P.O. Boxes	Owner of Accounts
PNC Bank, National Association	A/C # 10-1927-7629 A/C # 10-1979-9136 A/C #10-2886-0648 A/C #10-6992-6068 A/C #10-9219-5187 A/C #10-8720-1909 A/C #10-8720-1917
P.O. Box 536722
Atlanta, GA 30353-6722

P.O. Box 740285
Atlanta, GA 30374-0285

P.O. Box 740286
Atlanta, GA 30374-0286

P.O. Box 105080
Atlanta, GA 30348-5080

P.O. Box 534722
Atlanta, GA 30353-4722

Lock-Box 746276
Atlanta, GA 30374-0276

P.O. Box 70997
Charlotte, NC 28272-0997
U.S. SPE
Regions Bank	A/C # 0136391506 A/C # 0018411568	N/A	U.S. SPE

1752829385.28	Schedule II-1

Bank of America, N.A.	A/C # 32503-55791	P.O. Box 100647 Atlanta, GA 30384-0647 P.O. Box 845738 Dallas, TX 75284-5738	U.S. SPE
Toronto Dominion Bank	A/C # 7301862	N/A	U.S. SPE
Royal Bank of Canada	A/C # 4014874	N/A	U.S. SPE
Bank of Montreal	A/C # 0002-1483-902	N/A	U.S. SPE

UK Collection Accounts1

Collection Account Banks	Collection Accounts	P.O. Boxes	Owner of Accounts
		N/A	UK SPE

UK Originator Collection Accounts

Collection Account Banks	Collection Accounts	P.O. Boxes	Owner of Accounts
Santander UK Plc	10804281	N/A	Allstar Business Solutions Limited
Santander UK Plc	10829978	N/A	CH Jones Limited
Santander UK Plc	10831173	N/A	The Fuelcard Company UK Ltd

1 Such accounts to be opened on or prior to the UK Collection Account Date.

1752829385.28	Schedule II-2

SCHEDULE III
TRADE NAMES

None.

1752829385.28	Schedule III-1

SCHEDULE IV
ACTIONS AND PROCEEDINGS
None.

1752829385.28	Schedule IV-1

SCHEDULE V
PURCHASER GROUPS AND COMMITMENTS

Purchaser Group of PNC Bank, National Association
Party	Capacity	Commitment
PNC Bank, National Association	Committed Purchaser	$640,000,000.00
PNC Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Wells Fargo Bank, National Association
Party	Capacity	Commitment
Wells Fargo Bank, National Association	Committed Purchaser	$385,000,000.00
Wells Fargo Bank, National Association	Purchaser Agent	N/A

Purchaser Group of MUFG Bank, Ltd.
Party	Capacity	Commitment
Gotham Funding Corporation	Conduit Purchaser	N/A
Victory Receivables Corporation	Conduit Purchaser	N/A
MUFG Bank, Ltd.	Committed Purchaser	$255,000,000.00
MUFG Bank, Ltd.	Purchaser Agent	N/A

Purchaser Group of Mizuho Bank, Ltd.
Party	Capacity	Commitment
Mizuho Bank, Ltd.	Committed Purchaser	$255,000,000.00
Mizuho Bank, Ltd.	Purchaser Agent	N/A

Purchaser Group of The Toronto-Dominion Bank
Party	Capacity	Commitment
GTA Funding LLC	Conduit Purchaser	N/A
Cabot Trail Funding LLC	Conduit Purchaser	N/A
Reliant Trust	Conduit Purchaser	N/A
The Toronto-Dominion Bank	Committed Purchaser	$255,000,000.00
The Toronto-Dominion Bank	Purchaser Agent	N/A

Purchaser Group of The Bank of Nova Scotia
Party	Capacity	Commitment
Liberty Street Funding LLC	Conduit Purchaser	N/A

1752829385.28	Schedule V-1

The Bank of Nova Scotia	Committed Purchaser	$255,000,000.00
The Bank of Nova Scotia	Purchaser Agent	N/A

Purchaser Group of Fifth Third Bank, National Association
Party	Capacity	Commitment
Fifth Third Bank, National Association	Committed Purchaser	$255,000,000.00
Fifth Third Bank, National Association	Purchaser Agent	N/A

1752829385.28	Schedule V-2

SCHEDULE VI
ADDRESSES

FleetCor Funding LLC 3280 Peachtree Road, Suite 2400 Atlanta, GA 30305 Attention: Treasurer Email: jennifer.alvarado@corpay.com
Corpay Funding (UK) Limited Canberra House, Lydiard Fields, Great Western Way Swindon SN5 8UB Attention: Chief Financial Officer Email: dawn.cameron@corpay.com

Corpay Technologies Operating Company, LLC 109 Northpark Blvd, Suite 500 Covington, LA 70433 Attention: Jennifer Alvarado Email: jennifer.alvarado@corpay.com
Allstar Business Solutions Limited Canberra House, Lydiard Fields, Great Western Way Swindon SN5 8UB Attention: Chief Financial Officer Email: dawn.cameron@corpay.com

Purchaser Group of PNC Bank, National Association
Party	Capacity	Address
PNC Bank, National Association	Committed Purchaser, Purchaser Agent and Administrator	The Tower at PNC Plaza 300 Fifth Avenue, 11th Floor Pittsburgh, PA 15222 Attention: Asset Backed Finance Fax: 412.768.2266 Email: ABFAdmin@pnc.com tony.Stahley@pnc.com

1752829385.28	Schedule VI-1

Purchaser Group of Wells Fargo Bank, National Association
Party	Capacity	Address
Wells Fargo Bank, National Association	Committed Purchaser and Purchaser Agent	1100 Abernathy Road Suite 1400 Atlanta, GA 30328 Attention: Ryan Tozier Fax: 855-818-1936 Email: WFCC-Collateral@wellsfargo.com ; ryan.tozier@wellsfargo.com ; bria.brown@wellsfargo.com

Purchaser Group of Fifth Third Bank, National Association
Party	Capacity	Address
Fifth Third Bank, National Association	Committed Purchaser and Purchaser Agent
Address:
Fifth Third Bank, National Association
38 Fountain Square Plaza
MD 1090TC
Cincinnati, OH 45202

Attn:
Asset Backed Finance

Fax:
513-358-5590

Email:
Andrew.Jones@53.com
Joseph.Sandy@53.com
Shep.Griswold@53.com
Joy.Rutan@53.com
Daniel.Balawender@53.com
Nicole.Williams2@53.com
53.Securitization.Bancorp@53.com

Purchaser Group of MUFG Bank, Ltd.
Party	Capacity	Address

1752829385.28	Schedule VI-2

Gotham Funding Corporation	Conduit Purchaser
Gotham Funding Corporation
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attn: Kevin Corrigan
Tel: (212) 295-2757
Fax: (212) 302-8767
Email: securitization_reporting@us.mufg.jp

Victory Receivables Corporation	Conduit Purchaser	Victory Receivables Corporation c/o Global Securitization Services, LLC 68 South Service Road, Suite 120 Melville, NY 11747 Attention: David V. DeAngelis Fax: 212.302.8767 Email: ddeangelis@gssnyc.com
MUFG Bank, Ltd.	Committed Purchaser and Purchaser Agent
1251 Avenue of the Americas
12th Floor
New York, NY 10020
Attention: Securitization Group
Fax: 212.782.6448
Email: securitization_reporting@us.mufg.jp
ewilliams@us.mufg.jp
nmounier@us.mufg.jp
rcarmel@us.mufg.jp

Purchaser Group of Mizuho Bank, Ltd.
Party	Capacity	Address
Mizuho Bank, Ltd.	Committed Purchaser and Purchaser Agent	1271 Avenue of the Americas New York, NY 10020 Attention: Raffi Dawson Telephone: 212-282-3526 Facsimile: 212-282-4417 Email: Raffi.Dawson@mizuhogroup.com

1752829385.28	Schedule VI-3

Purchaser Group of Toronto-Dominion Bank
Party	Capacity	Address
GTA Funding LLC	Conduit Purchaser
C/O The Toronto-Dominion Bank, as Administrative Agent
Attn: ASG Asset Securitization, asgoperations@tdsecurities.com
77 King Street West
TD North Tower, 25th Floor
Toronto, ON, M5K 1A2

With a copy to:
TD Securities (USA) LLC, as Sub-Administrator
Attn: Luna K. Mills
1 Vanderbilt Avenue, 11th Floor
New York, NY 10017

Cabot Trail Funding LLC	Conduit Purchaser
C/O The Toronto-Dominion Bank, as Administrative Agent
Attn: ASG Asset Securitization, asgoperations@tdsecurities.com
77 King Street West
TD North Tower, 25th Floor
Toronto, ON, M5K 1A2

With a copy to:
TD Securities (USA) LLC, as Sub-Administrator
Attn: Luna K. Mills
1 Vanderbilt Avenue, 11th Floor
New York, NY 10017

1752829385.28	Schedule VI-4

Reliant Trust	Conduit Purchaser
C/O The Toronto-Dominion Bank, as Administrative Agent
Attn: ASG Asset Securitization, asgoperations@tdsecurities.com
77 King Street West
TD North Tower, 25th Floor
Toronto, ON, M5K 1A2

With a copy to:
TD Securities (USA) LLC, as Sub-Administrator
Attn: Luna K. Mills
1 Vanderbilt Avenue, 11th Floor
New York, NY 10017

The Toronto-Dominion Bank	Committed Purchaser and Purchaser Agent
The Toronto-Dominion Bank
130 Adelaide Street West
12th Floor
Toronto, ON, M5H 3P5
Attention: ASG Asset Securitization
Email: asgoperations@tdsecurities.com

With a copy to:

Email: Nicolas.Mounier@tdsecurities.com
ConduitFundingUS@tdsecurities.com

Purchaser Group of The Bank of Nova Scotia
Party	Capacity	Address

1752829385.28	Schedule VI-5

Liberty Street Funding LLC	Conduit Purchaser
Liberty Street Funding LLC
c/o Global Securitization Services, LLC
114 West 47Th Street, Suite 2310, New York, NY 10036-1508
Attn: Kevin Corrigan, Senior Vice President
Tel: 1-212-295-2757
Fax: 1-212-302-8767

With a copy to :

Email: gig.morris@scotiabank.com

The Bank of Nova Scotia	Committed Purchaser and Purchaser Agent
The Bank of Nova Scotia
40 Temperance St, 4th floor,
Toronto, Ontario, Canada M5H 0B4

Attention: Elie Silver
Tel : 1-416-866-5682
Email: elie.silver@scotiabank.com

With a copy to :

Attention: Gig Morris
250 Vesey Street, 24th Floor,
New York, New York
United States of America, 10281
Tel : 1-212-225-5184
Email: gig.morris@scotiabank.com

1752829385.28	Schedule VI-6

SCHEDULE VII
LIST OF EXCLUDED OBLIGORS

Excluded Obligor	Excluded Obligor Date
Any Obligor in respect of Receivables originated by TA Connections DE, LLC or TA Connections IL, LLC other than those identified in such Originator’s accounting system by a customer number consisting solely of 2 alphanumeric characters (and sometimes followed by a dash and a currency), or any successor designation as may be in effect from time to time to the extent approved in writing by the Administrator (such approval not to be unreasonably withheld or delayed)	Thirteenth Amendment Date

1752829385.28

SCHEDULE VIII
Existing Corpay VAT Group Members
As at the date of this Agreement, the Existing Corpay VAT Group comprises:
1. CH Jones Limited
2. Allstar Business Solutions Limited
3. EPYX Limited
4. The Fuelcard Company UK Limited
5. Abbey Euro Diesel Limited
6. Ace Fuelcards Limited
7. FleetCor Europe Limited
8. FleetCor Fuel Cards (Europe) LTD.
9. FleetCor UK Acquisition Limited

1752829385.28

ANNEX A
FORM OF MONTHLY INFORMATION PACKAGE
[--to be inserted--]

1752829385.28	Annex A-1

ANNEX B-1
[FORM OF] PURCHASE NOTICE
Dated as of ________ __, 20__
PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Tony.Stahley@pnc.com
[Each Purchaser Agent2]
Ladies and Gentlemen:
Reference is hereby made to the Sixth Amended and Restated Receivables Purchase Agreement, dated as of November 3, 2025 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“U.S. SPE”), Corpay Funding (UK) Limited (“UK SPE” and together with the U.S. SPE, the “SPEs”), Corpay Technologies Operating Company, LLC (“U.S. Servicer”), Allstar Business Solutions Limited (“UK Servicer” and together with the U.S. Servicer, the “Servicers”), the various Purchasers and Purchaser Agents from time to time party thereto, PNC Bank, National Association, as Administrator (in such capacity, the “Administrator”) and PNC Capital Markets LLC as Structuring Agent. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. The U.S. SPE hereby requests that the Purchasers make a Purchase under the Receivables Purchase Agreement in the aggregate amount of [$]____________3 on _________ ___, 20__. After giving effect to this Purchase and the resulting increase in the Aggregate Capital, (i) the Purchased Interest will be _____%, (ii) the Capital Coverage Percentage will be _____%, (iii) the Aggregate Capital will be $___________, and (iv) the aggregate Swingline Capital will be $___________. Such Purchase shall be funded by the various Purchaser Groups ratably in accordance with their respective Ratable Shares as follows:

Purchaser Group	Ratable Share of Aggregate Purchase
PNC	$____________
Wells	$____________
2     Insert names and addresses of each Purchaser Agent
3     Such amount shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

1752829385.28

Fifth Third	$____________
MUFG	$____________
TD Bank	$____________
Scotia	$____________
Mizuho	$____________

The U.S. SPE hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:
(i)    the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or Unmatured Termination Event;
(iii)    after giving effect to such Purchase, the Aggregate Capital will not exceed the Purchase Limit, the Purchased Interest will not exceed 99.90%, and the Capital Coverage Percentage will not exceed 100.00%; and
(iv)    the Facility Termination Date has not occurred.

1752829385.28

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.
FLEETCOR FUNDING LLC

By:_____________________________
Name:
Title:

1752829385.28

ANNEX B-2
[FORM OF] SWINGLINE PURCHASE NOTICE

Dated ______________, 20__
PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Tony Stahley
Ladies and Gentlemen:
Reference is hereby made to the Sixth Amended and Restated Receivables Purchase Agreement, dated as of November 3, 2025 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“U.S. SPE”), Corpay Funding (UK) Limited (“UK SPE” and together with the U.S. SPE, the “SPEs”), Corpay Technologies Operating Company, LLC (“U.S. Servicer”), Allstar Business Solutions Limited (“UK Servicer” and together with the U.S. Servicer, the “Servicers”), the various Purchasers and Purchaser Agents from time to time party thereto, PNC Bank, National Association, as Administrator (in such capacity, the “Administrator”) and PNC Capital Markets LLC as Structuring Agent. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Swingline Purchase Notice pursuant to Section 1.2(c) of the Receivables Purchase Agreement. The U.S. SPE hereby requests that the Swingline Purchaser make a Swingline Purchase under the Receivables Purchase Agreement in the aggregate amount of $____________4 on _________ ___, 20__. After giving effect to this Swingline Purchase and the resulting increase in the Aggregate Capital, (i) the Purchased Interest will be _____%, (ii) the Capital Coverage Percentage will be _____%, (ii) the Aggregate Capital will be $___________ and (iii) the aggregate Swingline Capital will be $___________.
The U.S. SPE hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:
(i)    the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations
4     Such amount shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

1752829385.28

and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or Unmatured Termination Event;
(iii)    after giving effect to the Swingline Purchase requested hereby, (A) the Aggregate Capital will not exceed the Purchase Limit, (B) the Purchased Interest will not exceed 99.90%, (C) the Capital Coverage Percentage will not exceed 100.00%, (D) the aggregate Swingline Capital will not exceed the Swingline Sub-Limit and (E) the Aggregate Capital will not exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser; and
(iv)    the Facility Termination Date has not occurred.

1752829385.28

IN WITNESS WHEREOF, the undersigned has caused this Swingline Purchase Notice to be executed by its duly authorized officer as of the date first above written.
FLEETCOR FUNDING LLC

By:_____________________________
Name:
Title:

1752829385.28

ANNEX C
FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of [______ __, ____], is among FleetCor Funding LLC (the “U.S. SPE”), Corpay Funding (UK) Limited (the “UK SPE”), [________], as a conduit purchaser (the “[_____] Conduit Purchaser”), [________], as a Committed Purchaser (the “[______] Committed Purchaser” and together with the Conduit Purchaser, the “[_____] Purchasers”), and [________], as purchaser agent for the [_____] Purchasers (the “[______] Purchaser Agent” and together with the [_____] Purchasers, the “[_______] Purchaser Group”).
BACKGROUND
The SPEs, the Servicers, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator, are parties to a certain Sixth Amended and Restated Receivables Purchase Agreement, dated as of November 3, 2025 (as amended through the date hereof and as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1.    This letter constitutes an Assumption Agreement pursuant to Section 1.2(f) of the Receivables Purchase Agreement. Each SPE desires [the [_____] Purchasers] [the [______] Committed Purchaser] to [become a Purchaser Group] [increase its existing Commitment] under the Receivables Purchase Agreement, and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [[________] Purchasers] [[__________] Committed Purchaser] agree[s] to [become Purchasers within a Purchaser Group thereunder] [increase its Commitment to the amount set forth as its “Commitment” under the signature of such [______] Committed Purchaser hereto].
Each SPE hereby represents and warrants to the [________] Purchasers and the [_________] Purchaser Agent as of the date hereof, as follows:
(i)the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

1752829385.28

(ii)    no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or Unmatured Termination Event; and
(iii)    the Facility Termination Date has not occurred.
    SECTION 2.    Upon execution and delivery of this Agreement by each SPE and each member of the [______] Group, satisfaction of the other conditions with respect to the addition of a Group specified in Section 1.2(f) of the Receivables Purchase Agreement (including the written consent of the Administrator and the Purchaser Agents) and receipt by the Administrator of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [_____] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement and the “Commitment” with respect to the Committed Purchasers in such Purchaser Group as shall be as set forth under the signature of each such Committed Purchaser hereto] [the [______] Committed Purchaser shall increase its Commitment to the amount set forth as the “Commitment” under the signature of the [______] Committed Purchaser hereto].
SECTION 3.    By executing this Agreement, each of the parties hereto hereby covenants and agrees with each other party to the Agreement that: (i) until the date that is one year plus one day after the Notes or other outstanding senior indebtedness of any Conduit Purchaser have been paid in full, it will not institute or cause or participate in the institution of any Insolvency Proceeding against such Conduit Purchaser, and (ii) until the date that is two years plus one day after the Final Payout Date, it will not institute or cause or participate in the institution of any Insolvency Proceeding against the SPEs. This covenant shall survive any termination of the Receivables Purchase Agreement.
SECTION 4.    THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). This Agreement may not be amended or supplemented except pursuant to a writing signed be each of the parties hereto and may not be waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.
(Signature Pages Follow)

1752829385.28

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.
FleetCor Funding LLC, as U.S. SPE

By:
Name:
Title:

Corpay Funding (UK) Limited, as UK SPE

By:
Name:
Title:

[___________], as a Conduit Purchaser

By:
Name:
Title:
[Address]

[___________], as a Committed Purchaser

By:
Name:
Title:
[Address]
[Commitment]

[_____________], as Purchaser Agent for [_________]

By:
Name:
Title:
[Address]

1752829385.28

1752829385.28

Consented to by:
PNC Bank, National Association, as Administrator and as a Purchaser Agent,

By:
Name:
Title:

[______________]5, as a Purchaser Agent,

By:
Name:
Title:
5 Add each Purchaser Agent as a signatory.

1752829385.28

ANNEX D
FORM OF TRANSFER SUPPLEMENT
Dated as of ___________, 20__
Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Discounts (if any) allocable to Capital assigned:	$[_____]
Discount (if any) allocable to Assignor’s remaining Capital:	$[_____]

Section 2.
Effective Date of this Assignment and Acceptance Agreement: [__________] [__], 20[__]
Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 6.3(c) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Committed Purchaser under that certain Sixth Amended and Restated Receivables Purchase Agreement, dated as of November 3, 2025 among FleetCor Funding LLC, as U.S. SPE, Corpay Funding (UK) Limited as UK SPE, Corpay Technologies Operating Company, LLC, as U.S. Servicer, Allstar Business Solutions Limited as UK Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, PNC Bank, National Association, as Administrator (as amended, supplemented or otherwise modified from time to time, the “Agreement”) and PNC Capital Markets LLC as Structuring Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
By executing this Assignment and Acceptance Agreement, the assignee hereby covenants and agrees with each other party to the Agreement that: (i) until the date that is one year plus one day after the Notes or other outstanding senior indebtedness of any Conduit Purchaser have been paid in full, it will not institute or cause or participate in the institution of any Insolvency Proceeding against such Conduit Purchaser, and (ii) until the date that is two years plus one day after the Final Payout Date, it will not institute or cause or participate in the institution of any

1752829385.28

Insolvency Proceeding against the SPEs. This covenant shall survive any termination of the Agreement.

1752829385.28

ASSIGNOR:     [_________]
By:
Name:
Title
ASSIGNEE:                         [_________]

By:
Name:
Title:

[Address]

Accepted as of date first above
written:
PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:
Name:
Title:

FleetCor Funding LLC,
as U.S. SPE

By:
Name:
Title:

Corpay Funding (UK) Limited,
as UK SPE

By:
Name:
Title:

1752829385.28

1752829385.28

ANNEX E
FORM OF WEEKLY INFORMATION PACKAGE
[--to be inserted--]

1752829385.28

ANNEX F
[FORM OF] PAYDOWN NOTICE

Dated as of __________ __, 20__
Corpay Technologies Operating Company, LLC
3280 Peachtree Road, Suite 2400
Atlanta, GA 30305
Attention: Jennifer Alvarado

PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Tony Stahley
[Each Purchaser Agent6]
Ladies and Gentlemen:
Reference is hereby made to the Sixth Amended and Restated Receivables Purchase Agreement, dated as of November 3, 2025 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as U.S. SPE, Corpay Funding (UK) Limited as UK SPE, Corpay Technologies Operating Company, LLC, as U.S. Servicer, Allstar Business Solutions Limited as UK Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, PNC Bank, National Association, as Administrator and PNC Capital Markets LLC as Structuring Agent. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Paydown Notice pursuant to Section 1.4(c)(i) of the Receivables Purchase Agreement. The U.S. SPE will reduce the Aggregate Capital on ____________ ___, 20___7 by $___________. After giving effect to such reduction, the Aggregate Capital will be $___________, the Purchased Interest will be ____% and the Capital Coverage Percentage will be ___%. Such reduction to the Aggregate Capital shall be allocated to the various Purchaser Groups ratably in accordance with their respective Ratable Shares as follows:

Purchaser Group	Ratable Share of Aggregate Purchase
PNC	$____________
Wells	$____________
6    Insert names and addresses of each Purchaser Agent
7    Notice must be given within the time periods specified in Section 1.4(c)(i) of the Receivables Purchase Agreement.

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Fifth Third	$____________
MUFG	$____________
TD Bank	$____________
Scotia	$____________
Mizuho	$____________

IN WITNESS WHEREOF, the undersigned has caused this letter to be executed by its duly authorized officer as of the date first above written.
FLEETCOR FUNDING LLC

By:_______________________________
Name:
Title:

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ANNEX G
FORM OF NO PROCEEDINGS LETTER AGREEMENT
Dated as of [__________] [__], 20[__]

PNC Bank, National Association
[______________]
[______________]
Attn: [______________]
FleetCor Funding LLC
[______________]
[______________]
Attn: [______________]
Corpay Funding (UK) Limited
[______________]
[______________]
Attn: [______________]
Corpay, Inc.
[______________]
[______________]
Attn: [______________]
Corpay Technologies Operating Company, LLC
[______________]
[______________]
Attn: [______________]
Allstar Business Solutions Limited
[______________]
[______________]
Attn: [______________]
Re:    No Proceedings Letter Agreement
Ladies and Gentlemen:
Reference is made to (a) the Sixth Amended and Restated Receivables Purchase Agreement, dated as of November 3, 2025 (as amended, supplemented or modified from time to time, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as U.S. SPE (the “U.S. SPE”), Corpay Funding (UK) Limited (“UK SPE” and together with the U.S. SPE, the “SPEs”) Corpay Technologies Operating Company, LLC, as initial Servicer (the “U.S. Servicer”), Allstar Business Solutions Limited as UK servicer (the “UK Servicer” and together

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with the U.S. Servicer, the “Servicers”), the various Purchasers and Purchaser’s agents from time to time party thereto (“Purchasers”), PNC Bank, National Association, as administrator (the “Administrator”) and PNC Capital Markets LLC as Structuring Agent, the transactions contemplated by which constitute a [____________]8 permitted under Section [____]9 of the Credit Agreement described below and (b) the Credit Agreement, dated as of [_________] [__], (as amended, supplemented or modified from time to time, the “Credit Agreement”), among Corpay Technologies Operating Company, LLC, as a borrower and a guarantor, Corpay, Inc., as parent and a guarantor, certain of their affiliates as guarantors and borrowers, the various lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Creditor Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Receivables Purchase Agreement as in effect on the date of execution thereof.
In consideration for the Purchasers’ and the Administrator’s consent to the pledge of the limited liability company interests of the SPEs to the Creditor Agent under the Credit Agreement and any security agreement or other transaction documents related thereto, Creditor Agent hereby agrees, solely in its capacity as pledgee of the limited liability company interests of the SPEs, that it shall not (i) institute or join any other person or entity in instituting against any SPE, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law or (ii) otherwise challenge the existence of any SPE, on the one hand, as an entity separate and distinct from each of the Originators and their respective affiliates, on the other hand, in either case, for two years and a day after the Final Payout Date. The agreements contained in this paragraph shall survive termination of the Receivables Purchase Agreement or any documents related thereto.
The agreements in the immediately preceding paragraph shall become effective when this letter shall have been executed and delivered by each of the parties hereto and thereafter shall be binding upon and inure to the benefit of the Creditor Agent, the other secured parties under the Credit Agreement, the Purchasers, the Administrator, each Indemnified Party and Affected Person and each of their respective successors and assigns.
This letter shall be governed by, and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.
(continued on the following page)

8 Insert term from Credit Agreement for a permitted receivables financing.
9 Insert appropriate section permitting receivables financing.

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Please indicate your agreement with the foregoing by signing (where indicated below).
Very truly yours,
BANK OF AMERICA, N.A.,
as Administrative Agent under the Credit Agreement

     By:
     Name:
Title:
Address: Bank of America, N.A.
[_____________]
[_____________]
[_____________]
Attn: [_____________]

1752829385.28

ACCEPTED AND AGREED TO:
PNC BANK, NATIONAL ASSOCIATION,
as Administrator under the Receivables Purchase Agreement
By:
Name
Title:

1752829385.28

FLEETCOR FUNDING LLC
By:
Name
Title:

CORPAY FUNDING (UK) LIMITED
By:
Name
Title:

CORPAY, INC.
By:
Name
Title:
CORPAY TECHNOLOGIES OPERATING COMPANY, LLC
By:
Name
Title:

ALLSTAR BUSINESS SOLUTIONS LIMITED

By:
Name
Title:

1752829385.28

ANNEX H

Form of Excluded Obligor Request
____________________, 20_____
PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Tony Stahley

[Each other Purchaser Agent]
Ladies and Gentlemen:
Reference is hereby made to the Sixth Amended and Restated Receivables Purchase Agreement, dated as of November 3, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as U.S. SPE (the “U.S. SPE”), Corpay Funding (UK) Limited (“UK SPE” and together with the U.S. SPE, the “SPEs”) Corpay Technologies Operating Company, LLC, as initial Servicer (the “U.S. Servicer”), Allstar Business Solutions Limited as UK servicer (the “UK Servicer” and together with the U.S. Servicer, the “Servicers”), the various Purchasers and Purchaser’s agents from time to time party thereto (“Purchasers”), and PNC Bank, National Association, as administrator (the “Administrator”), and PNC Capital Markets LLC, as Structuring Agent. Capitalized terms used in this Excluded Obligor Request (this “Request”) and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This Request constitutes an Excluded Obligor Request pursuant to Section 4.7 of the Receivables Purchase Agreement. The Servicers, on behalf of the SPE, desires to designate ________________________ as an Excluded Obligor effective as of ________, 20__ (the “Excluded Obligor Date”).
Attached hereto as Exhibit A is a copy of the UCC-3 financing statement amendment that the Servicers propose to be filed by [the Administrator][such Servicer] on or promptly following the Excluded Obligor Date in connection with this Request.
Each SPE and each Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as of the date hereof, and as of the Excluded Obligor Date, as follows:
(i)     the representations and warranties of each SPE and each Servicer contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as of the date of such Request as though made on and as of such date unless such

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representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)    no event has occurred and is continuing, or would result from the proposed designation of such Obligor as an Excluded Obligor, that constitutes a Termination Event or Unmatured Termination Event;
(iii)    after giving effect to such proposed designation of such Obligor as an Excluded Obligor, the Aggregate Capital will not exceed the Purchase Limit, the Purchased Interest will not exceed 99.90%, and the Capital Coverage Percentage will not exceed 100.00%; and
(iv)    the Facility Termination Date has not occurred.
[Signature Pages Follow]

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ANNEX I

Closing Memorandum

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